As filed with the Securities and Exchange Commission on February 9, 2000
                                                     Registration No.

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ENTRADE INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


       Pennsylvania                      7379                   52-215-3008
  -------------------------     ------------------------     -------------------
(State or other jurisdiction       (Primary Standard            (I.R.S. Employer
    of incorporation or        Industrial Classification     Identification No.)
      organization)                Code Number)


                               500 Central Avenue
                              Northfield, IL 60093
                                 (847) 441-6650
                 -----------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                        Mark F. Santacrose, President and
                             Chief Executive Officer
                                  Entrade Inc.
                               500 Central Avenue
                              Northfield, IL 60093
                                 (847) 441-6650
                      ------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                 ---------------


                                   Copies to:

                           Jeffrey C. Everett, Esquire
                          Duane, Morris & Heckscher LLP
                       227 West Monroe Street, Suite 3400
                                Chicago, IL 60606


                                 ---------------

             Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _______________________.

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _______________________.

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________________.

             If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_| _______________________.


                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                              Proposed         Proposed
Title of each class         Amount             maximum          maximum           Amount
of securities                to be         offering price      aggregate            of
to be registered          registered          per unit      offering price   registration fee
---------------------------------------------------------------------------------------------
Common Stock,          5,629,584 shares     $38.28125 (1)    $215,508,920       $56,894.35
no par value
==============================================================================================

(a) Pursuant to paragraph (c) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $38.28125 per share, the average of the high and low sales prices of the common stock of the Company on the New York Stock Exchange, Inc. on February 7, 2000.

             The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              Subject to Completion
                  Preliminary Prospectus Dated February 9, 2000

                                   Prospectus

                        5,629,584 Shares of Common Stock

                                  ENTRADE INC.

         Investing  in the  common  stock  involves  certain  risks.  See  "Risk
Factors."

         This prospectus relates to the public offering of up to 5,629,584 shares of our common stock held by the selling shareholders, including shares to be acquired upon exercise of warrants. The issuance of shares upon exercise of the warrants is not covered by this prospectus, but rather only the resale of the shares. We cannot assure you that any of the warrants will be exercised. Therefore, we cannot assure you that we will receive any proceeds from the exercise of the warrants.

         Our common stock is listed on the New York Stock Exchange under the symbol "ETA." On February 8, 2000, the closing price for our common stock was $42.9375 per share.

         We will not receive any of the proceeds from the sale of the shares. The prices at which a selling shareholder may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling shareholders may pay commissions or other compensation to broker-dealers in connection with sales.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is February 9, 2000.

                                TABLE OF CONTENTS
                                                                       Page

PROSPECTUS SUMMARY........................................................1

RISK FACTORS..............................................................3

SUMMARY FINANCIAL DATA...................................................16

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE..........................18

MARKET FOR OUR COMMON EQUITY AND
         RELATED SHAREHOLDER MATTERS.....................................19

DIVIDEND POLICY..........................................................20

CAPITALIZATION...........................................................20

SELECTED HISTORICAL CONDENSED FINANCIAL
         INFORMATION AND COMPARATIVE PER SHARE DATA......................21

NATIONWIDE SELECTED HISTORICAL
         CONDENSED FINANCIAL INFORMATION.................................23

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................27

BUSINESS ................................................................41

MANAGEMENT...............................................................54

EXECUTIVE COMPENSATION...................................................60

RELATED PARTY TRANSACTIONS...............................................68

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
         PRINCIPAL SHAREHOLDERS AND MANAGEMENT...........................73

SELLING SHAREHOLDERS.....................................................76

PLAN OF DISTRIBUTION.....................................................82

DESCRIPTION OF ENTRADE CAPITAL STOCK.....................................83

LEGAL MATTERS............................................................90

EXPERTS  ................................................................90

WHERE YOU CAN FIND MORE INFORMATION......................................90

INDEX TO FINANCIAL STATEMENTS...........................................F-1


















































ORBIT System(R) is a registered trademark of entrade.com Inc. and Nationwide Auction Systems(R) and a related design are registered service marks of Asset Liquidation Group, Inc., each of which is a wholly owned subsidiary of Entrade. MARS System(TM) is a trademark of entrade.com Inc.

                               PROSPECTUS SUMMARY

Entrade Inc.

         We own all of the outstanding shares of entrade.com, our Nationwide Auction Systems entities and Artra Group. We also currently own an approximately 14.65% equity interest in asseTrade.com, computed on a fully diluted basis, or 17.47% of the outstanding voting common stock, a 61% equity interest in printeralliance.com and a 15% equity interest in Pricecontainer.com.

         We operate as an Internet business-to-business electronic commerce, or "e- commerce," service provider. entrade.com combines its internal transaction technologies with business-to-business commercial applications to provide clients with marketing, procurement, inventory and supply-chain management functions for use in a multiple-site or industry community on-line environment. Clients use entrade.com's software and services for the management, purchase and sale of the clients' products and services including inventory, equipment and other assets.

         We have also created and are managing industry-specific websites for marketing, sales and procurement of products and services. We refer to this kind of website as a "vertical portal," which is a website dedicated to a specific industry for use by companies in that particular industry to buy and sell products and services. Under this business model, entrade.com generates commissions based upon these transactions and license fees for its software. entrade.com is directing its initial marketing efforts to utilities through utiliparts.com and to the heavy equipment industry through asseTrade.com.

         Artra became a wholly owned subsidiary of ours pursuant to a merger in September 1999, at which time the shareholders of Artra became the holders of approximately 83% of our outstanding shares of common stock. In recent years through November 20, 1998, Artra had operated as a manufacturer of packaging products principally serving the food industry. Artra currently has no active business operations.

         In October 1999, we acquired two entities that operate as Nationwide Auction Systems. Nationwide, which has operated for over 20 years, is one of the nation's largest volume public auction firms in the disposition of municipality, law enforcement, corporate and utility company surplus property. In addition to vehicles and equipment, Nationwide conducts real property and jewelry auctions. Nationwide conducts the auctions at its facilities or at off-site locations. Nationwide has six auction facilities located in California, Missouri, Delaware, New Mexico and Georgia.

         The address of our headquarters is 500 Central Avenue, Northfield, Illinois 60093, and our telephone number is (847) 441-6650.

The Offering

         Securities offered              Up to 5,629,584 shares of common stock.

         Price per share                 Prevailing market prices for the common
                                         stock. See "Plan of Distribution" and
                                         "Selling Shareholders."

                                  RISK FACTORS

         You should carefully consider the following risk factors and the other information in this Prospectus before deciding to invest. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Entrade

         We anticipate we will incur continued losses for the foreseeable future.

         We expect to incur significant losses for the foreseeable future. To date, we have not been profitable. We expect to incur significant costs associated with building the infrastructure necessary for our business, including substantial expense to recruit and hire personnel. Our revenue may not be sufficient to fund the expenses. We may never be profitable or, if we become profitable, we may be unable to sustain profitability.

         The anticipated losses may result from our plan to increase our operating expenses to:

         o    increase our sales and marketing operations;

         o    broaden our customer support and software capabilities;

         o    pursue strategic marketing and distribution alliances; and

         o attract qualified managers for the administrative and commercial functions of new acquisitions.

         Some of our expenses are or will be fixed, including non-cancelable agreements, equipment leases and real estate leases. Other expenses will increase as we hire more executives. If our revenues do not increase, we may not be able to compensate by reducing expenses in a timely manner. Expenses may also increase due to the potential impact of goodwill and other charges from any future acquisitions.

         We may have difficulty obtaining future funding sources, if needed, and we might have to accept terms that would adversely affect shareholders.

         Expenses are expected to exceed revenue in 2000, and we plan to raise funds from additional financings. Any financings may result in dilution to our existing shareholders.

         We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our shareholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Also, lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. We may not be able to locate additional funding sources at all.

         If we cannot raise funds on acceptable terms, if and when needed, we may not be able to develop or enhance our services to customers, take advantage of future opportunities for strategic alliances within a particular industry, grow our business or respond to competitive pressures or unanticipated requirements, which could seriously harm our business.

         Fluctuations in our quarterly results may adversely affect our stock price.

         Our quarterly operating results will likely vary significantly in the future. Our operating results will likely fall below the expectations of securities analysts or investors in some future quarter or quarters. Our failure to meet these expectations would likely adversely affect the market price of our common stock.

         Our quarterly operating results may vary depending on a number of factors, including:

         o demand of buyers and sellers to use our websites to list and purchase equipment, inventory and parts;

         o    actions   taken  by  our   competitors,   including   new  product
              introductions, fee schedules, pricing policies and enhancements;

         o    size and timing of sales of our services;

         o    our ability to control costs;

         o budget cycles of buyers and sellers of equipment, inventory and parts and changes in these budget cycles; and

         o    general economic factors.

         For example, our quarterly revenues are subject to fluctuation because the potential for the listing and selling of large expensive equipment, such as multiple sales of steam generators, could be significantly greater in some time periods than others. As a result, our quarterly operating results may fluctuate significantly.



         We may not be able to protect our proprietary rights, and we may infringe on the proprietary rights of others.

         Trademarks and service marks risks.

         Proprietary rights are important to our success and our competitive position. We have applied for federal registration of "utiliparts.com" and "entrade.com" as service marks for use in connection with our electronic commerce services and are preparing an application for registration of entrade.com with a new logo for use in connection with those services.

         Although we seek to protect our proprietary rights, our actions may be inadequate to protect any trademarks and other proprietary rights or to prevent others from claiming violations of their trademarks and other proprietary rights. We may not be able to protect our domain names for our on-line industry-specific websites as trademarks because those names may be too generic or perceived as describing a product or service or its attributes rather than serving a trademark function.

         If we are unable to protect our proprietary rights in trademarks, service marks and other indications of origin, competitors will be able to use names and marks that are identical to ours or sufficiently similar to ours to cause confusion among potential customers between us and our services and our competitors and their services. This confusion may result in the diversion of business to our competitors or the loss of potential or existing customers. Also, to the extent these competitors have problems with the quality of their services, this confusion may injure our reputation for quality.

         Litigation against infringers of our service marks, trademarks and similar rights may be expensive. Because of the difficulty in proving damages in trademark litigation, it may be very difficult to recover damages.

         Except for a search for the name Entrade Inc. and a limited search as to the availability of the new entrade.com logo, we have not conducted searches to determine whether our service marks, trademarks and similar items may infringe on the rights of third parties. Despite having searched a mark, there may be a successful assertion of claims of trademark or service mark infringement. If a third party successfully asserts claims of trademark, service mark or other infringement, the third party or a court or other administrative body may require us to change our service marks, trademarks, company names, the design of our sites and materials and our Internet domain names (web addresses), as well as to pay damages for any infringement. A change in service marks, trademarks, company names, the design of our sites and materials and Internet domain names may cause difficulties for our customers in locating us or not connecting our new names and marks with our prior names and marks, resulting in loss of business.

         Copyright and patent risks; software license risks.

         While we seek to protect our software, text, designs and other works of authorship by copyright, it is not possible to detect all possible infringements. Also, copyright protection does not extend to functional features of software and will not be effective to prevent third parties from duplicating our software's capabilities through engineering research and development.

         We have not conducted searches to determine if our software infringes on any patents of third parties. If our software is found to infringe on the copyrights or patents of a third party, the third party or a court or other administrative body could require us to pay royalties for past use and for continued use, or to modify or replace the software to avoid infringement. We cannot assure you that we will be able to modify or replace the software.

         Any of these claims, with or without merit, could subject us to costly litigation and the diversion of our technical and management personnel.

         Difficulty of protecting proprietary rights in other countries.

         In addition, copyrights and trademarks may receive limited or no protection in some countries, and the global nature of the Internet makes it impossible to control the ultimate destination of our work.

         Acquisitions and new strategic alliances may disrupt or otherwise have a negative impact on our business.

         We plan to make investments in complementary companies, technologies and assets. Future acquisitions are subject to the following risks:

         o acquisitions may cause a disruption in our ongoing business, distract our relatively new management team and make it difficult to maintain our standards, controls and procedures;

         o we may acquire companies or make strategic alliances in markets in which we have little experience;

         o we may not be able to successfully integrate the services, products and personnel of any acquisition or new alliance into our operations;

         o we may be required to incur debt or issue equity securities to pay for acquisitions, which may be dilutive to existing shareholders; and

         o our acquisitions may not result in any return on our investment and we may lose our entire investment.

         Our success is dependent on retaining our current key personnel and attracting additional key personnel, particularly in the areas of sales, technical services and customer support.

         We believe that our success will depend on continued employment of our senior management team and key technical personnel for the development of our on-line services and our ability to attract large businesses to use our on-line websites for the effective management, purchase and sale of equipment, inventory and assets. Their experience in e- commerce asset management, sales and procurement is important to the establishment of our on-line websites in various industries.

         We do not maintain key-man life insurance on our key personnel. The loss of the services of one or more of our management personnel could seriously harm our business.

         Our success also depends on having a highly trained sales force, telesales group and technical and customer support personnel. We will need to continue to hire additional personnel as our business grows. We have perceived a shortage in the number of trained sales, technical and customer support personnel in the on-line service industry. This shortage could limit our ability to increase sales and to sell services. Competition for personnel, particularly for employees with technical expertise, is intense. New hires also frequently require extensive training before they achieve desired levels of productivity. If we cannot hire and retain suitable personnel, we may not be able to expand and develop new business communities effectively or support those that are developed, resulting in loss of customers and revenues.

         The interests of our significant shareholders may conflict with our interests and the interests of our other shareholders.

         Directors, officers and holders of more than 5% of the outstanding shares of Entrade common stock collectively own 40.57% of the outstanding common stock. As a result of their stock ownership, one or more of these shareholders may be in a position to affect significantly our corporate actions, including, for example, mergers or takeover attempts, in a manner that could conflict with the interests of our public shareholders.

         Anti-takeover provisions and our right to issue preferred stock could make a third party acquisition of us difficult.

         Entrade is a Pennsylvania corporation. Anti-takeover provisions of Pennsylvania law could make it more difficult for a third party to acquire control of us, even if a change in control would be beneficial to shareholders. For a discussion of these anti-takeover provisions, see "Description of Our Capital Stock -- Anti-Takeover Provisions."

         Our articles of incorporation provide that our board of directors may issue preferred stock without shareholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. Our board of directors may issue preferred stock with voting or conversion rights that may have the effect of delaying, deferring or preventing a change of control of us and would adversely affect the market price of the Entrade common stock and voting and other rights of holders of Entrade common stock.

         Our common stock price is likely to be highly volatile.

         The market price of our common stock is likely to be highly volatile, as the stock market in general, and the market for Internet-related and technology companies in particular, has been highly volatile. Our shareholders may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to this volatility. The trading prices of many technology and Internet-related companies' stocks have reached historical highs within the past 24 months and have reflected relative valuations substantially above historical levels. During the same period, these companies' stocks have also been highly volatile and have recorded lows well below those historical highs. We cannot assure you that our stock will trade at the same levels of other Internet stocks or that Internet stocks in general will sustain their current market prices.

         Factors that could cause this volatility may include, among other things:

         o    actual or anticipated variations in quarterly operating results;

         o    announcements of technological innovations;

         o    new sales formats or new products or services;

         o    changes in financial estimates by securities analysts;

         o conditions or trends in the utilities and large manufacturing industries;

         o    conditions or trends in the Internet industry;

         o    changes in the market valuations of other Internet companies;

         o    announcements   by   us  or   our   competitors   of   significant
              acquisitions, strategic partnerships or joint ventures;

         o    changes in capital commitments;

         o    additions or departures of key personnel; and

         o    sales of our common stock.

         Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

         Shares eligible for future sales by our current shareholders may adversely affect our stock price.

         If our existing shareholders sell in the public market substantial amounts of Entrade common stock, including shares issued on the exercise of outstanding options and warrants, then the market price of our common stock could fall. See "Selling Shareholders" for a list of certain shareholders that may sell our common stock.

         WorldWide Web NetworX Corporation, which holds 1,800,000 shares of common stock, is subject to a lockup under the merger agreement for sales or transfers of its Entrade shares until the first anniversary after the closing of the merger, subject to exceptions for pledges or the distribution of up to 25% of the Entrade shares to WorldWide's shareholders. Subject to the lockup provision applicable to WorldWide, WorldWide shareholders that receive the distribution may utilize Rule 144 to sell shares. Holders of approximately 1,570,000 shares of common stock that were issued in the Nationwide acquisition are prohibited from selling more than 500,000 shares until May 31, 2000, subject to adjustment in certain circumstances.


Risk Factor Relating to Artra

         Artra's potential product liability and environmental liabilities may result in future costs to Artra that are difficult to estimate.

         Since 1983, Artra has responded to significant product liability claims relating to the use of asbestos in the manufacture of products by various companies, including a former Artra subsidiary. Reports from local counsel indicate, as of December 31, 1999, pending claims asserted by approximately 45,000 plaintiffs (excluding loss of consortium claims), and it is probable that there are a significant number of additional claims that remain unasserted. Artra has no reasonable basis on which to quantify the potential cost to it of the pending claims and any unasserted claims.

         Artra's primary insurance carriers paid approximately $13,000,000 in disposition of the product liability claims from 1983 through September 1998, when Artra's primary insurance carriers asserted that Artra's primary insurance coverage for the claims had been exhausted. Since September 1998, certain of Artra's excess insurance carriers, under a reservation of the right to deny coverage liability at a subsequent date, have, under a temporary agreement which expired on January 31, 2000, assumed the defense of the claims and paid defense, settlement and indemnity costs relating to the claims of approximately $17,500,000 through December 31, 1999. Although Artra is engaged in negotiations with its excess insurance carriers regarding their payment of these defense, settlement and indemnity costs, we can provide no assurance that Artra will be able to conclude an agreement with the excess carriers.

        Because of the expiration of the temporary agreement and the uncertain conclusion of Artra's negotiations with the excess insurance carriers, Artra may have to advance some or all of these costs, which could have a material adverse effect on Artra's financial condition, and seek reimbursement of these costs from the excess insurance carriers through litigation or otherwise. If Artra were unable to conclude a permanent agreement with its excess insurance carriers, a court could also determine that Artra is responsible for a portion of the defense and indemnity costs associated with the product liability claims. Such a finding would also have a material adverse effect on Artra's financial condition.

         Artra's financial condition could also be materially adversely affected to the extent that its existing insurance coverage and any to which it might become entitled in the future is not sufficient to respond to the product liability claims. Although Artra believes that its remaining insurance coverage as of December 31, 1999 relating to the claims is not less than $185,000,000, we can provide no assurance that the coverage will be adequate to cover Artra's responsibility for the claims. In the event Artra were unable to satisfy the claims through a combination of insurance coverage and its own assets, it is possible that Artra could be forced to seek protection under the federal bankruptcy laws. In such event, Entrade could lose its entire investment in Artra. It is also possible that the plaintiffs asserting the claims against Artra could attempt to pursue legal action against Entrade. Entrade believes that no valid legal basis exists for the imposition of Artra's liability for the claims against Entrade, and Entrade would vigorously defend against any attempt to impose such liability.

         Former operations of Artra and its subsidiaries have been subject to requirements imposed under federal, state and local environmental and health and safety laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act and comparable state laws.

         Liability under CERCLA is, in most instances, strict, joint and several, meaning that Artra could be liable for all response costs incurred. As a result of these environmental matters, Artra and its subsidiaries have, from time to time, been and currently are involved in administrative and judicial proceedings and inquires. Artra has provided accruals for these claims. Various uncertainties, however, with respect to these and other sites and facilities make it difficult to assess the likelihood and scope of further investigation or remediation activities or to estimate the future costs of these activities if undertaken. See "Business -- Legal Proceedings."

Risks Relating to Our E-Commerce Business

         One of our significant subsidiaries, entrade.com, has limited operating history upon which you may evaluate its operations.

         We formed Entrade in February 1999 at which time it acquired the intellectual property of entrade.com and 25% of the voting common stock of asseTrade.com. These entities had virtually no operating history prior to that time. Accordingly, we have limited operating history upon which you may evaluate us. Because our entrade.com management team as a unit is relatively new, it has a limited track record upon which you can make an evaluation. In addition, our revenue model is evolving and we have only a limited number of customers to date. Our lack of operating history, new management unit and evolving revenue model make it difficult to evaluate our future prospects and evaluate our business strategy.

         This means that you will have only limited information upon which to base an investment decision. Because of our lack of operating history, we also believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

         We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. Many of these risks are described in more detail in this "Risk Factors" section. We may not successfully address any of these risks. If we do not successfully address these risks, our business would be seriously harmed.

         Our e-commerce businesses will rely initially on revenues from utilities, printers, paper supply companies, shippers and large industrial companies, and if we do not generate revenues from these markets, or the revenues are lower than we anticipate, we might not have the resources to form new strategic alliances.

         Our e-commerce business will rely on revenues generated from technology license fees, commission fees and maintenance and service fees. Our principal initial targeted markets are the utility industry and large industrial manufacturing companies. If we do not generate revenues from these two markets or they are lower than we anticipate, we may not be able to successfully create other industry-specific websites or other e-commerce businesses that will generate additional license and commission fees.

         Our inability to generate and increase revenues in these initial markets may depend on factors stated in other risk factors and other issues, including:

         o    buyers might not accept purchasing "new" third party equipment and
              parts  without  associated   original   equipment   warranties  or
              aftermarket services programs; and

         o    export/import  regulations  and  fees  could  hamper  or halt  the
              international   shipment  and  transfer  of  electric   generation
              equipment, particularly nuclear generation equipment.

         Our e-commerce business may not develop additional revenue sources.

         We plan to generate revenues through relationships with strategic partners for the sale of assets and services to particular industries. To generate significant revenues from Internet business-to-business e-commerce, we will have to continue to build these business relationships through our contacts and the expertise of our current or future personnel. We may not be able to form new strategic alliances due to a lack of sufficient financial resources or expertise in a newly targeted industry. If we are not able to build these relationships with strategic partners, we will have difficulty developing additional businesses to generate revenues.

         Marketing and distribution alliances may not generate the expected number of new customers or may be terminated.

         We intend to use marketing, distribution and strategic trade-group alliances with other Internet companies to create traffic on our on-line business communities and, consequently, to generate revenues. These marketing and distribution alliances will allow us to link our on-line websites to Internet search engines and other websites. The success of these relationships depends on the amount of increased traffic we receive from the alliance partners' websites.

         We may have difficulty entering into marketing and distribution alliances. Also, these arrangements may not generate the number of new customers we expect. We also cannot assure you that we will be able to enter into these marketing and distribution alliances or renew any marketing and distribution alliance agreements that we are able to establish. If we are unable to establish these alliances or if any of these agreements is terminated, the traffic on our on-line websites might not grow and could decrease.

         We may not be able to compete effectively with other providers of e-commerce services.

         We believe that the strongest potential competition does not come from traditional service groups but rather the evolution of the Internet and the types of business-to-business service providers that such evolution will create. As applications for business-to-business e- commerce begin to proliferate and mature, entrade.com will continue to compete with other technology companies and traditional service providers that seek to integrate on-line business technologies with their traditional service mix.

         Competition for Internet products and services and electronic business commerce is intense. We expect that competition will continue to intensify.
Barriers to entry are minimal, and competitors can launch new websites at a relatively low cost. We expect that additional companies will establish competing on-line business communities on a stand-alone basis.

         E-commerce applications are in the early stages of development. Currently, the principal focus of e-commerce business-to-business groups is to provide information and generate revenues from advertisement. As e-commerce evolves, however, we expect that other entrepreneurs and large, well-known leaders in specific industries will create other niche business-to-business services that may compete with our services.

         These large industry leaders, particularly major original equipment manufacturers of utility and industrial equipment, would have better name recognition in the markets that we may target. We also expect competition from large consulting firms and software solution providers, which have begun developing e-commerce applications for their existing clients. The larger financial resources of these competitors may enable them to market to potential buyers and sellers of equipment, inventory, parts and other assets and launch more widespread marketing campaigns that would make it more difficult for us to compete.

         Our success depends on our ability to use an effective Internet marketing strategy that depends on Internet governance and regulation, which are uncertain.

         The future success of our business is dependent on our ability to use an effective Internet marketing strategy. Because the original role of the Internet was to link the government's computers with academic institutions' computers, the Internet was historically administered by organizations that were involved in sponsoring research. Private parties have assumed larger roles in the enhancement and maintenance of the Internet infrastructure. Therefore, it is unclear what organization, if any, will govern the administration of the Internet in the future, including the authorization of domain names.

         The lack of an appropriate organization to govern the administration of the Internet infrastructure and the legal uncertainties that may follow pose risks to the commercial Internet industry and our specific website business. In addition, the effective operation of the Internet and our business is also dependent on the continued mutual cooperation among several organizations that have widely divergent interests, including the government, Internet service providers and developers of system software and software language. These organizations may find that achieving a consensus may become difficult, impossible, time-consuming and costly.

         Although we are not subject to direct regulation in the United States other than federal and state business regulations generally, changes in the regulatory environment could result in the Federal Communications Commission or other United States regulatory agencies directly regulating our business. Additionally, as Internet use becomes more widespread internationally, there is an increased likelihood of international regulation. For example, import/export regulations and related costs may limit the growth of our utiliparts.com business.

         We cannot predict whether or to what extent any new regulation affecting e-commerce will occur. New regulation could increase our costs. For example, we do not collect sales or other similar taxes with respect to the equipment, inventory and other products sold through our on-line communities. One or more states may seek to impose sales tax collection obligations on out-of-state companies like ours that engage in or facilitate e-commerce. State and local governments have made proposals that would impose additional taxes on the sale of goods and services over the Internet. A successful assertion by one or more states or any foreign country that we should collect sales and other taxes on the exchange of equipment, inventory and other goods on our system could increase costs that we could have difficulty recovering from users of our websites.

         Governmental agencies and their designees regulate the acquisition and maintenance of web addresses generally. For example, in the United States, the National Science Foundation had appointed Network Solutions, Inc. as the exclusive registrar for the ".com," ".net" and ".org" generic top-level addresses. Although Network Solutions no longer has exclusivity, it remains the dominant registrar. The regulation of web addresses in the United States and in foreign countries is subject to change. As a result, we may not be able to acquire or maintain relevant web addresses in all countries where we conduct business that are consistent with our brand names and marketing strategy. Furthermore, the relationship between regulations governing website addresses and laws protecting trademarks is unclear.

         We may face increased access costs from browser providers and Internet distribution channels.

         Leading website, browser providers and other Internet distribution channels may begin to charge us to provide access to our products and services. If any of these expenses are not accompanied by increased revenues, our losses may increase.

         Concerns   regarding   security  of   transactions   and   transmitting
         confidential information over the Internet may negatively impact our e-commerce business.

         We believe that concern regarding the security of confidential information transmitted over the Internet, including, for example, business and supply requirements, credit card numbers and other forms of payment methods, prevents many potential customers from engaging in online transactions. If we do not add sufficient security features to future product releases, our services may not gain market acceptance or we may face additional legal exposure.

         Despite the measures we have taken in the areas of encryption and password or other authentication software devices, our infrastructure is potentially vulnerable to physical or electronic break-ins, computer viruses, hackers or similar problems caused by employees, customers or other Internet users. If a person circumvents our security measures, that person could misappropriate proprietary information or cause interruptions in our operations. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability. These risks may require us to make significant investments and efforts to protect against or remedy security breaches, which would increase the costs of maintaining our websites.

         We may have interruptions in service.

         Our computers and telecommunications equipment are maintained by a third party server hosting company. Any system interruptions may cause our on-line websites to be unavailable to web browsers and may reduce their attractiveness to our customers and potential customers.

         Also, we could experience delays in switching to a new service provider. Any delays in response time or performance problems would cause users of our system to perceive our service as not functioning properly and cause them to use other methods to sell or procure equipment, excess inventory and other assets.

         We may be subject to legal liability for publishing or distributing content over the Internet.

         We may be subject to legal claims relating to the content in our industry-specific on-line websites, or the downloading and distribution of content. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. The representations as to the origin and ownership of licensed content that we generally obtain may not adequately protect us.

         In addition, we draw some of the content provided in our on-line business communities from data compiled by other parties, including governmental and commercial sources, and we re- key the data. This data may have errors. If our content is improperly used or if we supply incorrect information, it could result in unexpected liability. Our insurance may not cover claims of this type, or may not provide sufficient coverage. Costs from these claims that are not covered by our insurance or exceed our coverage would damage our business and limit our financial resources.

         We  depend  on  the  continuous   introduction  of  enhanced   software
         capabilities and expansion of our software services, which we may not be able to project accurately.

         As traffic in our on-line businesses increases, we must expand and upgrade our technology, transaction processing systems and network hardware and software. We may not be able to project accurately the rate of increase in our on-line businesses. In addition, we may not be able to expand and upgrade our systems and network hardware and software capabilities to accommodate increased use of our on-line businesses. If we do not appropriately upgrade our systems, network hardware and software on an ongoing basis, we may have difficulty retaining our customers and competing effectively.

         The life cycles of the software used to support our e-commerce services are difficult to predict because the market for our e-commerce websites for sales and procurement of equipment, inventory and assets is new and emerging and is characterized by changing customer needs and industry standards. The introduction of on-line products employing new technologies and industry standards could render our existing system obsolete and unmarketable. If a new software language becomes the industry standard, we may need to rewrite the software to remain competitive. We may not be able to respond in a cost-effective way and lose business as a result.


                             SUMMARY FINANCIAL DATA

         On September 23, 1999, pursuant to the terms of a merger agreement, Artra became a wholly owned subsidiary of Entrade, with Artra being deemed to be the acquiring corporation for financial reporting purposes. Accordingly, Artra's historical financial information is presented in the table below.

         This table presents a consolidated summary of historical financial data of Entrade for the nine-month periods ended September 30, 1999 and 1998 and of Artra for each of the last five fiscal years, and certain pro forma financial information.

         The consolidated pro forma statement of operations data for the nine months ended September 30, 1999 and the year ended December 31, 1998 is presented as if the acquisitions of Nationwide and entrade.com had been completed as of January 1, 1998. Entrade had no operations and no revenues related to the assets it acquired in February 1999 to develop its entry into the Internet business-to-business e-commerce and on-line auction business. These assets consisted of assets acquired by its entrade.com subsidiary and an equity interest in asseTrade.com. asseTrade.com had no operations and no revenues when Entrade acquired the then 25% voting interest in February 1999. Accordingly, no pro forma results of operations are presented for the Internet business-to-business e-commerce and on-line auction business for the year ended December 31, 1998, as in the opinion of management this information would not be meaningful. The pro forma consolidated balance sheet data is presented as if the acquisition of Nationwide had been completed as of September 30, 1999. The operations of the Bagcraft subsidiary, which was sold effective November 20, 1998, are included in discontinued operations. The information for fiscal years 1995 and 1994 presents the operations of Arcar Graphics, Inc. in discontinued operations. The sale of Arcar Graphics, Inc., which was acquired effective April 9, 1994, was completed on October 26, 1995. The information for fiscal years 1995 and 1994 presents the operations of Artra's former jewelry business in discontinued operations.

                                      Nine Months Ended September 30,                        Year Ended December 31, (I)
                                     --------------------------------    -----------------------------------------------------------
                                      1999                             1998
                                       Pro     1999        1998         Pro       1998       1997       1996       1995       1994
                                      Forma  Historical  Historical    Forma  Historical Historical Historical Historical Historical
                                    --------  ---------  ----------   ------- ---------- ---------- ---------- ---------- ----------

Consolidated  Statements  of                           (Unaudited  in  thousands  except per share  data)
Operations Data:
   Net revenues..................... $12,776    $    -     $    -      $19,624    $     -    $    -   $     -    $     -   $     -
   Earnings (loss) from
      continuing operations
        (A) (B) (C).................  (9,725)    (6,254)    (4,240)     (9,028)     (5,707)    1,066      (445)   (11,113)   (5,833)
   Earnings (loss) from discontinued
      operations (D) (E) (F)........      -          -       1,968      38,930      38,930      (293)    3,994     (5,820)  (23,602)
   Extraordinary credits (G)........      -          -          -                       -         -      9,424     14,030     8,965
Net earnings (loss).................  (9,725)    (6,254)    (2,272)    (29,902)     33,223       773    12,973     (2,903)  (20,470)

Earnings (loss) per share (H)
    Basic and Diluted
    Continuing operations...........   (1.33)     (1.51)      (.58)       (.79)       (.78)       -       (.19)     (1.84)    (1.17)
    Discontinued operations.........      -          -         .25        3.30        4.94      (.04)      .53       (.86)    (4.14)
    Extraordinary credits                 -          -          -           -            -        -       1.25       2.07      1.57
    Net earnings (loss).............   (1.33)     (1.51)      (.33)       2.51       (4.16)     (.04)     1.59       (.63)    (3.74)

    Weighted average number
      of shares outstanding
    Basic and Diluted...............  12,669      8,850      7,899      11,920       7,891     7,970     7,525      6,776     5,702
Total assets........................  77,474     29,415     63,901          -       21,268    73,206    77,379     77,949    93,429
Long-term debt......................  13,699         -      44,409          -           -     50,619    34,207     34,113    19,673
Debt subsequently discharged........      -          -          -           -           -         -         -          -      9,750
Cash dividends......................      -          -          -           -           -         -         -          -         -


(A) Earnings from continuing operations for the years ended December 31, 1998, December 31, 1997 and December 26, 1996 include realized gains of $320,000, $2,531,000 and $5,818,000, respectively, from dispositions of Comforce common stock.

(B) Earnings from continuing operations for the year ended December 31, 1997 includes a gain from settlement of litigation of $10,416,000, net of related legal fees and other expenses, and net related party compensation/expense reimbursement costs of $2,816,000. See Notes 15 and 16 to the consolidated financial statements for the year ended December 31, 1998.

(C) During the nine months ended September 30, 1999, we incurred a compensation charge of $2,100,000 relating to stock options granted to four individuals employed to manage our











                                       17




         entry into the Internet business-to-business e-commerce and on-line auction business and we also incurred $1,300,000 of operating losses. We incurred a compensation charge of $575,000 during the nine months ended September 30, 1999 relating to stock options granted to our recently appointed president and chief executive officer.

(D) Earnings from discontinued operations for the year ended December 31, 1998 includes a net gain on disposition of the Bagcraft subsidiary of $35,985,000. See Note 3 to the consolidated financial statements for the year ended December 31, 1998.

(E) The loss from discontinued operations for the year ended December 28, 1995 includes a charge to operations of $6,430,000 to write off the remaining goodwill of Comforce's jewelry business effective June 29, 1995 and a provision of $1,000,000 for loss on disposal of Comforce's jewelry business. The loss from discontinued operations for the year ended December 28, 1995 includes a gain on the sale of Bagcraft's Arcar subsidiary of $8,483,000.

(F) The loss from discontinued operations for the year ended December 31, 1994 includes a charge to operations of $10,800,000 representing a write-off of goodwill at Comforce's New Dimensions subsidiary.

(G) The 1996, 1995 and 1994 extraordinary credits represent gains from net discharge of bank indebtedness.

(H) In 1997, Artra adopted the provisions of SFAS No. 128, "Earnings Per Share" and restated prior periods accordingly.

(I) In 1997, Artra changed its fiscal year end to December 31. In prior years, Artra had operated on a 52/53 week fiscal year ending the last Thursday of December.



                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This Prospectus contains "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions that cover these forward-looking statements. These statements, which include statements regarding the anticipated business operations of Entrade described in "Summary," "Risk Factors," "Information About Entrade Inc. and entrade.com -- Entrade Plan of Operations," "Management of Entrade," and elsewhere in this Prospectus relate to expectations concerning matters that are not historical facts. We intend to identify forward-looking statements with words such as "projects," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar words and expressions. We have set forth important factors that would cause actual results to differ materially from these expectations. See "Risk Factors." These factors include:

         o    Probability of continued losses for the foreseeable future;

         o    Need for future funding;

         o    Fluctuations in quarterly results;

         o    Need to develop additional revenue sources;

         o Difficulties in protecting proprietary rights and effective Web addresses;

         o    Dependence on key personnel;

         o    Limited operating history for entrade.com;

         o    Dependence on utilities and large manufacturing industries;

         o A highly competitive environment with providers of Internet services; and

         o    Artra's product liability lawsuits.

         All forward-looking statements attributable to Entrade are expressly qualified in their entirety by these factors as described in this Prospectus. Entrade does not undertake any obligation to update any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.



                        MARKET FOR OUR COMMON EQUITY AND
                           RELATED SHAREHOLDER MATTERS

         Our common stock is traded on the New York Stock Exchange under the symbol "ETA."

         As of February 7, 2000, the approximate number of holders of Entrade common stock was 2,500.

         The merger of a subsidiary of Entrade and Artra occurred in September 1999. Prior to that time, no trading history existed for the Entrade common stock. The high and low sales prices for Artra common stock (which traded under the symbol ATA), as reported in the New York Stock Exchange Quarterly Market Statistics reports, in 1998 and for that portion of 1999 ending September 23, 1999, and for Entrade for the remainder of 1999 were as follows:

                                       1999                       1998
                                      ------                     ------

                                High          Low            High       Low
                                ----          ---            ----       ---

     First quarter              10-5/8        4-1/4          4-1/16     3-3/16
     Second quarter             20-7/16       8-1/2          3-15/16    3
     Third quarter 1998                                      4          3-1/4
     Third quarter 1999         17-15/16      9-1/8
      (through 9/23/99)
     Third quarter 1999         18            15-1/4
      (from 9/24/99)
     Fourth quarter             43            14-1/8         4-1/4      2-1/8


         On February 7, 2000, the high and low sales prices of Entrade common stock as reported on the New York Stock Exchange were $36.0625 and $40.50.


                                 DIVIDEND POLICY

         We have no plan to pay dividends on Entrade common stock in 2000. There are no legal restrictions preventing the payment of cash dividends at this time.


                                 CAPITALIZATION

         The following table sets forth the pro forma and historical capitalization of Entrade at September 30, 1999. The following should be read in conjunction with the Company's consolidated financial statements appearing elsewhere in this Prospectus.



                                                 Pro Forma   Historical
                                                 ---------    ---------
                                                     (in thousands)
Long-term debt, less current maturities          $  13,699    $    --
Common stock, no par value; authorized
  40,000,000 shares; issued 12,287,317 shares         --           --
Additional paid-in capital                         108,982       83,144
Deferred stock compensation                         (2,804)      (2,804)
Unrealized appreciation of investments               6,057        6,057
Accumulated deficit                                (67,621)     (67,621)
                                                 ---------    ---------
Total shareholders' equity                       $  44,614    $  18,776
                                                 =========    =========
Total capitalization                             $  58,313    $  18,776
                                                 =========    =========

                     SELECTED HISTORICAL CONDENSED FINANCIAL
                   INFORMATION AND COMPARATIVE PER SHARE DATA

This table is a consolidated summary of selected financial data of Entrade for the nine-month periods ended September 30, 1999 and 1998 and for each of the last five fiscal years. On September 23, 1999, pursuant to the terms of a merger agreement, Artra became a wholly owned subsidiary of Entrade, with Artra being deemed to be the surviving corporation for financial reporting purposes. Accordingly, Artra historical financial information is presented in the table below. The operations of the Bagcraft subsidiary, which was sold effective November 20, 1998, are included in discontinued operations. The information for fiscal years 1995 and 1994 presents the operations of Arcar Graphics, Inc. in discontinued operations. The sale of Arcar Graphics, Inc., which was acquired effective April 9, 1994, was completed on October 26, 1995. The information for fiscal years 1995 and 1994 presents the operations of Artra's former jewelry business in discontinued operations.

                                      Nine Months Ended
                                           September 30,                   Year Ended December 31, (I)
                                        -------------------     -----------------------------------------------

                                          1999       1998         1998       1997     1996      1995      1994
                                        -------    --------     -------    -------  -------   -------   -------

Consolidated  Statements  of                        (Unaudited  in  thousands  except per share  data)
Operations Data:
   Net revenues.....................    $    -     $    -       $     -    $    -   $     -    $     -   $     -
   Earnings (loss) from
      continuing operations
        (A) (B) (C).................     (6,254)    (4,240)       (5,707)    1,066      (445)   (11,113)   (5,833)
   Earnings (loss) from discontinued
      operations (D) (E) (F)........         -       1,968        38,930      (293)    3,994     (5,820)  (23,602)
   Extraordinary credits (G)........         -          -             -         -      9,424     14,030     8,965
Net earnings (loss).................     (6,254)    (2,272)       33,223       773    12,973     (2,903)  (20,470)

Earnings (loss) per share (H)
    Basic and Diluted
    Continuing operations...........      (1.51)      (.58)         (.78)       -       (.19)     (1.84)    (1.17)
    Discontinued operations.........         -         .25          4.94      (.04)      .53       (.86)    (4.14)
    Extraordinary credits                    -          -              -        -       1.25       2.07      1.57
    Net earnings (loss).............      (1.51)      (.33)        (4.16)     (.04)     1.59       (.63)    (3.74)

    Weighted average number
      of shares outstanding
    Basic and Diluted...............      8,850      7,899         7,891     7,970     7,525      6,776     5,702
Total assets........................     29,415     63,901        21,268    73,206    77,379     77,949    93,429
Long-term debt......................         -      44,409            -     50,619    34,207     34,113    19,673
Debt subsequently discharged........         -          -             -         -         -          -      9,750
Cash dividends......................         -          -             -         -         -          -         -


(A) Earnings from continuing operations for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 include realized gains of $320,000, $2,531,000 and $5,818,000, respectively, from dispositions of Comforce common stock.

(B) Earnings from continuing operations for the year ended December 31, 1997 includes a gain from settlement of litigation of $10,416,000, net of related legal fees and other expenses, and net related party compensation/expense reimbursement costs of $2,816,000. See Notes 15 and 16 to the consolidated financial statements for the year ended December 31, 1998.

(C) During the nine months ended September 30, 1999, we incurred a compensation charge of $2,100,000 relating to stock options granted to four individuals employed to manage our entry into the Internet business-to-business e-commerce and on-line auction business and we also incurred $1,300,000 of operating losses. We incurred a compensation charge of $575,000 during the nine months ended September 30, 1999 relating to stock options granted to our recently appointed president and chief executive officer.

(D) Earnings from discontinued operations for the year ended December 31, 1998 includes a net gain on disposition of the Bagcraft subsidiary of $35,985,000. See Note 3 to the consolidated financial statements for the year ended December 31, 1998.

(E) The loss from discontinued operations for the year ended December 28, 1995 includes a charge to operations of $6,430,000 to write off the remaining goodwill of Comforce's jewelry business effective June 29, 1995 and a provision of $1,000,000 for loss on disposal of Comforce's jewelry business. The loss from discontinued operations for the year ended December 28, 1995 includes a gain on the sale of Bagcraft's Arcar subsidiary of $8,483,000.

(F) The loss from discontinued operations for the year ended December 31, 1994 includes a charge to operations of $10,800,000 representing a write off of goodwill at Comforce's New Dimensions subsidiary.

(G) The 1996, 1995 and 1994 extraordinary credits represent gains from net discharge of bank indebtedness.

(H) In 1997, Artra adopted the provisions of SFAS No. 128, "Earnings Per Share" and restated prior periods accordingly.

(I) In 1997, Artra changed its fiscal year end to December 31. In prior years, Artra had operated on a 52/53 week fiscal year ending the last Thursday of December.

         NATIONWIDE SELECTED HISTORICAL CONDENSED FINANCIAL INFORMATION

         This table is a consolidated summary of selected financial data of Nationwide for the nine-month periods ended September 30, 1999 and 1998 and for each of the last five years in the period ended December 31, 1998.


                        Nine Months ended
                          September 30              Year ended December 31
                      -----------------   ------------------------------------------------
                        1999      1998      1998      1997      1996      1995       1994
                      -------   -------   -------   -------   -------   -------    -------
                                            (Unaudited in thousands)

Net revenues ......   $12,181   $13,849   $19,624   $11,604   $10,017   $ 7,146    $ 6,736

Net earnings (loss)     1,407     1,853     2,446     1,997       808      (640)       670

Total assets ......     8,525     5,364     6,600     2,583     4,132     2,532      2,373

Long-term debt ....     3,199     2,631     2,631        20       152       115        265


    The following unaudited pro forma condensed balance sheet as of September 30, 1999 presents the financial position of Entrade as if the acquisition of Nationwide had been completed as of September 30, 1999.


                          ENTRADE INC. AND SUBSIDIARIES
                        PRO-FORMA CONDENSED BALANCE SHEET
                               September 30, 1999
                            (Unaudited In Thousands)


                                                   Entrade, Inc.
                                                    Historical     Nationwide         Pro Forma Adjustments           Pro Forma
                                                   ------------   ------------    -----------------------------     -----------

CURRENT ASSETS
   Cash and equivalents                                $11,019           $811       ($6,000)(A)                          $5,830
   Restricted cash and equivalents                         100                                                              100
   Accounts receivable                                                    604                                               604
   Due from former stockholder                                            339                                               339
   Available-for-sale securities                         3,337                                                            3,337
   Other                                                   729            153                                               882
                                                   ------------   ------------                                     ------------
      Total current assets                              15,185          1,907                                            11,092
                                                   ------------   ------------                                     ------------



Property,plant & equipment, net                            391          6,531                                             6,922

Intangibles, net                                        10,027                      46,200 (A)          (534)(C)         55,693

Investment in asseTrade.com                              3,523                                                            3,523

Other                                                      289             87          (132)(A)                             244
                                                   ------------   ------------    ----------       ----------      ------------
                                                       $29,415         $8,525       $40,068            ($534)           $77,474
                                                   ============   ============    ==========       ==========      ============

CURRENT LIABILITIES
   Notes payable                                                       $1,229        $8,300 (A)      ($4,800)(B)         $4,729
   Current maturities of long-term debt                                   187                                               187
   Accounts payable                                       $105          2,809                                             2,914
   Accrued liabilities                                     774            567           230 (A)                           1,571
   Income taxes payable                                  1,108                                                            1,108
   Common stock put warrants                               340                                                              340
   Liabilities of discontinued operations                8,312                                                            8,312
                                                   ------------   ------------                                     ------------
                                                        10,639          4,792                                            19,161
                                                   ------------   ------------                                     ------------

Long-term debt, less current maturities                                 3,199        10,500 (A)                          13,699

Shareholders' Equity                                    18,776            534        21,038 (A)        4,800 (B)         44,614
                                                                                       (534)(C)
                                                   ------------   ------------    ----------       ----------       ------------
                                                       $29,415         $8,525       $39,534            $  -             $77,474
                                                   ============   ============    ==========       ==========       ============





                                       24


Notes to the pro forma condensed combined  balance sheet:

(A)       Reflect the consideration paid for all
          of the common stock of Nationwide
               Cash paid at closing                                             $ 6,000

               Number of Entrade common shares issued
                  Issued to selling shareholders                        1,570
                  Issued to agent as payment of fees                       80
                                                                      -------
               Entrade common shares issued                             1,650
               Market value at October 19, 1999 (less 15% discount)   $12.750
                                                                      -------
                                                                                 21,038
               Promissory notes due to selling shareholders
                  Notes due 11/29/99                                              4,800
                  Notes due 10/01/01, payable in instllaments                    14,000
               Other acquisition related costs                                      362
                                                                                -------
                         Total consideration paid                               $46,200
                                                                                =======

(B) Issue shares of Entrade common stock in payment of promissory notes due 11/29/99.

(C)       Eliminate Nationwide equity at acquisition date.


          The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998 are presented as if acquisitions of Nationwide and entrade.com had been completed as of January 1, 1998.

          Entrade had no operations and no revenues related to the assets it acquired in February 1999 to develop its entry into the Internet business-to-business e-commerce and on-line auction business. These assets consisted of assets acquired by its entrade.com subsidiary and an equity interest in asseTrade.com. asseTrade.com had no operations and no revenues when the 25% voting interest was acquired by Entrade in February 1999. Accordingly, no pro forma results of operations are presented for the Internet business-to-business e-commerce and on-line auction business for the year ended December 31, 1998, as in the opinion of management this information would not be meaningful.

                          ENTRADE INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                            (Unaudited in Thousands)

                                                Entrade, Inc.
                                                  Historical    entrade.com    Nationwide      Pro Forma Adjustments    Pro Forma
                                                 -----------   ------------   ------------    -----------------------  ----------
Net revenues                                            $ -           $595        $12,181                                $12,776
                                                 -----------   ------------   ------------                             ----------
Costs and expenses:
   Cost of sales                                         -               -          5,388                                  5,388
   Selling, general and administrative                6,570          1,857          5,030     ($1,305) (A)   $825 (D)     12,977
   Depreciation and amortization                          -             43            151       3,213  (B)                 3,407
                                                 -----------   ------------   ------------                             ----------
                                                      6,570          1,900         10,569                                 21,772
                                                 -----------   ------------   ------------                             ----------
Operating earnings (loss)                            (6,570)        (1,305)         1,612                                 (8,996)
                                                 -----------   ------------   ------------                             ----------
Other income (expense):
   Interest income (expense), net                       316              -           (184)       (840) (C)                  (708)
                                                 -----------   ------------   ------------                             ----------

Earnings (loss) from continuing operations
    before income taxes                              (6,254)        (1,305)         1,428                                 (9,704)
Provision for income taxes                                -              -            (21)                                   (21)
                                                 -----------   ------------   ------------    --------    --------     ----------
Earnings (loss) from continuing operations          ($6,254)       ($1,305)        $1,407     ($1,908)      ($825)       ($9,725)
                                                 ===========   ============   ============    ========    ========     ==========

Per share loss from continuing operations
  applicable to common shares:
    Basic and Diluted                                ($1.51)                                                              ($1.33)
                                                 ===========                                                           ==========
Weighted average number of shares
  of common stock outstanding:
    Basic and Diluted                                 8,850                                                                12,669
                                                 ===========                                                           ==========

Notes to the pro forma condensed combined statement of operations:

(A) Reverse entrade.com expenses reported in the Company's consolidated financial statements.
(B) Amortization of intangible assets acquired over periods ranging from 5 years for technology and intellectual property acquired by entrade.com to 20 years for the excess of cost over the Nationwide assets acquired.
(C)  Interest on promissory notes issued to sellers.
(D)  Compensation charge for stock options issued to Nationwide employees.
(E) Pro forma weighted average shares outstanding reflect the effect of the following transactions:
         Shares issued as consideration for Entrade transaction            2,000
         Finders fee for the Entrade transaction                             100
         Shares issued as consideration for Nationwide acqusition          1,570
         Finders fee for the Nationwide transaction                           80
         Entrade common shares to pay Nationwide promissory notes            279
                                                                        --------
                                                                           4,029
                                                                        ========

                          ENTRADE INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                            (Unaudited in Thousands)

                                                        Entrade, Inc.
                                                          Historical    Nationwide     Pro Forma Adjustments       Pro Forma
                                                        -------------   -----------    ---------------------   --------------
Net revenues                                                     $ -       $19,624                                   $19,624
                                                        -------------   ------------                           --------------
Costs and expenses:
   Cost of sales                                                   -        10,671                                    10,671
   Selling, general and administrative                         2,660         6,428              $2,300 (C)            11,388
   Depreciation and amortization                                   -            79               2,280 (A)             2,359
                                                        -------------   -----------                            --------------
                                                               2,660        17,178                                    24,418
                                                        -------------   -----------                            --------------
Operating earnings (loss)                                     (2,660)        2,446                                    (4,794)
                                                        -------------   -----------                            --------------

Other income (expense):
   Interest income (expense), net                             (3,392)           42              (1,187)(B)            (4,537)
   Other income (expense), net                                   345            (3)                                      342
                                                        -------------   -----------                            --------------
                                                              (3,047)           39                                    (4,195)
                                                        -------------   -----------                            --------------
Earnings (loss) from continuing operations
   before income taxes                                        (5,707)        2,485                                    (8,989)
Provision for income taxes                                         -           (39)                                      (39)
                                                        -------------   -----------    ----------------        --------------
Earnings (loss) from continuing operations                    (5,707)        2,446             ($5,767)               (9,028)
                                                        =============   ===========    ================        ==============

Per share loss from continuing operations
  applicable to common shares:
    Basic and Diluted                                         ($0.78)                                                 ($0.79)
                                                        =============                                          ==============

Weighted average number of shares of
  common stock outstanding:
    Basic and Diluted                                          7,891                                                   11,920
                                                        =============                                          ==============

Notes to the pro forma condensed combined statement of operations:

(A) Amortization of intangible assets acquired over a period of 20 years for the excess of cost over the Nationwide net assets acquired.

(B)  Interest on promissory notes issued to sellers.

(C)  Compensation charge for stock options issued to Nationwide employees.

(D) Pro forma weighted average shares outstanding reflect the effect of the following transactions:
         Shares issued as consideration for Entrade transaction            2,000
         Finders fee for the Entrade transaction                             100
         Shares issued as consideration for Nationwide acqusition          1,570
         Finders fee for the Nationwide transaction                           80
         Entrade common shares to pay Nationwide promissory notes            279
                                                                        --------
                                                                           4,029
                                                                        ========

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion supplements the information found in Entrade's historical financial statements and related notes.

         On February 23, 1999, Artra entered into a merger agreement with WorldWide and Entrade, at that time a 90% owned subsidiary of WorldWide. As a result of the merger agreement, Artra became a wholly owned subsidiary of Entrade, and the shareholders of Artra became shareholders of Entrade.

         In February 1999, Entrade acquired software and other assets necessary for the conduct of entrade.com's e-commerce business and 25% of the then outstanding shares of voting common stock of asseTrade.com from WorldWide, in exchange for 1,800,000 shares of Entrade common stock, $800,000 in cash and a note for $500,000, which Entrade paid upon the closing of the merger. Entrade issued to Energy Trading Company 200,000 shares of Entrade common stock and paid Energy Trading Company $100,000 in cash upon closing of the merger, in exchange for retained rights Energy Trading Company held in the assets acquired by Entrade. Artra also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Therefore, the total consideration for the assets acquired by Entrade was 2,000,000 shares of Entrade common stock and an aggregate of $5,400,000 in cash and committed funding.

Results of Operations

         During the third quarter of 1999, we completed the merger agreement with Artra and continued the Internet business-to-business electronic commerce business conducted by entrade.com. As a result of the merger agreement, Artra became a wholly owned subsidiary of Entrade. We continued to hold an equity interest in asseTrade.com, which is developing and implementing comprehensive asset/inventory recovery, disposal, and remarketing and management solutions for corporate clients through advanced Internet electronic business applications, including on-line auctions.

          Artra significantly changed its business focus during the fourth quarter of fiscal year 1998, when it exited its single industry segment, the packaging products business, conducted by the discontinued Bagcraft subsidiary.

         In October 1999, we acquired all of the outstanding capital stock of Nationwide, a public auction firm for the disposition of municipality, law enforcement, corporate and utility company surplus property. In addition to vehicles and equipment, Nationwide conducts real property and jewelry auctions.

         Our consolidated financial statements have been reclassified to report separately the results of operations of the Bagcraft subsidiary in discontinued operations.

   Nine Months Ended September 30, 1999 vs. Nine Months Ended September 30, 1998

         Continuing Operations

         Selling, general and administrative expenses from continuing operations were $6,570,000 for the nine months ended September 30, 1999 as compared to $1,691,000 for the nine months ended September 30, 1998. We incurred a compensation charge of approximately $2,100,000 during the nine months ended September 30, 1999 relating to stock options granted in February 1999 to certain individuals employed to manage our entry into the Internet business-to-business e-commerce and on-line auction business. We also incurred a compensation charge of $575,000 during the nine months ended September 30, 1999 relating to stock options granted under terms of an employment agreement with our recently appointed president and chief executive officer. Professional fees increased approximately $500,000 during the nine months ended September 30, 1999 as compared to the prior year period due to expanded corporate development activities.

         Selling, general and administrative expenses from continuing operations included $1,305,000 of expenses incurred by Entrade during the nine months ended September 30, 1999. The Entrade expenses include business development costs of $280,000, payroll and related costs of $927,000 and net administrative costs of $98,000.

         During the nine months ended September 30, 1999, we had net interest income of $316,000 as compared to net interest expense of $2,794,000 during the nine months ended September 30, 1998. We used cash proceeds received from the November 1998 sale of the assets of the discontinued Bagcraft subsidiary to pay off approximately $15,200,000 of borrowings on various loan agreements.

         We were unable to recognize an income tax benefit in connection with the Company's 1999 and 1998 pre-tax losses due to the Company's tax loss carryforwards and the uncertainty of future taxable income.

         Discontinued Operations

         During the nine months ended September 30, 1998, we had earnings of $1,968,000 at the discontinued Bagcraft subsidiary. No income or loss relating to discontinued operations was incurred during 1999.

         Year Ended December 31, 1998  vs. Year Ended December 31, 1997

         Continuing Operations

         Selling, general and administrative expenses from continuing operations were $2,660,000 for the year ended December 31, 1998 as compared to $5,708,000 for the year ended December 31, 1997. The 1998 decrease in selling, general and administrative expenses was attributable to the 1997 net related party compensation/expense reimbursement costs of $2,816,000. See the discussion of Peter R. Harvey advances below.

         Net interest expense from continuing operations for the year ended December 31, 1998 decreased $2,786,000 as compared to the year ended December 31, 1997. The 1998 decrease is attributable to the fees and costs associated with Artra's 1997 private placement of $12,850,000 of Artra promissory notes.

         During 1998, some of the officers, directors and/or key employees of Artra exercised options to acquire 84,750 shares of Comforce common stock from Artra, resulting in a realized gain of $320,000. These Comforce common shares had been removed from Artra's portfolio of "Available-for-sale securities" in 1996. None of these persons exercised options to purchase shares of Comforce common stock from Artra during 1997. See discussion under "Investment in Comforce Corporation" below for additional information about this transaction.

         During the year ended December 31, 1997, Artra sold or otherwise disposed of 302,203 shares of Comforce common stock resulting in a realized gain of $2,531,000. Artra did not sell or otherwise dispose of any shares of Comforce common stock during 1998.

         Effective December 31, 1997, Artra settled litigation relating to the acquisition of Envirodyne Industries, Inc. in 1989 by Emerald Acquisition Corp. Artra recognized a gain from the settlement agreement of $10,416,000, net of related legal fees and other expenses.

         Discontinued Operations

         Earnings from discontinued operations of $38,930,000 for the year ended December 31, 1998 consisted of earnings from operations of $2,945,000 at the discontinued Bagcraft subsidiary and a net gain on disposal of Bagcraft of $35,985,000. The loss from discontinued operations of $293,000 for the year ended December 31, 1997 consisted of an operating loss at the discontinued Bagcraft subsidiary. Earnings from operations in 1998 are attributable to a significant reduction in interest expense due to the February 1998 amendment and restatement of Bagcraft's Credit Agreement and the November 1998 repayment of Bagcraft debt from the sale of the Bagcraft assets, as well as decreased depreciation and amortization expense.

         Year Ended December 31, 1997 vs. Year Ended December 26, 1996

         Continuing Operations

         Selling, general and administrative expenses from continuing operations were $5,708,000 for the year ended December 31, 1997 as compared to $2,042,000 for the year ended December 26, 1996. The 1997 increase in selling, general and administrative expenses was attributable to net related party compensation/expense reimbursement costs of $2,816,000. See discussion of Peter
R. Harvey advances below.

         Net interest expense from continuing operations for the year ended December 31, 1997 increased $1,977,000 as compared to the year ended December 26, 1996. The 1997 increase is attributable to fees and costs associated with the private placements of $12,850,000 of Artra promissory notes.

       During the year ended December 31, 1997, Artra sold or otherwise disposed of 302,203 shares of Comforce common stock resulting in a realized gain of $2,531,000. During the year ended December 26, 1996, Artra sold or otherwise disposed of 331,333 shares of Comforce common stock resulting in a realized gain of $5,818,000.

         Effective December 31, 1997, Artra settled litigation relating to the acquisition of Envirodyne Industries, Inc. in 1989 by Emerald Acquisition Corp. Artra recognized a gain from the settlement agreement of $10,416,000, net of related legal fees and other expenses.

         Discontinued Operations

         The loss from discontinued operations of $293,000 for the year ended December 31, 1997 consisted of a loss from operations at the discontinued Bagcraft subsidiary. Earnings from discontinued operations of $3,994,000 for the year ended December 26, 1996 consisted of earnings from operations at the discontinued Bagcraft subsidiary. The 1997 loss from discontinued operations was attributable to decreased operating margins at the discontinued Bagcraft subsidiary and additional interest charges and fees attributable to the December 1996 amendment and restatement of Bagcraft's Credit Agreement.

 Liquidity and Capital Resources

         Cash and Cash Equivalents and Working Capital

         Our cash and cash equivalents decreased $734,000 during the nine months ended September 30, 1999. Cash flows used by operating activities of $4,824,000 and cash flows used by investing activities of $3,422,000 exceeded cash flows from financing activities of $7,532,000. Operating activities used cash flows to fund the Company's net loss for the nine months ended September 30, 1999 and to pay liabilities of the discontinued Bagcraft subsidiary. Investing activities used cash flows for our acquisition of Entrade's assets. Financing activities provided cash flows from the exercise of stock options and warrants.

         Our consolidated working capital decreased by $2,267,000 to $4,546,000 at September 30, 1999, as compared to consolidated working capital of $6,813,000 at December 31, 1998. We used working capital to fund operating expenses, pay liabilities of the discontinued Bagcraft subsidiary and for our acquisition of Entrade's assets. This use of working capital was partially offset by proceeds from the exercise of stock options and warrants.

         Artra's unrestricted cash and cash equivalents increased $5,762,000 to $11,753,000 at December 31, 1998. Artra had consolidated working capital of $6,813,000 at December 31, 1998 as compared to a consolidated working capital deficiency of $435,000 at December 31, 1997. In November 1998, Artra received cash proceeds of approximately $28,000,000 from the sale of the assets of the discontinued Bagcraft subsidiary and used approximately $15,200,000 of these proceeds to pay off borrowings due on its various loan agreements.

         Status of Debt Agreements

         Artra

         At December 31, 1997, Artra had outstanding short-term indebtedness of $15,451,000. In November and December 1998, Artra repaid all of its then existing short-term indebtedness with net proceeds from the sale of the assets of the discontinued Bagcraft subsidiary.

         Promissory Notes

         1998 Private Placement

         In January 1998, Artra completed a private placement of $5,975,000 of 12% promissory notes due January 14, 1999. As additional consideration, the noteholders received warrants to purchase an aggregate of 119,500 shares of Artra common stock at a price of $3.00 per share. The warrants expire thirty days after the date when the Company registers for resale the shares issuable upon exercise of the warrants. As of December 31, 1999, warrants to purchase 9,500 shares of the Company's common stock had been exercised and warrants to purchase 110,000 shares of the Company's common stock remain outstanding. The proceeds from the private placement were used principally to pay down other debt obligations. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

         1997 Private Placements

         In December 1997, Artra completed private placements of $5,375,000 of 12% promissory notes due in December 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 107,500 shares of common stock at a price of $3.00 per share. The warrants expire on April 30, 2000. As of December 31, 1999, warrants to purchase 20,500 shares of common stock had been exercised and warrants to purchase 87,000 shares of common stock remained outstanding. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

         In July 1997, Artra completed private placements of $7,475,000 of 12% promissory notes due in January 1998. As additional consideration, the noteholders received warrants to purchase an aggregate of 199,311 shares of common stock at a price of $3.75 per share. The warrants expired in August 1999. Warrantholders exercised warrants to acquire 92,644 shares prior to expiration. Warrants to acquire 106,667 shares of common stock were put back to Artra in 1998 at a price of $3.00 per share. The proceeds from the July 1997 private placement were advanced to Peter R. Harvey. See discussion and disposition of Mr. Harvey's advances in Note 16 to the consolidated financial statements.

         The July 1997 private placement notes were repaid and/or refinanced with proceeds of the January 1998 private placement of 12% notes and with proceeds from the litigation settlement discussed in Note 11 to the consolidated financial statements.

         Amounts Due to Related Parties

         At December 26, 1996, Artra had outstanding borrowings of $500,000 from Howard Conant, an outside director of Artra, evidenced by a short-term note bearing interest at 10%. As additional compensation for the loan and a December 1996 extension, the director received five-year warrants to purchase an aggregate of 50,000 shares of Artra common stock at prices ranging from $5.00 to $5.875 per share. The proceeds of the loan were used for working capital.

         In January 1997, Artra borrowed an additional $300,000 from Mr. Conant evidenced by a short-term note, due December 23, 1997, bearing interest at 8%. As additional compensation for the loan, the director received a warrant, expiring in 2002, to purchase 25,000 shares of Artra common stock at a price of $5.75 per share. Artra used the proceeds of this loan for working capital.

         In March 1997, Artra borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of Comforce common stock, owned by Artra's Fill-Mor subsidiary, at a price of $4.00 per share. The proceeds from this loan were used in part to pay down Artra debt obligations.

         In April 1997, Artra borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, Mr. Conant received a warrant to purchase 333,333 shares of Artra common stock at a price of $5.00 per share. Mr. Conant had the right to put this warrant back to Artra at any time during the period April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000, which put right was exercised in 1998 for $1,000,000. The cost of this obligation was amortized in Artra's financial statements as a charge to interest expense over the period April 21, 1997, the date of the loan, through April 21, 1998, the date the warrantholder first had the right to put the warrant back to Artra. The proceeds from this loan were used to repay $1,800,000 of prior borrowings from Mr. Conant and pay down other Artra debt obligations.

         In June 1997, Artra borrowed an additional $1,000,000 from Mr. Conant evidenced by a note, due December 10, 1997, bearing interest at 12%. As additional compensation, the director received a warrant to purchase 40,000 shares of Artra common stock at a price of $5.00 per share. The warrantholder had the right to put this warrant back to Artra at any time during the period December 10, 1997 to June 10, 1999, for a total purchase price of $80,000, which put right was exercised in 1998 for $80,000. The cost of this obligation was amortized in Artra's financial statements as a charge to interest expense over the period June 10, 1997, the date of the loan, through December 10, 1997, the date the warrantholder first had the right to put the warrant back to Artra. The proceeds from this loan were used to pay down Artra debt obligations.

         In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to Artra from a Bagcraft term loan. In December 1997, borrowings from Mr. Conant were reduced to $2,000,000 with proceeds from other short-term borrowings.

         In April 1998, the $2,000,000 in outstanding borrowings from Mr. Conant was extended by a demand note bearing interest at 10%. As additional compensation, Mr. Conant received a warrant to purchase 50,000 shares of Artra common stock at a price of $3.25 per share.

         In August 1998, Artra borrowed an additional $500,000 from Mr. Conant evidenced by a note, due December 20, 1998, bearing interest at 15%. As additional compensation, the director received a warrant to purchase 20,000 shares of Artra common stock at a price of $3.94 per share. Artra used the proceeds from the loan for working capital.

         All borrowings from Mr. Conant were repaid with proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

         The borrowings from Mr. Conant were collateralized by a secondary interest in all of the common stock of BCA Holdings, Inc., the parent of Bagcraft and a subsidiary of Artra.

         Other

         At December 31, 1997, Artra also had outstanding short-term borrowings from other unrelated parties aggregating $601,000, with interest rates varying between 10% and 12%.

         In April 1998, Artra and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $1,000,000 with interest at 8.5%, which loan was repaid in November 1998 from the proceeds of the Bagcraft asset sale. Borrowings under the loan agreement were collateralized by 490,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. The proceeds of the loan were used for working capital.

         In October 1997, a lender agreed to accept 357,270 shares of Artra common stock in payment of the principal amount of approximately $1,500,000 due on demand notes held by the lender. In January 1998, the lender returned the 357,270 shares of Artra common stock to Artra for cash consideration of approximately $1,500,000.

         Advances to Peter R. Harvey

         As discussed in Note 16 to the consolidated financial statements, Artra had total advances due from its then president, Peter R. Harvey, of $18,226,000 outstanding at December 31, 1997, before the offset of those advances as discussed below. The advances provided for interest at varying rate from 10.5% to 12%. This receivable from Peter R. Harvey had been classified as a reduction of common shareholders' equity. Peter R. Harvey had received only nominal compensation for his services as an officer or director of Artra or any of its subsidiaries for the period October 1990 through December 1997. Additionally, Mr. Harvey had agreed not to accept any compensation for his services as an officer or director of Artra or any of its subsidiaries until his obligations to Artra, described above, were fully satisfied.

         Commencing January 1, 1993 to January 31, 1998, interest on the advances to Peter R. Harvey had been accrued and fully reserved. Mr. Harvey also had provided Artra with collateral in support of his advances.

         The reasons for these advances were as follows:

         o Since December 31, 1986, Peter R. Harvey had guaranteed in excess of $100,000,000 of Artra obligations to private and institutional lenders;

         o Mr. Harvey also incurred significant expenses on behalf of Artra in defending Artra against litigation; and

         o Mr. Harvey had lent significant sums to Artra to retire outstanding obligations of Artra and for working capital purposes.

         In March 1998, Artra's board of directors ratified a proposal to settle Mr. Harvey's advances as follows:

         Effective December 31, 1997, Mr. Harvey's net advances from Artra were reduced from $18,226,000 to $12,621,000. This reduction consisted of $2,789,000 of interest accrued and reserved for the period from 1993 to 1997 and an offset of advances of $2,816,000. This offset of Mr. Harvey's advances represented a combination of compensation for prior year guarantees of Artra obligations to private and institutional lenders, compensation in excess of the nominal amounts Mr. Harvey received for the years 1995 to 1997 and reimbursement for expenses incurred to defend Artra against litigation.

         Effective January 31, 1998, Mr. Harvey's remaining advances totaling $12,787,000 were paid with consideration consisting of shares of Artra preferred stock and BCA Holdings, Inc. preferred stock held by Mr. Harvey, as set forth in the following table:


                                                          Face Value
                                                             Plus
               Security                                Accrued Dividends     Per Share
               --------                                   -----------        ---------

Artra Series A preferred stock, 1,734.28 shares           $ 2,751,000       $  1,586.25

BCA Holdings Series A preferred stock, 1,784.029 shares     2,234,000          1,252.22

BCA Holdings Series B preferred stock, 6,172 shares         7,802,000          1,264.10
                                                          -----------
         Total                                            $12,787,000
                                                          ===========

         Redeemable Preferred Stock

         In the merger, each outstanding share of Artra Series A preferred stock became 329 shares of Entrade common stock. Redeemable preferred stock issues of the BCA Holdings, Inc. and Bagcraft subsidiaries are included in liabilities of discontinued operations at September 30, 1999.

         During the fourth quarter of 1999, Entrade exchanged an aggregate of 727,145 shares of common stock for all of the outstanding shares of BCA Holdings Series A and Series B preferred stock.

         Bagcraft

         At December 31, 1997, the discontinued Bagcraft subsidiary had outstanding borrowings under its credit agreement totaling $40,388,000. This credit agreement, amended and restated February 27, 1998, provided for a revolving loan agreement and three term loans. Amounts due under this credit agreement were repaid with proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

         In March 1994, Bagcraft and the City of Baxter Springs, Kansas, completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package, funded by a combination of federal, state and local funds, consisted of loan agreements payable by Bagcraft directly to the City of Baxter Springs. At December 31, 1997, the outstanding borrowings under these loans totaled $9,968,000. Obligations due under these loans were assumed by the buyer of the assets of the discontinued Bagcraft subsidiary.

         Investment in Comforce Corporation

         Artra, along with its wholly owned Fill-Mor subsidiary, owns a significant minority interest in Comforce, consisting of 1,525,500 shares, or approximately 9%, of the outstanding common stock of Comforce as of December 31, 1998 and December 31, 1999 with an aggregate value of $8,200,000 as of December 31, 1998 and of $4,386,000 as of December 31, 1999. An attempt to sell a large number of the Comforce shares over a limited period could be expected to result in a reduction of the value of those shares.

         In January 1996, Artra's board of directors approved the sale of 200,000 of Artra's Comforce common shares to some of the officers, directors and key employees of Artra for non-interest bearing notes totaling $400,000. The notes are collateralized by the related Comforce common shares. Additionally, the noteholders have the right to put their Comforce shares back to Artra in full payment of the balance of their notes.

         Artra has concluded that, for reporting purposes, it has effectively granted options to those officers, directors and key employees to acquire 200,000 of Artra's Comforce common shares. Accordingly, in January 1996, these 200,000 Comforce common shares were removed from Artra's portfolio of "available-for-sale securities" and were classified in Artra's condensed consolidated balance sheet as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options.

        The disposition of these 200,000 Comforce common shares resulted in a gain that was deferred and will not be recognized in Artra's financial statements until the options to purchase these 200,000 Comforce common shares are exercised. Prior to the fourth quarter of 1997, no options to acquire any of the 200,000 Comforce common shares had been exercised. During the fourth quarter of 1997, options to acquire 59,500 of these Comforce common shares were exercised resulting in a realized gain of $225,000. During 1998, options to acquire 84,750 of these Comforce common shares were exercised resulting in a realized gain of $320,000. During 1999, options to acquire 20,000 of these Comforce common shares were exercised resulting in a gain of $66,000.

         At December 31, 1999 and December 31, 1998, options to acquire 37,250 and 57,250 Comforce common shares, respectively, remained unexercised and were classified in Artra's consolidated balance sheet as other receivables with aggregate values of $73,000 and $103,000, respectively, based upon the value of proceeds to be received upon future exercise of the options.

         During 1997, Artra sold 219,203 shares of Comforce common stock in the market, with the net proceeds of approximately $1,700,000 used for working capital. During 1997, a lender received 25,000 Comforce common shares held by Artra as additional consideration for a short-term loan. The disposition of these 244,703 shares Comforce common stock resulted in realized gains of $2,306,000 during the year ended December 31, 1997, with cost determined by average cost.

         During 1996, Artra sold 193,000 shares of Comforce common stock in the market, with the net proceeds of approximately $3,700,000 used for working capital. During 1996 several lenders received an aggregate of 105,000 shares of Comforce common stock held by Artra as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 shares of Comforce common stock in settlement of Artra's obligation. The disposition of these 331,333 shares of Comforce common stock resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.

         Net Operating Loss Carryforwards

         At December 31, 1998, Artra and its subsidiaries had federal income tax loss carryforwards of approximately $2,400,000 expiring principally in the years 2010 to 2012, available to be applied against future taxable income, if any. In recent years, Artra issued shares of Artra common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code limits a corporation's utilization of its federal income tax loss carryforwards when changes in the ownership of a corporation's common stock described in the Code occurs. Although these limitations are applicable to Entrade, in the opinion of management, Entrade should be able to utilize existing federal income tax loss carryforwards.

         Plan of Operations

         During 1999, Entrade entered the business-to-business e-commerce business through its acquisition of entrade.com and other equity interests. We also entered the land-based auction business through the October 1999 acquisition of Nationwide.

         Entrade intends to expand these businesses in 2000 through internal growth and the acquisition of related businesses. Our ability to achieve these plans in 2000 is dependent on our ability to raise capital through equity and/or debt financings.

         During December 1999 and January 2000, the Company raised approximately $13,400,000 and the Company is attempting to raise additional funds. If we are not successful in raising additional funds, we may not be able to expand our business.

Nationwide Auction Systems

         Results of Operations

   Nine Months Ended September 30, 1999 vs. Nine Months Ended September 30, 1998

         Gross auction proceeds for the nine months ended September 30, 1999 increased $16,982,000 to $70,832,000 as compared to $53,850,000 for the nine months ended September 30, 1998. In 1999, Nationwide conducted additional off-site auctions and opened new permanent facilities in Georgia and Delaware. Gross auction proceeds represent the bid price of the merchandise sold at Nationwide's auctions. Nationwide's revenues and fees earned are based upon gross auction proceeds.

         Net revenues for the nine months ended September 30, 1999 decreased $1,668,000 to $12,181,000 as compared to $13,849,000 for the nine months ended September 30, 1998. Nationwide's net revenues in 1998 included approximately $3,600,000 from non-recurring sales of imported equipment. In 1999, Nationwide's net auction revenues increased due to the addition of new facilities and additional auctions.

         Cost of goods sold for the nine months ended September 30, 1999 decreased $2,835,000 to $5,388,000 as compared to $8,223,000 for the nine months ended September 30, 1998. As a percentage of net revenues, cost of goods sold was 44.2% of net revenues in 1999 as compared to 59.4% of net revenues in 1998. In 1998, Nationwide earned net revenues of approximately $3,600,000 from non-recurring sales of imported equipment. The cost to purchase and transport this equipment was approximately $3,500,000. In 1999, Nationwide's direct auction costs increased due to additional auctions and the resulting increase in gross auction proceeds.

         Selling, general and administrative expenses for the nine months ended September 30, 1999 increased $1,275,000 to $5,030,000. Nationwide incurred additional costs in 1999 to open new permanent facilities in Georgia and Delaware. Nationwide also incurred professional fees in connection with the October purchase of Nationwide by Entrade.

         During the nine months ended September 30, 1999, Nationwide had net interest expense of $184,000 as compared to net interest income of $71,000 during the nine months ended September 30, 1998. In December 1998, Nationwide borrowed approximately $2,735,000 to purchase our Northern California auction facility.

         Year Ended December 31, 1998 vs. Year Ended December 31, 1997

         Gross auction proceeds for the year ended December 31, 1998 increased $8,546,000 to $75,110,000 as compared to $66,564,000 for the year ended December 31, 1997. In 1998, Nationwide conducted several additional auctions at its Missouri facility opened in August 1997 and also conducted several additional auctions of construction equipment at our Northern California facility.

         Net revenues for the year ended December 31, 1998 increased $8,020,000 to $19,624,000 as compared to $11,604,000 for the year ended December 31, 1997. Nationwide's net revenues in 1998 included approximately $5,700,000 from non-recurring sales of imported equipment. In 1998, Nationwide's net auction revenues increased due to an increase in gross auction proceeds as discussed above.

         Cost of goods sold for the year ended December 31, 1998 increased $6,447,000 to $10,671,000 as compared to $4,224,000 for the year ended December 31, 1997. As a percentage of net revenues, cost of goods sold was 54.4% of net revenues in 1998 as compared to 36.4% of net revenues in 1997. In 1998, Nationwide earned net revenues of approximately $5,700,000 from non-recurring sales of imported equipment. The cost to purchase and transport this equipment was approximately $5,300,000. In 1998, Nationwide's direct auction costs increased due to additional auctions and the resulting increase in gross auction proceeds.

         Operating expenses for the year ended December 31, 1998 increased $1,407,000 to $6,507,000. Nationwide's increased auction activities in 1998 resulted in an increase in operating expenses. Additionally, Nationwide incurred additional costs in 1998 to operate its Missouri facility opened in August 1997.

         During the year ended December 31, 1998, Nationwide had net interest income of $42,000 as compared to net interest income of $131,000 during the year ended December 31, 1997. In 1998, Nationwide incurred interest costs to finance a non-recurring sale of imported equipment.

         During 1997, Nationwide sold its investment in a nonperforming note receivable, resulting in a loss of $399,000 included in other expenses, net.

         Year Ended December 31, 1997 vs. Year Ended December 31, 1996

         Gross auction proceeds for the year ended December 31, 1997 increased $10,136,000 to $66,564,000 as compared to $56,428,000 for the year ended
December 31, 1996. In 1997, Nationwide conducted auctions at its Missouri facility opened in August 1997 and also conducted additional auctions at its Northern California facility.

         Net revenues for the year ended December 31, 1997 increased $1,587,000 to $11,604,000 as compared to $10,017,000 for the year ended December 31, 1996. In 1997 Nationwide's net auction revenues increased due to an increase in gross auction proceeds as discussed above.

         Cost of goods sold for the year ended December 31, 1997 increased $663,000 to $4,224,000 as compared to $3,561,000 for the year ended December 31, 1996. As a percentage of net revenues, cost of goods sold was 36.4% of net revenues in 1997 as compared to 35.5% of net revenues in 1996. Nationwide's 1997 direct auction costs increased due to additional auctions and the resulting increase in gross auction proceeds. Nationwide's 1997 increase in cost of goods sold as a percentage of net revenues is due to the August 1997 opening of its Missouri facility.

         Operating expenses for the year ended December 31, 1997 increased $284,000 to $5,100,000. Nationwide's increased 1997 operating costs are due mainly to costs of opening its Missouri facility in August 1997.

         During the year ended December 31, 1997, Nationwide had net interest income of $131,000 as compared to net interest income of $81,000 during the year ended December 31, 1996. In 1997, Nationwide earned additional interest income due to higher average cash balances as compared to 1996. In 1996, Nationwide repaid a secured loan when it sold the related asset.

         Other expenses, net, for the year ended December 31, 1997 decreased $510,000 to $384,000. During 1997, Nationwide sold its investment in a nonperforming note receivable resulting in a loss of $399,000 included in other expenses, net. During 1996, Nationwide wrote off several nonperforming investments resulting in losses of $920,000.

 Liquidity and Capital Resources

         Cash and Cash Equivalents and Working Capital

         Nationwide's cash balances decreased $175,000 to $811,000 during the nine months ended September 30, 1999. Cash flows used in financing activities of $2,072,000 and cash flows used in investing activities of $1,473,000 exceeded cash flows provided by operating activities of $3,370,000. Financing activities used cash flows for distributions to Nationwide's stockholder, less additional net borrowings on its loan agreements. Investing activities used cash flows to purchase Nationwide's Georgia facility. Nationwide's cash flows from operating activities were produced by its net earnings for the nine months ended September 30, 1999 and from an increase in trade payables.

         Nationwide's consolidated working capital deficiency increased by $1,807,000 to a working capital deficiency of $2,885,000 at September 30, 1999. Nationwide used working capital in excess of operating earnings to fund distributions to its stockholder.

         Nationwide's cash balances decreased $787,000 to $986,000 during the year ended December 31, 1998. Cash flows used in investing activities of $4,675,000 exceeded cash flows provided by operating activities of $2,519,000 and cash flows provided by financing activities of $1,369,000. Investing activities used cash flows to purchase Nationwide's facility in Northern California. Nationwide's cash flows from operating activities were produced by its net earnings for the year ended December 31, 1998. Financing activities provided cash flows from net borrowings less distributions to Nationwide's stockholder.

         Nationwide's consolidated working capital decreased by $1,802,000 to a working capital deficiency of $1,078,000 at December 31 1998, as compared to working capital of $724,000 at December 31, 1997. Nationwide used working capital to finance the purchase of its facility in Northern California.

         Nationwide has historically used earnings from operations and funds from various lenders to fund its operations and expand its business.

         In June 1999, Nationwide borrowed $425,000 in order to finance certain real estate purchased for cash in March 1999. Nationwide uses this real estate as an auction facility in Georgia.

         Nationwide borrowed approximately $2,735,000 in order to purchase real estate in 1998. Nationwide moved its auction facilities to the newly purchased real estate and vacated its leased auction facilities in Northern California.


Recently Issued Accounting Pronouncements

         Effective January 1, 1998, Artra adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income to present a measure of all changes in equity that result from renegotiated transactions and other economic events of the period other than transactions with owners in their capacity as owners. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes net income. Required changes are reported in the consolidated statement of operations.

         During 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. This standard requires that management identify operating segments based on the way that management desegregates the entity for making internal operating decisions.

         In February 1998, the FASB issued SFAS No. 132 "Employers' Disclosures about Pensions and other Postretirement Benefits." SFAS No. 132 standardizes the disclosure requirements for pension and other postretirement benefits.

         As a result of the November 1998 sale of the assets of the discontinued Bagcraft subsidiary, Artra exited its only industry segment, a manufacturer of packaging products principally serving the food industry. Accordingly, the guidelines of SFAS No. 131 are not applicable to Artra's financial statements as of December 31, 1998. Entrade typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the balance sheet and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 2000. Managemet has not determined what impact this standard, when adopted, will have on our financial statements.


                                    BUSINESS

General

         Entrade,  incorporated in  Pennsylvania  in February 1999,  serves as a holding company for its equity interests in entrade.com, Nationwide, utiliparts.com, printeralliance.com, asseTrade.com, and certain other ventures. Entrade is a business-to-business company specializing in the creation of e-commerce marketplaces.

         Through its wholly owned entrade.com technology subsidiary, Entrade provides technology to enable web-based e-commerce transactions. The technology enables a variety of transaction methods including straight list price, open bid, bulk, and auction, as well as e-procurement, inventory management, and asset management and recovery. The Entrade technology can be applied and customized across a broad spectrum of industries.

         Entrade has two models for growth: the MarketMaker model and the Alliance model. In the MarketMaker model, Entrade creates and builds business-to-business e-commerce markets in select industries through joint ventures with established companies within those industries. In these joint ventures, Entrade receives an equity position in exchange for its contributions of technology, capital, and management resources. Under this model, Entrade generates revenue from licensing fees and transaction fees.

         In the Alliance model, Entrade creates businesses in fragmented industries to negotiate rebates and volume discounts from key industry suppliers for small to mid-size companies. The Alliance model also utilizes the Internet to deliver enhanced web-based services for alliance participants. The Alliance model is designed to add content and community in the form of electronic industry-specific malls for vendors and alliance participants. As with the MarketMaker model, Entrade receives an equity position in exchange for its contributions. Entrade also collects a percentage of the volume rebates and takes a transaction fee on transactions conducted utilizing its e-commerce technology.

         Finally, Entrade also licenses its technology both for the creation of joint ventures to roll-out its MarketMaker model internationally, and for direct use by individual companies.

         Entrade currently has three MarketMaker companies, one in the utility industry, utiliparts.com, one in the heavy equipment industry, asseTrade.com, and one in the oceanic logistics industry, Pricecontainer.com. Entrade has one Alliance company, printeralliance.com, which is in the printing industry. Entrade also recently purchased Nationwide, a land-based auction business to complement its on-line asset disposition services. Nationwide Auction Systems specializes in the disposition of vehicles, construction equipment, real property, jewelry, and other assets. Primary consignors include municipalities, law enforcement agencies, corporations and utility companies. Entrade intends to develop an Internet strategy for its Nationwide business.


         Recent Developments

         In February 1999, Entrade acquired entrade.com and a 25% interest in asseTrade.com from WorldWide in exchange for 1,800,000 shares of Entrade, $1,400,000 in cash, and a $4,000,000 working capital commitment.

         On September 23, 1999, a wholly owned subsidiary of Entrade merged into Artra. As a result of the merger, Artra became a wholly owned subsidiary of Entrade, and Entrade's common stock became listed and commenced trading on The New York Stock Exchange. Upon consummation of the merger, former Artra shareholders became the holders of approximately 83% of the outstanding shares of Entrade's common stock. At the time of the merger, Artra held cash and approximately 9% of the outstanding common stock of Comforce Corporation, a telecommunications and computer technical staffing and consulting services business.

         In September 1999, asseTrade.com entered into an agreement to sell to Internet Capital Group, Inc., 12,669,520 shares of its Series A preferred stock for $11,500,000. Upon completion of the transaction, and assuming the conversion of the asseTrade.com Series A preferred stock into Class A common stock of asseTrade.com and the issuance of stock options for 7,500,000 shares of Class A common stock that asseTrade.com is authorized to issue, Internet Capital Group would hold a 25.25% interest in the Class A common stock of asseTrade.com. In September 1999, Internet Capital Group funded $5,750,000 of its $11,500,000 equity investment in asseTrade.com.

         In October 1999, Entrade acquired a majority interest in printeralliance.com, Inc. printeralliance.com provides small to mid_size independent commercial printers with the ability to obtain resources at cost efficiencies enjoyed by larger public printing companies. Through www.printeralliance.com, member companies are directed to participating paper mills and other vendors of materials and services who have entered into agreements with printeralliance.com. Through this arrangement, members can purchase products from those vendors and qualify for a rebate on those purchases. printeralliance.com plans to expand the scope of services that it offers members to include equipment purchases, consulting services, employee benefits and other products.

         In October 1999, entrade.com licensed its technology to Pricecontainer.com in return for a 15% ownership interest. Pricecontainer.com is an on-line reservation system for excess oceanic container shipping capacities. Pricecontainer.com is developing business with an established foreign global trading company.

         Each of these businesses runs on technology platforms that are powered by entrade.com.

         In October 1999, Entrade acquired its Nationwide subsidiaries, which engage in the public auction business under the name Nationwide Auction Systems, for an aggregate of 1,570,000 shares of Entrade common stock, unsecured promissory notes in the aggregate principal amount of $18,800,000, and an aggregate of $6,000,000 in cash. In January 2000, notes with a principal balance of approximately $4,800,000 plus accrued interest were converted into 278,985 shares of Entrade common stock. Nationwide, which has operated for over 20 years, is one of the nation's largest volume public auction firms in the disposition of municipality, law enforcement, corporate and utility company surplus property. In addition to vehicles and equipment, Nationwide conducts real property and jewelry auctions. Nationwide conducts the auctions at its facilities or at off-site locations. Nationwide has six auction facilities located in California, Missouri, Delaware, New Mexico and Georgia.

         In December 1999, a wholly owned subsidiary of Entrade agreed to merge into Positive Asset Remarketing, Inc., with the surviving corporation becoming a wholly owned subsidiary of Entrade. Upon consummation of the merger, the aggregate outstanding shares of common stock of Positive Asset Remarketing will be converted into 900,000 shares of Entrade common stock, subject to increase pursuant to the terms of the merger, and Entrade will acquire Positive Asset Remarketing's 17.47% interest in the Class A common stock of asseTrade.com. After the merger, and assuming the full dilution of Entrade's interest, Entrade will hold a 29.3% interest in the Class A common stock of asseTrade.com. The merger was approved by Entrade's board of directors on January 3, 2000, and is subject to various conditions, including Entrade shareholder approval.

         Between December 21, 1999 and January 28, 2000, Entrade completed the sale of an aggregate of 422,243 shares of its common stock, no par value, for an aggregate consideration of $13,960,000 to unaffiliated institutional and individual accredited investors. Net proceeds were $13,412,000. These securities were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder.

         In January 2000, Entrade entered into an agreement to acquire 15% of the issued and outstanding shares of ATM Service, Ltd., for shares of Entrade common stock equal to the greater of 352,941 shares, or that number determined by dividing $6,000,000 by the average closing price for Entrade common stock for the five days preceding the closing date. ATM Service, which is an Entrade licensee, provides a channel for wholesale redistribution of consumer oriented goods under the name ATMCenter.com. The transaction is subject to various conditions, including Entrade shareholder approval.

Overview

         Entrade believes that companies that will have the greatest success in business in the future are those companies that can best utilize information technology to garner access to information about their identified marketplace. Large industrial corporations are constantly seeking cost and operating efficiencies to remain competitive. Traditional channels of communication for those purposes have included mail, telephone and fax and, to a lesser extent, more complex and costly methods, including Electronic Data Interchange (EDI), which consists of a computer network for exchanging information among a defined group of persons or companies.

         The development of Internet and e-commerce applications provides additional cost and operating efficiencies for a company's asset and inventory management, operations and marketing, sales and distribution functions. By providing easy access to a global network, Entrade expects the Internet to assist businesses in lowering the cost of creating new marketing channels and buying and selling products and services. Also, small and medium sized businesses can more readily participate in all levels of e-commerce.

entrade.com's Software and Services

         entrade.com intends to license its proprietary e-commerce software to industrial clients and MarketMaker companies. entrade.com's ORBIT System technology enables the cataloging, transfer, trading, selling, auction, purchase or tracking of products, inventories and corporate assets in a secure, 24-hour, Internet environment. entrade.com's MARS System is an Internet based e-commerce application that offers two distinct forms of Internet auction processes: a business-to-business mode and a business-to-consumer mode. The MARS System can function independently from the ORBIT System as an auction system or can be used in conjunction with the ORBIT System.

         More recently, entrade.com has completed the development of a new e-commerce software system that operates independent of its prior technologies and integrates a comprehensive suite of complementary features, which support secure, full-cycle transactions in a real time environment. The entrade.com transaction software also provides a specific feature for managing and negotiating bids between corporate buyers and sellers for the purchase and sale of products and services on the Internet, including inventory, machinery and equipment and corporate services. entrade.com's transaction software facilitates:

          o    Management   within  an  industry's  supply  train  for  vendors,
               distributors   and    manufacturers   to   automate    purchasing
               requisitions and order fulfillment;

          o Custom Intranet applications for large companies to manage, track and distribute inventories among their multiple locations;

          o    Request-for-proposal   management   for   purchasing   agents  to
               consolidate and negotiate purchasing contracts;

          o Internet auctions for clients to list and sell inventory and assets;

          o Catalog listings for individual companies to advertise and sell current product lines via the Internet;

          o Direct marketing tools to support licensees and/or strategic partners in advertising products and services; and

          o Advertising using banners on webpages for companies to promote products and services on entrade.com's affiliated websites.


Entrade Technical Support Services

         entrade.com  also  provides  e-commerce  consulting,   software  design
services, and customer support. Customer support services include:

          o consultations and design of client-specific business software for e-commerce;

          o    systems administration;

          o    hardware maintenance;

          o    platform and product branding;

          o    technical support;

          o    software customization;

          o    information management and statistical reporting; and

          o    advertising.


Initial Websites Utilizing entrade.com's Systems and Technologies

         entrade.com has commenced the marketing and use of its systems and technologies through two models: the MarketMaker model, which includes asseTrade.com, utiliparts.com, and Pricecontainer.com; and the Alliance model, which consists of printeralliance.com. Currently, utiliparts.com is functioning as an operating division of entrade.com and is utilizing entrade.com's new transaction software. entrade.com built the asseTrade.com website and licensed the ORBIT and MARS Systems for use on the asseTrade.com website. entrade.com has also licensed its new transaction software to printeralliance.com and Pricecontainer.com.

         asseTrade.com

         Entrade owns a 14.65% interest, on a fully diluted basis, of asseTrade.com and has entered into an agreement to purchase an additional 14.65% interest, on a fully diluted basis. asseTrade.com is a joint venture initially formed with Henry Butcher International (London) and Michael Fox International (Baltimore), two leading corporate asset management, disposition and land_based auction companies with more than 30 worldwide locations and over 150 years of combined business experience. asseTrade.com has the right to utilize the ORBIT System and the MARS System.

         asseTrade.com provides business-to-business online services that facilitate the remarketing of industrial machinery, equipment and parts. These services enhance the current operation of asset recovery teams and procurement groups of industrial companies. The software is customized for real time on-line sales and internal transfers of plant, equipment and inventory.

         asseTrade.com is initially focused on the client base of Butcher and Fox as well as other Fortune 500/Global 2000 companies that have similar specific needs, including, for example:

          o    valuation of corporate/investment assets;

          o    electronic     online     registration     and     listing     of
               corporate/investment assets; and

          o    development  of  corporate   Intranet  programs  for  the  global
               redistribution of a company's assets on an internal basis.


         utiliparts.com

         utiliparts.com's purpose is to develop and utilize entrade.com's e-commerce software to provide asset recovery and internal inventory management services for the utility industry. In addition to services provided through its website, utiliparts.com will provide related services in asset evaluation, asset cataloging and the off-line sale or auction of surplus equipment.

         utiliparts.com is an operating unit owned 80% by entrade.com and 20% by asseTrade.com. utiliparts.com provides an e-commerce format for the cataloging, listing, sale and purchase of electric generation, electric transmission and general utility parts and equipment. Participating utilities and utility equipment brokers can negotiate and transact sales and purchases directly on this website.

         As the pace of deregulation accelerates, utilities are seeking to create effective asset recovery and asset inventory programs early in the deregulation cycle to assure their competitive advantage.

         The majority of utiliparts.com's available listings originate from overstocked, never-used inventories held by utilities in the United States. utiliparts.com will also make available refurbished, serviceable, repairable parts and parts available from foreign utilities.

         Revenue generation: Transaction fees constitute utiliparts.com's principal compensation. utiliparts.com will also seek to identify and manage organized buyer programs for international electric utilities seeking to capitalize on the excess inventories that exist in North America.

          utiliparts.com may sublicense to its clients entrade.com's software to provide a secure central organized database for each client's inventories in an Intranet environment. This allows a client's internal corporate procurement, inventory management and asset recovery teams, regardless of location or time, to track the value of assets in the purchase, sale or transfer of items internally among its own global corporate divisions or operating facilities.

         Clients seeking to accelerate the sale of surplus inventories can arrange for on-line auctions through utiliparts.com. Those clients can either participate in general utiliparts.com auctions or conduct auctions under a private arrangement. In a general auction, bidding would occur on equipment and products of multiple sellers, and sales would be made as the bidding process closes for the items. In an auction under private arrangement, the bidding and sale process would involve one or a small number of sellers whose equipment and assets would be the only items sold at that time. Off-line asset evaluation and disposition services are also available through utiliparts.com and other Entrade affiliates.

         Other features that support entrade.com's software licensing business: entrade.com's software can also analyze and create reports on pricing and the movement of inventories listed on the system. Information on product availability, purchasing and shipping activities can be collected, analyzed and disseminated as research reports to interested parties. Corporate clients utilizing these features can track internal transfer and procurement activities among global divisions and disseminate the information to their own defined internal groups. Operating groups, inventory and procurement groups, financial support groups and other groups can be promptly incorporated into the information flow of any ongoing internal transactions.

         entrade.com conducts the utiliparts.com operations out of its office space in the Philadelphia and Boston areas. Since May 1999, utiliparts.com has affiliated with a group of retired utility experts operating through their company, Utilicon, Inc. These consultants are retired from a major electric utility and bring practical knowledge and many years of hands on utility experience. This group will be responsible for contacting their longtime associates and counterparts at North American utilities to sell listed parts and equipment, arrange listings of new parts and equipment and arrange appointments for sales managers and other involved senior management. This group will also be responsible for the appraisal of equipment and parts inventories that are included in utiliparts.com's online listings and handle the cataloguing of inventories.

         printeralliance.com

         Entrade acquired a majority interest in printeralliance.com, Inc. in October 1999. printeralliance.com provides small to mid-size independent commercial printers with the ability to obtain resources and cost efficiencies enjoyed by larger public printing companies. Member companies are directed to participating paper mills and other vendors of materials and services who have entered into agreements with printeralliance.com. Through this arrangement, members can purchase products from those vendors and qualify for a rebate on purchases. printeralliance.com plans to expand the scope of services that it offers members to include equipment purchases, consulting services, employee benefits and other products.

         Pricecontainer.com

         In October 1999, entrade.com licensed its technology to Pricecontainer.com in return for a 15% ownership interest. Pricecontainer.com is an on-line reservation system for excess oceanic container shipping capacities. Pricecontainer.com is developing business with an established foreign global trading company.

Transaction Fees and License Fees

         The fees charged by Entrade will vary depending upon the service that it offers and performs. The following table provides a general description of the fees, which Entrade constantly evaluates and which are subject to negotiation and change:

General transaction fee:                  5-15% of the gross transaction value.

Internal (Intranet) transfer fee:         5% of  the  value  of  the  asset,  as
                                          negotiated between entrade.com and the
                                          owner of assets.

Internet sales fee:                       10% of the gross transaction value.

Auction fee:                              15% of the gross transaction value; in
                                          addition,  entrade.com  may  charge  a
                                          10-15% premium to  the  buyer  in  the
                                          auction.


         License fees for software are subject to negotiation and could be as high as several million dollars, depending on the application for which the licensee licenses the software. Entrade has begun to implement an international marketing program that uses Entrade's business model of licensing its technology in exchange for an equity interest to establish joint ventures with strategic partners in foreign countries. Entrade intends to license the technology to the joint venture, with the foreign partners being responsible for all in_country marketing and sales operations. Entrade expects each foreign partner to pay millions of dollars per joint venture for the exclusive right to market the Entrade technology in the partner's country and to share all transaction and sublicensing fees earned.

         Entrade also proposes to charge fees for other services it may provide to a client, including consulting, web-site hosting, development services and customization services, which may be based upon a percentage of the license and per hourly rates.

Nationwide Auction Systems

         Entrade's Nationwide subsidiaries operate six permanent full service public auction facilities engaged in the liquidation of assets by auction on a consignment basis, specializing in the disposition of municipality, law enforcement agency and utility company surplus property. Nationwide estimates that it currently represents a majority of the government agencies and utility companies in California and is one of the largest auctioneers of law enforcement, drug_seized and forfeited vehicles, aircraft, water vessels, jewelry and real estate on the west coast.

         Nationwide provides auction services to a large and growing number of financial institutions, rental companies and large corporations. Nationwide acts as agent in the sales process, receiving fees from both buyers and sellers, while not taking title to properties sold at auction. All items sold at auction are sold "As Is Where Is" without any warranty from Nationwide.

         Nationwide collects fees for providing a wide range of services, such as merchandise transportation to the auction site, storage, security and preparation of merchandise for auction. Preparation of merchandise for auction includes vehicle preparation services such as painting, repair, removal of logos, smog certification and cleaning.

         Nationwide focuses its marketing efforts on its consigners rather than buyers. Nationwide does, however, use certain marketing techniques to attract not only large numbers of buyers but also wide varieties as well. This is done with direct mail communications from Nationwide's database of past buyers and with media advertising.

          Nationwide's primary revenue is comprised of consigner commissions and buyer's premiums. Consigner commissions are fees paid by the consigner to Nationwide for selling the consigner's merchandise. Consigner fees are negotiated with each consigner. Buyer's premiums are fees paid by a successful bidder to Nationwide, are based on the sales price of the merchandise and are added on to the purchase price. Buyer's premiums are not negotiable; however, not all consigners allow Nationwide to charge a buyer's premium.

Proprietary Rights

         entrade.com holds a federal trademark registration and common law rights in the ORBIT System mark for use on its software. entrade.com also holds common law rights in numerous trademarks and service marks that it uses in connection with its e-commerce services. entrade.com is seeking federal registration of the "utiliparts.com" and "entrade.com" marks as service marks. entrade.com does not own any patents or patent applications, but is in the process of identifying business methodologies for potential patent filings. Nationwide holds a federal registration in the Nationwide Auction Systems name and a related design. Nationwide has developed certain proprietary computer software for maintaining sales inventory and databases of consigner and buyers. However, technology is not central to Nationwide's business.

Competition

         Entrade believes that it competes favorably with existing competitors because of the functionality of its e-commerce software and support services and its business model. Entrade differentiates itself from its market competitors through the expertise of its strategic partners and internal management and operations expertise.


         Currently, there are various companies who are licensing transaction software. Internet companies utilize the software in websites. To date, most of these Internet companies have focused on consumers. There are many new business-to-business Internet companies, many of which began in 1999 to create websites. In investigating these new websites, Entrade believes that most of these companies do not have the experience of management within the industries their websites seek to penetrate. Many of these Internet companies base their competitive strength on their technology. Entrade, however, believes that its strength is based on the experience within the targeted industry of its internal management and its strategic alliance partners.

         A few groups provide asset recovery for the utility industry. Most notably, the National Materials Logistic Group, a membership of nuclear generation facilities, contracts to provide parts and equipment, listing available assets for sale by and on behalf of member utilities through a listing service called RAPID. entrade.com believes it competes favorably with that service because, unlike that service, entrade.com's service provides transaction functionality and the complementary service of auction capabilities. Additionally, that group specializes in nuclear generation equipment rather than the broad spectrum of energy generation assets.

         Other companies operate similar Internet websites that currently list utility generation parts and equipment for sale and auction. To entrade.com's knowledge, these companies do not have the business skills, business methodologies or industry related expertise that entrade.com provides through its internal operations.

         See "Risk Factors -- We may not be able to compete effectively with other providers of e-commerce services."

         In general, two large international auction companies, Richie Brothers and Forke Brothers, dominate the land based or non e-commerce auction industry. These two companies compete for the liquidation of large plants and large volumes of machinery. The remainder of the auction industry is fragmented and largely composed of independently owned single_facility auction houses. Nationwide believes that it currently competes favorably with existing competitors, primarily on the basis of quality of services.

Employees

         As of December 31, 1999, we employed approximately 130 persons, including 15 employees at corporate headquarters, 30 full_time employees of entrade.com, and 85 employees of Nationwide.

         entrade.com employs eight individuals in managerial positions, two in sales and marketing and 20 as technical staff members. Given the size of entrade.com and the nature of its business, however, these employees perform multiple functions that overlap these categories. entrade.com also utilizes a team of retired utility executives and engineers as a commissioned based independent sales force for the utiliparts.com operations.

         As of December 31, 1999, Nationwide employed approximately 85 employees at five permanent locations. The table below categorizes Nationwide's employees by function:

                    Senior Management    5
                    Sales               17
                    Accounting           5
                    Administrative      17
                    Advertising          2
                    Data Processing      4
                    Operations          35
                                        --
                    Total               85
                                        ==


         We consider our relationships with our employees to be good. Our employees are not covered by collective bargaining agreements.


Properties

         At December 31, 1999, the only property used by Entrade's corporate office was its headquarters facility of approximately 7,000 sq. ft. of office space and 1,000 sq. ft. of warehouse space in Northfield, Illinois. In December 1995 the building was purchased by a trust owned by John Harvey, Chairman of Entrade's board of directors. The lease for this property expired in December 1998, and Entrade is currently renting its headquarters on a month_to_month basis. The parties contemplate that Entrade will negotiate the terms of a long_term lease agreement.

         entrade.com conducts its operations through leased facilities in Mount Laurel, New Jersey; Wayne, Pennsylvania; Plymouth, Massachusetts; and Waterloo, Ontario, Canada.

         Nationwide operates six full service public auction facilities located in City of Industry, California; Benicia, California; Kansas City, Missouri; Riverdale (Atlanta), Georgia; Wilmington, Delaware; and Albuquerque, New Mexico. Nationwide believes it will have no difficulty replacing any leased facility upon expiration of the term of the lease.

         Nationwide's   headquarters  and  Southern  California  operations  are
located on a 7.7-acre parcel in City of Industry. This parcel is leased, and includes a 6,000 square foot office building and a 4,000 square foot warehouse. This lease expires on August 23, 2000, and is subject to five one-year renewals. The auction business also leases an adjoining 3.75-acre pursuant to a lease that expires on September 23, 2000 and is subject to two one-year renewals and has a month-to-month license agreement for the use of an approximately one-acre parking lot used for storage of vehicles held prior to auction.

         In northern California, Nationwide owns a 15.5-acre parcel of land with a building comprising 3,600 square feet of office space and 15,900 square feet of storage space. This property is subject to a mortgage in favor of a local bank. Nationwide has a subleasehold interest for the exclusive use of an adjoining parcel consisting of 2.7 acres of land and a 16,500 square foot building. This sublease expires on May 8, 2031.


         Nationwide leases an 11-acre parking lot in Kansas City, Missouri. This lease expires on November 30, 2002 and is renewable for one five-year period.

         On March 18, 1999, Nationwide purchased an 11.5-acre parcel of land with a 5,000 square foot office building in Riverdale, Georgia. This property is subject to a mortgage in favor of a local bank.

         Nationwide leases a 12.1-acre parcel of land in Wilmington, Delaware under a month-to-month lease.

         Nationwide leases a 10-acre parcel of land in Albuquerque, New Mexico. This lease expires on December 10, 2000 and is renewable for four one year periods.

         printeralliance.com conducts its operations through leased facilities in Horsham, Pennsylvania.

         Entrade believes that all of the foregoing properties are in good condition and reasonably adequate for current operations.


Legal Proceedings

         With exception of legal proceedings and claims that arise in the ordinary course of Nationwide's business, the only legal proceedings in which Entrade is presently involved relate to Artra and its subsidiaries, which are the defendants in various business-related litigation and environmental matters and product liability claims. At September 30, 1999, December 31, 1998 and December 31, 1997, Artra had accrued current liabilities of $1,500,000, $1,500,000 and $1,800,000, respectively, for potential business-related litigation and environmental liabilities.


         Product liability claims

         Since 1983, Artra has responded to significant product liability claims relating to the use of asbestos in the manufacture of products by various companies, including a former Artra subsidiary. Reports from local counsel indicate, as of December 31, 1999, pending claims asserted by approximately 45,000 plaintiffs (excluding loss of consortium claims) in 17 states. It is probable that a significant number of additional claims will be asserted in the future. Artra cannot quantify the potential cost to it of these pending and unasserted claims.

         Artra's primary insurance carriers paid approximately $13,000,000 in disposition of the claims from 1983 through September 1998, when Artra's primary insurance carriers asserted that Artra's primary insurance coverage for the claims had been exhausted. Since September 1998, certain of Artra's excess insurance carriers, under a reservation of the right to deny coverage liability at a subsequent date, have pursuant to an interim agreement assumed the defense of the claims and paid defense, settlement and indemnity costs relating to these claims which totaled approximately $17,500,000 through December 31, 1999. The interim agreement expired as of January 31, 2000.

         Until January 31, 2000, pursuant to the interim agreement, certain of Artra's excess insurance carriers funded defense and indemnity costs as they became due. Under the interim agreement, the claims were administered by Granite State Insurance Company, an affiliate of the American International Group, Inc., one of Artra's principal excess insurers, and one of the participants in the expired interim agreement. Since January 31, 2000, Granite State has not administered the claims or advanced funds for defense, settlement and indemnity expenses. Nevertheless, through its counsel, Granite State has indicated its intent to reimburse Artra for payments made by Artra upon submission of insurance claims to it pursuant to its policies.

          Negotiations are continuing with Granite State and the other excess insurers regarding the establishment of a permanent funding, claims administration and coverage agreement. Unless and until such a permanent agreement is reached, as to which Artra can provide no assurance, Artra intends, unless litigation should become necessary in light of the positions of the excess carriers or other circumstances, to: (i) administer the claims and (ii) fund defense, settlement and indemnity costs to the extent necessary and then seek reimbursement from the excess insurance carriers. It is also possible that these excess insurance carriers could cease making payments at any time on the basis of their various reservations of rights.


         Artra and two of its excess insurers currently have a dispute as to the existence of certain insurance coverage, in the approximate amount of $31,000,000, for the period 1968 - 1975. These carriers contend that the policies for this period, if they ever existed, are "lost." If Artra or its carriers were to be unable to locate all or some of these policies, absent the negotiation of an agreement with the carriers, as to which Artra can provide no assurance, a court could find that no coverage existed for all or some of the periods in question. In that event, a court might find Artra responsible for funding its pro rata share of payments for defense and indemnity costs. A similar issue exists with respect to an unknown amount of primary and excess insurance coverage by unknown insurers for the period 1947 - 1962, for which Artra has not been able to locate policies, with potential effect similar to that possible with respect to the 1968 - 1975 period.

         If Artra were unable to conclude a permanent agreement with its excess insurance carriers regarding the claims or with respect to coverage for those potential gaps described herein, if Artra were ultimately unsuccessful in attempting to marshal any such insurance and instead a court were to determine that gaps in coverage exist, or if a court were to determine that Artra is responsible for a portion of the defense and indemnity costs associated with those potential gaps in coverage, there could be a material adverse effect on Artra's financial condition.

         Artra's financial condition could also be materially adversely affected to the extent, if any, that its existing insurance coverage and any to which it might become entitled in the future is not sufficient to respond fully to the claims. Artra has the following amounts of excess insurance it believes are available to indemnify Artra against its liability on some or all of the claims: approximately (a) $204,000,000 for which Artra has policies, less amounts expended through December 31, 1999 (believed to be approximately $17,500,000) and such additional amounts as have been paid or committed since December 31, 1999; (b) an additional amount which may total as much as $45,000,000 for which Artra thus far has been unable to locate insurance policies but for which Artra has certain evidence of coverage, and (c) any potentially applicable coverage in an undetermined amount for any other policies that may exist over certain years, which Artra is investigating. There is also some potential additional coverage from two excess insurers, which Artra believes are or may be involved in insolvency proceedings. In the event Artra were unable to satisfy the claims through a combination of insurance coverage and its own assets, or in the event that Artra does not receive timely reimbursement from its excess carriers of amounts Artra may be required to expend on defense, settlement and indemnity payments, it is possible that Artra could be forced to seek protection under the federal bankruptcy laws.

         If Artra's insurance coverage and Artra's other assets is not sufficient to satisfy the claims against Artra, Entrade could lose its entire investment in Artra. If the combination of insurance coverage and Artra's assets are not sufficient to satisfy the claims, it is also possible that the plaintiffs presenting the claims could attempt to pursue legal action against Entrade. Entrade believes that no valid legal basis exists for the imposition of Artra's liability for the claims against Entrade, and Entrade would vigorously defend against any attempt to impose such liability.


         Environmental matters

         EPA notices alleging environmental violations

         In April 1994, the EPA notified Artra that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts, generated by a manufacturing facility formerly operated by the Clearshield Plastics Division of Harvel Industries, Inc., a majority owned subsidiary of Artra. In 1985, Harvel was merged into Artra's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne Industries, Inc. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of Artra. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued Artra for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7,000,000 according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. Artra has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

        Lawsuits seeking recovery of environmental clean-up costs

         In a case titled Sherwin-Williams Company v. Artra Group Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company brought suit against Artra and other former owners of a paint manufacturing facility in Baltimore, Maryland, for recovery of costs of investigation and clean-up of hazardous substances that were stored, disposed of or otherwise released at the manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of Artra from 1969 to 1980. Sherwin-Williams's current projection of the cost of clean-up is approximately $5,000,000 to $6,000,000. Artra has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. Artra also is vigorously defending this action and has raised numerous defenses. Currently, the case is still in discovery and Artra cannot determine what, if any, its liability may be in this matter.

         Artra was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California in respect to Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. Artra's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by Artra. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process. Artra entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, Artra defaulted on its payment obligation. Artra is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by Artra, was not intended to release Artra from liability for costs associated with other phases of the clean-up at this site. Artra is presently unable to determine what, if any, additional liability it may incur in this matter.

         Other Cases

         Bagcraft Packaging, LLC and Packaging Dynamics, LLC filed suit against Artra and its BCA Holdings, Inc. subsidiary in the Circuit Court of Cook County, Illinois, on November 22, 1999, alleging that Artra breached a non-compete agreement entered into in connection with the sale of certain assets to Bagcraft Packaging, LLC by hiring Mark Santacrose as Chief Executive Officer and President of Artra. The plaintiffs seek damages in excess of $5,000,000. Artra intends to vigorously defend itself in this action.

         While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on Entrade's financial condition or results of operation. For further information, see Note 7 to the Notes to Condensed Consolidated Financial Statements for the quarter ended September 30, 1999.


                                   MANAGEMENT

Directors and Executive Officers of Entrade

         Information Regarding Directors

         The following table lists the name and age of each director of Entrade, his business experience, his positions with Entrade and other directorships held by him.

Name                             Age          Positions and Experience
----                             ---          ------------------------

John Harvey(1)                    68          Chairman of the board of directors
                                              and Director since September 1999;
                                              served as Chairman of the board of
                                              directors  and  Director  of Artra
                                              from 1968 to September  1999,  and
                                              Chief  Executive  Officer of Artra
                                              from 1968 to June  1999;  Director
                                              from 1982 to December 1995 and the
                                              Chief Executive  Officer from 1990
                                              to   November   1995  of  Comforce
                                              Corporation             (temporary
                                              professional employment,  formerly
                                              The Lori Corporation); Director of
                                              Plastic       Specialties      and
                                              Technologies, Inc. (textiles, hose
                                              and  tubing);  Director of PureTec
                                              Corporation,   the   successor  by
                                              merger to Ozite, until March 1998,
                                              when   PureTec   was  merged  into
                                              Teckni-Plex, Inc.

Peter R. Harvey(1)                65          Vice Chairman,  Chairman  of   the
                                              Executive  Committee  and Director
                                              since  September  1999;  served as
                                              Vice  Chairman and Chairman of the
                                              Executive  Committee of Artra from
                                              June  1999  to   September   1999;
                                              Director  of  Artra  from  1968 to
                                              September   1999;   President  and
                                              Chief  Operating  Officer of Artra
                                              from 1968 to June  1999;  Director
                                              of Comforce Corporation (temporary
                                              professional employment,  formerly
                                              The Lori Corporation) from 1985 to
                                              December 1995 and a vice president
                                              through January 1996;  Director of
                                              PureTec   Corporation   (textiles,
                                              hose and tubing), the successor by
                                              merger to Ozite, until March 1998,
                                              when   PureTec   Corporation   was
                                              merged into Teckni-Plex, Inc.

Mark F. Santacrose(1)(3)          40          President, Chief Executive Officer
                                              and Director since September 1999;
                                              served  as  President   and  Chief
                                              Executive  Officer  of Artra  from
                                              June  1999  to   September   1999;
                                              Director  of  Artra  from  1998 to
                                              September   1999;   President   of
                                              Bagcraft  Corporation  of  America
                                              (n/k/a  Golden  Corp.),   flexible
                                              packaging   materials   for   food
                                              products,  from  1994 to  November
                                              20,  1998;  following  the sale of
                                              substantially all of the assets of
                                              Bagcraft  in  1998,  President  of
                                              Bagcraft    Packaging    LLC,    a
                                              subsidiary  of Packaging  Dynamics
                                              LLC from November 20, 1998 to June
                                              18, 1999.

Gerard M. Kenny(3)                50          Director  since  September   1999;
                                              served as  Director  of Artra from
                                              1988 to September 1999;  Executive
                                              Vice  President  and  Director  of
                                              Kenny  Construction  Company since
                                              1982      (diversified       heavy
                                              construction);  General Partner of
                                              Clinton Industries  (investments),
                                              a limited partnership, since 1972.

Robert D. Kohn                    49          Director  since   February   1999;
                                              Chairman  and  CEO  from  February
                                              1999 to September 1999;  President
                                              of  entrade.com   since  September
                                              1999;   Chairman,   President  and
                                              Chief    Executive    Officer   of
                                              WorldWide,  a business-to-business
                                              Internet  Company,  from September
                                              1997 to September 1999;  President
                                              and  Chief  Operating  Officer  of
                                              entrade.com  from February 1996 to
                                              March 1, 1999;  from 1987 to 1996,
                                              served  as   president  of  Equity
                                              Resources  International,  Inc., a
                                              financial  services company;  from
                                              1983 to 1987, served as president,
                                              chief operating  officer and chief
                                              financial    officer    of    ORFA
                                              Corporation,   a  waste  recycling
                                              technology company.

Edward A. Celano(3)               61          Director  since   September  1999;
                                              served as  Director  of Artra from
                                              1996 to September 1999;  Executive
                                              Vice  President  of  the  Atlantic
                                              Bank  of  New  York  since  May 1,
                                              1996;  Senior  Vice  President  of
                                              National   Westminster  Bank,  USA
                                              from  1984  through   April  1996;
                                              serves  as  a  Director   of  Life
                                              Medical Services,  Inc.,  Sterling
                                              Vision,  Inc.  and Astra  Funding,
                                              Inc.

Howard R. Conant(2)               75          Director  since   September  1999;
                                              served as  Director  of Artra from
                                              1996 to  September  1999;  Retired
                                              Chairman    of   the    Board   of
                                              Interstate   Steel  Co.,  1970  to
                                              1990,    and   a   consultant   to
                                              Interstate through 1992.

Maynard K. Louis(2)               70          Director  since   September  1999;
                                              served as  Director  of Artra from
                                              1993  to  1995  and  from  1996 to
                                              September 1999;  Retired  Chairman
                                              of the  Board  of  Lord  Label,  a
                                              printing   company  now  known  as
                                              Porter &  Chadburn,  from  1965 to
                                              1989, and Vice President of Porter
                                              & Chadburn from 1989 to 1993.

Robert L. Johnson(2)              64          Director since September 1999;

                                              served as  Director  of Artra from
                                              1996 to September  1999;  Chairman
                                              and  Chief  Executive  Officer  of
                                              Johnson  Bryce,   Inc.,   flexible
                                              packaging   materials   for   food
                                              products     since    1991;    and
                                              previously, for many years, a vice
                                              president  of Sears  Roebuck & Co.
                                              (retailing company).

Corey  Schlossmann                44          Director since October 1999; Chief
                                              Executive  Officer  of  Nationwide
                                              since   October   1999  and  Chief
                                              Financial  Officer  of  Nationwide
                                              since  January  1999;  Partner  of
                                              Gordon,  Fishburn  &  Schlossmann,
                                              certified   public    accountants,
                                              since  1995;  Partner  of Hankin &
                                              Co., a consulting  firm focused on
                                              implementing  strategic  solutions
                                              for owner managed  businesses  and
                                              forensic  consulting,   from  1988
                                              until 1995.

John K. Tull(2)                   73          Director  since   September  1999;
                                              served as  Director  of Artra from
                                              1998 to September 1999;  President
                                              of J.K.  Tull  Associates  Ltd., a
                                              mergers  and  acquisitions   firm,
                                              since 1986.

________________

(1) Member of the executive committee. Entrade's executive committee has the authority to take all action that can be taken by the full board of directors, consistent with Pennsylvania law, between meetings of the Entrade board of directors.

(2) Member of the audit committee. Entrade's audit committee reviews audit reports and management recommendations made by Entrade's independent accountants.

(3) Member of the compensation committee. Entrade's compensation committee has the authority to review and recommend compensation plans and approve compensation changes.

         John Harvey and Peter R. Harvey are brothers.

         Under the merger agreement pursuant to which Artra became a wholly owned subsidiary of Entrade, for as long as WorldWide's percentage ownership of Entrade's common stock, calculated on a fully diluted basis, is at least five percent, Entrade must use its best efforts to cause a designee nominated by WorldWide and acceptable to Entrade to be elected to the Entrade board of directors. Robert D. Kohn is the initial designee of WorldWide.

         Under the terms of the Stock Purchase Agreement pursuant to which Entrade acquired Nationwide, for so long as Don Haidl owns at least five percent of the issued and outstanding shares of Entrade's common stock, Entrade must nominate Mr. Haidl or his designee reasonably acceptable to Entrade to serve as a director of Entrade. Corey Schlossmann is Mr. Haidl's initial designee.

         Comforce Corporation was a 64.3% owned subsidiary of Artra until December 1995. Artra now owns approximately 9% of Comforce Corporation. PureTec International, Inc. and Plastics Specialities and Technologies, Inc. were affiliates of Artra. Bagcraft was a wholly owned subsidiary of BCA Holdings, Inc., a wholly owned subsidiary of Artra. In November 1998, substantially all of the assets of Bagcraft were sold to Packaging Dynamics LLC, the parent entity of Bagcraft Packaging LLC.

         Compensation Committee Interlocks and Insider Participation.

         The Entrade board of directors reviewed and approved the compensation of Mark F. Santacrose, the President and Chief Executive Officer of Entrade. None of our executive officers serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors. See "Related Party Transactions" for a description of various transactions and relationships between Entrade and certain directors.

         Information Regarding Executive Officers.

         Set forth below is information concerning the executive officers and other key employees of Entrade who were in office or employed as of the date of this Prospectus.


Name                        Age     Position
----                        ---     --------

John Harvey                 68      Chairman of the Board

Mark F. Santacrose          40      President and Chief Executive Officer

Peter R. Harvey             65      Vice Chairman and Chairman of the  Executive
                                    Committee

Robert D. Kohn              49      President of entrade.com

Mark P. Miller              39      Chief Operating Officer

Corey Schlossmann           44      Chief Executive Officer of Nationwide

John G. Hamm                61      Executive Vice President and Chief Financial
                                    Officer

Carrie L. Shea              35      Executive Vice President  of  Marketing  and
                                    Strategy

Anthony E. Rothschild       42      General Counsel and Secretary

Robert S. Gruber            67      Vice President - Corporate Relations

Lawrence D. Levin           48      Controller

         John Harvey is the Chairman of Entrade. See "Information Regarding Directors" above for a description of Mr. Harvey's relevant business experience.

         Mark F. Santacrose is the President and Chief Executive Officer of Entrade. See "Information Regarding Directors" above for a description of Mr. Santacrose's relevant business experience.

         Peter R. Harvey is the Vice Chairman of Entrade and Chairman of the Executive Committee of the board of directors of Entrade. See "Information
Regarding Directors" above for a description of Mr. Harvey's relevant business experience.

         Robert D. Kohn is the President of entrade.com. See "Information Regarding Directors" above for a description of Mr. Kohn's relevant business experience.

         Corey Schlossmann is the Chief Executive Officer of Nationwide. See "Information Regarding Directors" above for a description of Mr. Schlossman's relevant business experience.

         John G. Hamm has been the Executive Vice President of Entrade since September 1999 and Chief Financial Officer and Treasurer since November 1999. Mr. Hamm has served as the Secretary of Entrade from September 1999 to November 1999 and as the Executive Vice President of Artra from February 1988 to September 1999, as the Vice President of Finance of Artra from 1975 to 1988 and as the Secretary of Artra from August 1999 to September 1999. Mr. Hamm has also served as Vice President of Finance from August 1990 to July 1995 and as a Director from 1984 until July 1995 of Ozite Corporation. Mr. Hamm has also served as a Director of SoftNet Systems, Inc. from 1985 to February 1999 and a Director of Plastic Specialties and Technologies, Inc. from 1985 to January 1996.

         Mark P. Miller has been Chief Operating Officer since January 2000 and Executive Vice President of Operations and Business Development from November 1999 to January 2000. Mr. Miller served as Vice President of A.T. Kearney, Inc., a global management consulting firm, from December 1995 until November 1999, and as a Principal of A.T. Kearney from August 1993 until November 1995. Mr. Miller is a graduate of both Southern Methodist University and the Harvard Graduate School of Business.

         Carrie L. Shea has been Executive Vice President of Marketing and Strategy since November 1999. Ms. Shea served as Vice President of A.T. Kearney, Inc., a global management consulting firm, from August 1998 until November 1999, and as a Principal of A.T. Kearney from January 1994 until July 1998. Ms. Shea received both her Bachelor of Arts and Masters of Business Administration from the University of Chicago.

         Anthony E. Rothschild has been General Counsel and Secretary since November 1999. Mr. Rothschild was a partner in the Chicago, Illinois law firm of Butler, Rubin, Saltarelli & Boyd from January 1990 until November 1999, where he served as principal managing partner. Mr. Rothschild is a cum laude graduate of both Harvard College and Northwestern University Law School.

         Robert S. Gruber has been the Vice President - Corporate Relations of Entrade since September 1999. Mr. Gruber served as Vice President - Corporate Relations of Artra from 1975 to September 1999 and as a consultant to The Lori Corporation from 1982 to 1995. Mr. Gruber has also served as a consultant to Comforce Corporation during 1996. Mr. Gruber is retiring effective March 31, 2000.

         Lawrence D. Levin has been the  Controller of Entrade  since  September
1999. Mr. Levin served as Controller of Artra from 1987 to September 1999, Assistant Treasurer and Assistant Secretary from 1980 to September 1999, and Assistant Controller from 1980 to 1987. Mr. Levin has also served as Controller of Comforce from December 1989 to January 1996 and as the Assistant Chief Financial Officer of Comforce from May 1993 through January 1996.

         Officers are appointed by the Entrade board of directors and its subsidiaries and serve at the pleasure of each respective board. Except for the relationship of Peter R. Harvey and John Harvey, who are brothers, there are no family relationships among the executive officers and directors, nor are there any arrangements or understandings between any officer and another person under which an officer was appointed to office.

         Section 16(a) Beneficial Reporting Compliance

         Section 16(a) of the Exchange Act requires that officers and directors of Entrade, as well as persons who own more than 10% of a class of equity securities of Entrade, file reports of their ownership of those securities, as well as monthly statements of changes in the person's ownership, with Entrade and the Commission. Based upon reports filed with Entrade since September 1999, Entrade believes that these persons filed all reports required under Section 16(a) during 1999 on a timely basis, except for Messrs. Miller and Rothschild, Ms. Shea and WorldWide, who made late filings of initial reports on Form 3, and John Harvey, who made a late filing of a report on Form 4.


                             EXECUTIVE COMPENSATION

         Entrade assumed all employment agreements and stock options and plans of Artra upon the closing of the merger in September 1999. Because Entrade commenced operations in 1999, no compensation information regarding its directors and officers are available for prior years.

Directors' Compensation

         Directors who are not employees of Entrade are entitled to receive an annual retainer of $10,000. Each outside director who sits on an established committee of Entrade is entitled to receive $250 per committee meeting attended and the chairman of a committee is entitled to receive $500 for each meeting. Employees of Entrade who also serve as directors or committee members receive no additional compensation for the service.

         In 1999, each of Entrade's seven outside directors, as directors of Artra, received options to purchase 2,500 shares of Artra common stock at an exercise price of $5.375 per share. Also, Mark Santacrose and John Tull each received an additional grant of options to purchase 10,000 shares of Artra common stock at an exercise price of $4.75 per share. These options have a term of ten years from the date of grant.

Executive Officer Compensation

         The following table contains information with respect to all compensation paid by us during 1999 to our chief executive officer and the only other executive officer who received combined salary and bonus from Entrade in excess of $100,000 for 1999.

                           Summary Compensation Table


          Name and                                                                             Long Term
     Principal Position                  Annual Compensation                                 Compensation
-----------------------------    ---------------------------------------------     --------------------------------
                                 Salary                                             Securities
                                 -------                        Other Annual        Underlying       All Other
                                 ($)(1)     Bonus ($)          Compensation ($)     Options (#)    Compensation ($)
                                 ------     ---------          ---------------      -----------    ----------------
Mark F. Santacrose,
President and Chief Executive
Officer                          62,500     100,000 (2)(6)              1,800            (3)            833 (5)

Robert D. Kohn,
President of entrade.com         29,058             (6)                                  (4)            508 (5)

(1)      Represents salaries paid by Entrade from and after September 23, 1999.

(2) Artra had agreed to pay Mr. Santacrose a bonus of $100,000 for 1999 to compensate him for forfeiture of compensation to which he would have been entitled from his previous employer. The bonus was paid in January 2000.

(3) Under th terms of an Artra employment agreement effective June 28, 1999 that Entrade has assumed, Mr. Santacrose was granted options to acquire 200,000 shares of Artra common stock at $10.00 per share, which options vest immediately on that date, and options to acquire 100,000 shares of Artra common stock at $12.875 per share, which options will vest on June 28, 2000. All options granted expire June 28, 2009. The closing price of Artra common stock on the New York Stock Exchange on June 28, 1999, the date of the grant, was $12.875.

(4) Robert D. Kohn has an employment agreement with Artra for a term that commenced February 23, 1999 and ends February 17, 2002. Entrade has assumed this employment agreement. The employment agreement provides for an option to purchase 1,000,000 shares of Artra common stock at an exercise price of $2.75 per share. The options vest in equal one-third installments on December 1, 1999, February 18, 2000, and February 18, 2001.

(5) The amounts represent matching contributions by the Company to the Company's 401(k) plan.

(6) Performance bonuses for 1999 for these individuals have not yet been determined.

                               1999 Option Values

         The following table shows information regarding the unexercised options held as of December 31, 1999 by our chief executive officer and the only other executive officer who received combined salary and bonus from Entrade in excess of $100,000 for 1999. Neither officer exercised any options during 1999

                                   Number of Shares Underlying                        Value of Unexercised in-the-Money
                              Unexercised Options as of December 31, 1999 (#)        Options as of December 31, 1999 ($)(1)
                              -----------------------------------------------        --------------------------------------
Name                                     Exercisable/Unexercisable                         Exercisable/Unexercisable
----------------------             ------------------------------------               -------------------------------------
Mark F. Santacrose                            200,000/100,000                              6,175,000/2,800,000

Robert D. Kohn                                333,333/666,667                              12,708,321/25,416,679


(1) The value per option is calculated by subtracting the exercise price of the option from the fair market value of our common stock of $40-7/8 per share on December 31, 1999.

         The following discussion provides information regarding executive officer employment agreements and compensation arrangements.

         Mark F. Santacrose Employment Agreement

         On June 28, 1999, the Artra board of directors entered into an agreement with Mark F. Santacrose. Under the agreement, Mr. Santacrose agreed to become the President and Chief Executive Officer of Artra. In September 1999, Mr. Santacrose became the President and Chief Executive Officer of Entrade, and Entrade assumed this agreement. The following is a summary of the terms of the employment agreement.

         Term:                              The initial term is for three years.
                                            Commencing  June  28,  2002 and each
                                            anniversary  after  this  date,  the
                                            term is  automatically  extended for
                                            one  additional  year unless  either
                                            party  gives  written  notice to the
                                            other within 90 days  preceding  the
                                            anniversary  date that he or it does
                                            not  desire to  extend  the term for
                                            the additional one-year period.

         Cash Compensation:                 Base  salary of  $250,000  per year,
                                            subject   to    increase    at   the
                                            discretion  of the Entrade  board of
                                            directors.

         Stock Options:                     Option to purchase 200,000 shares of
                                            Entrade  common  stock  at  $10  per
                                            share,  exercisable  for  ten  years
                                            commencing June 28, 1999.

                                            Option to purchase 100,000 shares of
                                            Entrade  common stock at $12.875 per
                                            share,  exercisable  commencing June
                                            28, 2000 until June 28, 2009.

         Compensation                       Entrade  has  agreed  to   pay   Mr.
         Reimbursement:                     Santacrose a bonus of  $100,000  for
                                            1999   to    compensate    him   for
                                            forfeiture of  compensation to which
                                            he would have been entitled from his
                                            previous employer.

         Termination:                       If Entrade terminates his employment
                                            during the  initial  term other than
                                            for  cause  or  he  terminates   the
                                            agreement  during the  initial  term
                                            for good reason,  Mr.  Santacrose is
                                            entitled  to the payment of his base
                                            salary  through the later of the end
                                            of the  initial  term  or 18  months
                                            from the date of termination. If the
                                            termination  occurs during a renewal
                                            term,  Entrade  will  pay him a lump
                                            sum  equal  to the  sum of his  base
                                            salary  for a period of 18 months at
                                            the effective date of termination.

         Change of Control:                 In the event of a change of  control
                                            of   Entrade   as   defined  in  the
                                            agreement,    Mr.    Santacrose   is
                                            entitled   to   receive  a  lump-sum
                                            payment  equal to his base salary at
                                            its then  current  rate for a period
                                            of 35 months.


         Robert D. Kohn Employment Agreement

         On February 23, 1999, Artra entered into an employment agreement with Robert D. Kohn, providing employment for a three-year term. Entrade assumed this agreement in September 1999. The following is a summary of the principal terms of this agreement.

         Term:                              The initial term is for 3 years.

         Cash Compensation:                 Base  salary of  $165,000  per year,
                                            subject   to    increase    at   the
                                            discretion  of the Entrade  board of
                                            directors.  Since November 1999, Mr.
                                            Kohn has been  acting  as the  Chief
                                            Executive  Officer of asseTrade.com,
                                            and his salary  has been  reduced by
                                            $82,500 for as long as he  continues
                                            to so act.

         Stock options:                     Option to purchase  1,000,000 shares
                                            of  Entrade   common   stock  at  an
                                            exercise  price of $2.75 per  share,
                                            exercisable  as  to  333,333  shares
                                            commencing December 1, 1999, 333,333
                                            additional     shares     commencing
                                            February  18,   2000,   and  333,334
                                            shares commencing February 18, 2001,
                                            all  exercisable  until February 23,
                                            2009.

         Termination:                       If Entrade terminates his employment
                                            during the  initial  term other than
                                            for cause, Mr. Kohn is entitled to a
                                            severance   payment   equal  to  the
                                            lesser of (a) an amount equal to his
                                            base  salary  for  a  period  of  24
                                            months,  or (b) an  amount  equal to
                                            his base  salary for the  balance of
                                            the    term   of   the    employment
                                            agreement; provided that in no event
                                            will the  severance  payment be less
                                            than an  amount  equal  to his  base
                                            salary for a period of six months.


         Corey Schlossmann Employment Agreement

         On October 15, 1999, Entrade and its subsidiaries comprising Nationwide entered into an agreement with Corey Schlossman. Under the agreement, Mr. Schlossman agreed to become an executive officer of Nationwide. Entrade agreed to guarantee Nationwide's performance under the employment agreement. The following is a summary of the terms of the employment agreement.

         Term: The initial term is for three years ending October 18, 2002. Commencing October 19, 2002 and each anniversary after this date, the term is automatically extended for one additional year unless either Mr. Schlossman or Nationwide gives written notice to the other within 90 days preceding the anniversary date that he or it does not desire to extend the term for the additional one-year period.

         Cash Compensation:                 Base  salary of  $162,000  per year,
                                            subject   to    increase    at   the
                                            discretion of the  Nationwide  board
                                            of directors.

         Stock Options:                     Option to purchase 200,000 shares of
                                            Entrade   common  stock  at  $9  per
                                            share,    all   fully   vested   and
                                            exercisable for ten years commencing
                                            October 15, 1999.

         Termination:                       If   Nationwide    terminates    his
                                            employment  during the initial  term
                                            other   than   for   cause   or   he
                                            terminates the agreement  during the
                                            initial  term for good  reason,  Mr.
                                            Schlossman   is   entitled   to  the
                                            payment of his base  salary  through
                                            the later of the end of the  initial
                                            term or 6  months  from  the date of
                                            termination.  If  Nationwide  elects
                                            not to extend his employment for any
                                            additional   one-year  period  other
                                            than for  cause  or the  termination
                                            occurs  during a renewal  term,  Mr.
                                            Schlossman is entitled to payment of
                                            his  base   salary  then  in  effect
                                            through  the  later  of the  current
                                            extended  term or 6 months  from the
                                            effective date of the termination.

         Mark P. Miller Employment Agreement

         On November 11, 1999, Entrade entered into an agreement with Mark P. Miller. Under the agreement, Mr. Miller agreed to become Executive Vice President - Operations and Business Development of Entrade. The following is a summary of the terms of the employment agreement.

         Term: The initial term ends December 31, 2002. Commencing January 1, 2003 and each anniversary after this date, the term is automatically extended for one additional year unless either party gives 90 days' advanced written notice that he or it does not desire to extend the term for the additional one-year period.

         Cash Compensation:                 Base  salary of  $250,000  per year,
                                            subject   to    increase    at   the
                                            discretion  of the Entrade  board of
                                            directors.

         Stock Options:                     Option to purchase 200,000 shares of
                                            Entrade  common  stock at  $22.3125,
                                            exercisable   as  to  66,666  shares
                                            commencing November 11, 2000, 66,667
                                            additional     shares     commencing
                                            November 11, 2001, and 66,667 shares
                                            commencing  November 11,  2002,  all
                                            exercisable until November 7, 2009.

         Termination:                       If Entrade terminates his employment
                                            during the  initial  term other than
                                            for  cause  or  he  terminates   the
                                            agreement  during the  initial  term
                                            for  good  reason,   Mr.  Miller  is
                                            entitled  to the payment of his base
                                            salary  through the later of the end
                                            of the  initial  term or six  months
                                            from the date of termination. If the
                                            termination  occurs during a renewal
                                            term,  Entrade  will  pay him a lump
                                            sum  equal  to the  sum of his  base
                                            salary for a period of six months at
                                            the effective date of termination.

         Change of Control:                 In the event of a change of  control
                                            of   Entrade   as   defined  in  the
                                            agreement,   Mr.   Miller  would  be
                                            entitled   to   receive  a  lump-sum
                                            payment  equal to his base salary at
                                            its then  current  rate for a period
                                            of 24 months.


         Carrie L. Shea Employment Agreement

         On November 11, 1999, Entrade entered into a letter agreement with Carrie L. Shea. Under the agreement, Ms. Shea agreed to become Executive Vice President of Marketing and Strategy of Entrade. The following is a summary of the terms of the employment agreement.

         Cash Compensation:                 Base salary of $200,000 per year.

         Stock Options:                     Option to purchase 150,000 shares of
                                            Entrade  common  stock at  $22.3125,
                                            exercisable   as  to  50,000  shares
                                            commencing   November   11,    2000,
                                            50,000  additional shares commencing
                                            November   11,   2001,   and  50,000
                                            additional     shares     commencing
                                            November 11, 2002,  all  exercisable
                                            until November 10, 2009.

         Compensation                       Entrade has agreed to pay Ms. Shea a
         Reimbursement:                     bonus of  $25,000  during  the first
                                            quarter  of 2000 to  compensate  her
                                            for  forfeiture of  compensation  to
                                            which she would  have been  entitled
                                            from her previous employer.


        Anthony E. Rothschild Employment Agreement

         On October 22, 1999, Entrade entered into an agreement with Anthony E. Rothschild. Under the agreement, Mr. Rothschild agreed to become General Counsel of Entrade. The following is a summary of the terms of the employment agreement.

         Term: The initial term ends December 31, 2002. Commencing January 1, 2003 and each anniversary after this date, the term is automatically extended for one additional year unless either party gives 90 days' advanced written notice that he or it does not desire to extend the term for the additional one-year period.

         Cash Compensation:                 Base  salary of  $150,000  per year,
                                            subject   to    increase    at   the
                                            discretion  of the Entrade  board of
                                            directors.    In    addition,    Mr.
                                            Rothschild  received a cash bonus of
                                            $12,500 for 1999 and will  receive a
                                            cash  bonus of no less than  $25,000
                                            for calendar year 2000.

         Stock Options:                     Option to purchase 100,000 shares of
                                            Entrade  common  stock at  $19.1875,
                                            exercisable   as  to  33,333  shares
                                            commencing  November 8, 2000, 33,333
                                            additional     shares     commencing
                                            November 8, 2001,  and 33,334 shares
                                            commencing  November  8,  2002,  all
                                            exercisable until November 7, 2009.

         Termination:                       If Entrade terminates his employment
                                            during the  initial  term other than
                                            for  cause  or  he  terminates   the
                                            agreement  during the  initial  term
                                            for good reason,  Mr.  Rothschild is
                                            entitled  to the payment of his base
                                            salary  through the later of the end
                                            of the  initial  term or six  months
                                            from the date of termination. If the
                                            termination  occurs during a renewal
                                            term,  Entrade  will  pay him a lump
                                            sum  equal  to the  sum of his  base
                                            salary for a period of six months at
                                            the effective date of termination.

         Change of Control:                 In the event of a change of  control
                                            of   Entrade   as   defined  in  the
                                            agreement,  Mr.  Rothschild would be
                                            entitled   to   receive  a  lump-sum
                                            payment  equal to his base salary at
                                            its then  current  rate for a period
                                            of 24 months.

Stock Option Plans

         The 1985 and 1996 Option Plans

         The Restated 1985 Stock Option Plan and 1996 Stock Option Plan provide for the grant of options to purchase Entrade common stock that are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code and non-qualified options to key employees and non-employee directors of Entrade, its subsidiaries and affiliated entities.

         As of December 31, 1999, Entrade had outstanding options to purchase an aggregate of 252,403 shares of Entrade common stock granted to Entrade's employees under the 1985 Plan at exercise prices of $3.65 and $3.75. All of the options granted under the 1985 Plan are fully vested and expire on either December 19, 2000, September 19, 2001 or January 8, 2003. The 1985 Plan will remain in effect until all options granted under the 1985 Plan have been satisfied by the issuance of shares or the expiration of the outstanding options, but no new options may be granted under the 1985 Plan.

         As of December 31, 1999, Entrade had outstanding options to purchase an aggregate of 1,855,351 shares of Entrade common stock under the 1996 Plan at exercise prices ranging from $4.75 to $22.3125.

         An aggregate of 39,000 shares of Entrade common stock remain available for grant under the 1996 Plan as of December 31, 1999.

         The 1996 Disinterested Directors Stock Option Plan

         As of December 31, 1999, Entrade had outstanding nonqualified options to purchase an aggregate of 85,000 shares of Entrade common stock granted to directors under the 1996 Disinterested Directors Plan at an exercise price of $3.125.

         An aggregate of 100,000 shares of Entrade common stock remain available for grant under the 1996 Disinterested Director Plan as of December 31, 1999.

         The 1999 Non-Qualified Stock Option Plan

         As of December 31, 1999, Entrade had outstanding options to purchase an aggregate of 1,600,000 shares of Entrade common stock to Robert D. Kohn, and three other current employees of entrade.com under the 1999 Non-Qualified Plan at an exercise price of $2.75 per share. The options become exercisable in three equal installments on December 1, 1999, February 18, 2000 and February 18, 2001. The options will expire on the earlier to occur of:

         o       February 23, 2009;

         o       the date of the employee's termination of employment for cause;

         o the expiration of three months from the date of the employee's termination other than for cause or from the date of the employee's voluntary resignation unless the termination results from the employee's retirement, death or disability; or

         o the expiration of one year from the date of the employee's termination by reason of his retirement, death or disability.



                           RELATED PARTY TRANSACTIONS

Robert D. Kohn and WorldWide

         Mr. Kohn served as chief executive officer, president and chairman of WorldWide until September 1999. As of July 20, 1999, Mr. Kohn owned 4,800,000 shares, or approximately 5% of the outstanding shares of common stock of WorldWide. Prior to the merger of a subsidiary of Entrade into Artra in September 1999, WorldWide owned 90% of the outstanding shares of Entrade common stock and currently owns approximately 11.44% of the outstanding shares of Entrade common stock. The shares of WorldWide owned by Mr. Kohn include 475,000 shares issued in 1999 in connection with the assignment to Energy Trading Company in 1998 of his 4.5% ownership interest in BarterOne LLC and other accrued, unpaid compensation and benefits relative to his employment by PECO Energy, the parent company of Energy Trading Company.

         Under the merger agreement, for as long as WorldWide's percentage ownership of Entrade's common stock calculated on a fully diluted basis is at least 5%, Entrade must use its best efforts to cause WorldWide's designee nominated by WorldWide and mutually acceptable to WorldWide and Entrade's board of directors to be elected to the Entrade board of directors.

         Concurrently with the execution of the merger agreement, Entrade acquired intellectual property necessary for the conduct of entrade.com's e-commerce business and 25% of the shares of the voting common stock of asseTrade.com from WorldWide in exchange for 1,800,000 shares of Entrade common stock, $800,000 in cash and a note for $500,000, which note was paid upon the closing of the merger.

         On February 16, 1999, Entrade issued to Energy Trading Company 200,000 shares of Entrade common stock, and paid Energy Trading Company $100,000 in cash upon closing of the merger in September 1999, in exchange for retained rights Energy Trading Company held in entrade.com's e-commerce business.

         Artra also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, Artra agreed to loan Entrade up to $2,000,000 to fund the $800,000 cash payment to WorldWide and provided funding for entrade.com until the closing of the merger.

         The total consideration for the purchased assets, therefore, was 2,000,000 shares of Entrade common stock and an aggregate of $5,400,000 in cash and committed funding.

         In August 1999, WorldWide agreed to loan to Entrade up to $500,000 to fund Entrade's operations from the date of the loan to the closing date under the merger agreement. The principal amount of approximately $405,000 was repaid to WorldWide on the closing date of the merger.

         In December 1998, entrade.com licensed its MARS and ORBIT software to asseTrade.com. Mr. Kohn is acting as Chief Executive Officer of asseTrade.com. Pursuant to the terms of the software license agreements, entrade.com and asseTrade.com agreed to pay the other 20% of the gross profits derived from any business referred by the other party. Additionally, asseTrade.com, Henry Butcher International, and Michael Fox International agreed to use entrade.com exclusively for all of their on-line business applications and entrade.com and Positive Asset Remarketing agreed to use asseTrade.com, Henry Butcher International and Michael Fox International exclusively for their disposition of corporate assets made in connection with any auctions and private treaty sales.

         In September 1999, entrade.com licensed its transaction software to ATM Service, Ltd., (d/b/a ATMCenter.com), of which WorldWide owns approximately 52%. In exchange for the license of entrade.com's transaction software, entrade.com is to receive $1,500,000, payable in the form of trade credits and monthly royalties computed upon the number of transactions generated using the licensed software.

         Pursuant to the terms of a merger agreement, a wholly owned subsidiary of Entrade agreed to merge into Positive Asset Remarketing, with the surviving corporation becoming a wholly owned subsidiary of Entrade. The primary asset of Positive Asset Remarketing is its ownership interest of 14.65%, on a fully diluted basis, of asseTrade.com. Upon consummation of the merger, the aggregate outstanding common stock of Positive Asset Remarketing will be converted into 900,000 shares of common stock of Entrade. If the Merger is consummated, Mr. Kohn, who is a director of Entrade and President of entrade.com and Chief Executive Officer of asseTrade.com, will receive 450,000 shares of Entrade common stock in exchange for his 50% ownership interest in Positive Asset Remarketing.

John Harvey and Peter R. Harvey

         The Harvey Family Trust is the owner of the real estate at 500 Central Avenue, Northfield, Illinois, the corporate offices of Entrade. The trust acquired the real estate in September 1996. Artra had rented approximately 7,000 square feet of office space and 1,000 square feet of warehouse space from the trust at an annual rental of $126,000 under a lease expiring in January 1999, which lease Entrade has continued on a month-to-month basis. The building contains approximately 29,500 total square feet. In the opinion of Entrade's management, the Entrade rental obligation to the trust does not exceed the fair market value for similar rentals. John Harvey is the grantor and beneficiary of the trust. John Harvey and Peter R. Harvey are brothers.

         In March 1998, the Artra board of directors ratified a proposal to settle Peter R. Harvey's previous advances from Artra in the amount of $15,437,000 as follows:

                  (1) Effective December 31, 1997, Mr. Harvey's net advances from Artra were reduced from $18,226,000 to $12,621,000. This reduction consisted of $2,789,000 of interest accrued and reserved for the period from 1993 to 1997 and an offset of $2,816,000. This offset of Peter R. Harvey's advances represented a combination of compensation for prior year guarantees of Artra obligations to private and institutional lenders, compensation in excess of the nominal amounts Peter R. Harvey received for the years from 1995 to 1997 and reimbursement for expenses incurred to defend Artra against litigation.

                  (2) Effective January 31, 1998, Peter R. Harvey's remaining advances totaling $12,787,000 were paid with consideration consisting of the following Artra preferred stock and BCA Holdings, Inc. preferred stock held by Peter R. Harvey:

                                                                                  Face Value Plus
                                  Security                                       Accrued Dividends
                                  --------                                       -----------------
             Artra Series A preferred stock, 1,734.28 shares                        $ 2,751,000
             BCA Holdings Series A preferred stock, 1,784.029 shares                  2,234,000
             BCA Holdings Series B preferred stock, 6,172 shares                      7,802,000
                                                                                    -----------
                                                                                    $12,787,000
                                                                                    ===========

         For additional related-party transactions between Artra and Peter R. Harvey, see Note 16 to the consolidated financial statements for the year ended December 31, 1998.

         On September 27, 1989, Artra received from Sage Group, Inc., a privately-owned corporation, a proposal to purchase Bagcraft. Effective March 3, 1990, a wholly owned subsidiary of Artra indirectly acquired from Sage Group, Inc. 100% of the issued and outstanding common shares of BCA Holdings, Inc., which in turn owned 100% of the stock of Bagcraft. The total consideration consisted of 772,000 shares of Artra common stock and 3,750 shares of Artra preferred stock.

         Upon the merger of Sage Group into Ozite on August 24, 1990, Ozite became entitled to receive this consideration, which right Ozite assigned to its PST subsidiary. Peter R. Harvey and John Harvey were the principal shareholders of Sage Group and Ozite as of the times that the merger agreements were executed and the mergers consummated. Ozite subsequently repurchased the 3,750 shares of Artra preferred stock in February 1992, of which 1,523 shares were subsequently assigned to Peter R. Harvey in consideration of his discharge of indebtedness of Ozite to him in April 1992. Peter R. Harvey pledged these 1,523 shares of Artra preferred stock to Artra.

         In November 1998, substantially all of the assets of Bagcraft were sold to Packaging Dynamics LLC, the parent entity of Bagcraft Packaging, LLC.

         Peter R. Harvey and John Harvey were significant shareholders of PST's parent, PureTec. Peter R. Harvey formerly was a Vice President and a director of PST and a director of PureTec. John Harvey formerly was a director of PST and PureTec.

Gerald M. Kenny

         During 1986 and through August 10, 1988, Artra entered into a series of short-term borrowing agreements with private investors. Each agreement granted an investor a put option, principally due in one year, that required Artra to repurchase any or all of the shares sold at a 15% to 20% premium during a specified put period.

         Kenny Construction Company entered into a put option agreement with Artra, which was extended from time to time, most recently on November 11, 1992. At that time, Artra and Kenny Construction agreed to extend the put option whereby Kenny Construction received the right to sell to Artra 23,004 shares of Artra common stock at a put price of $56.76 plus an amount equal to 15% per annum for each day from March 1, 1991 to the date of payment by Artra, which option was scheduled to expire on December 31, 1997. Gerard M. Kenny, a director of Artra, is the Executive Vice President and Chief Executive Officer and a director of Kenny Construction Company and beneficially owns 16.66% of Kenny Construction's capital stock.

         On March 21, 1989, Artra borrowed $5,000,000 from its bank lender evidenced by a promissory note. This note was amended and extended from time to time. The borrowings on this note were collateralized by, among other things, a $2,500,000 guaranty by Kenny Construction. Kenny Construction received compensation in the form of 833 shares of Artra common stock for each month that its guaranty remained outstanding through March 31, 1994. Under this arrangement, Kenny Construction received 49,980 shares of Artra common stock as compensation for its guaranty.

         On March 31, 1994, Artra entered into a series of agreements with its bank lender and with Kenny Construction. Under the terms of these agreements, Kenny Construction purchased a $2,500,000 participation in the $5,000,000 note payable to Artra's bank lender. Kenny Construction's participation was evidenced by a $2,500,000 Artra note bearing interest at the prime rate. As consideration for its purchase of this participation, the bank lender released Kenny Construction from its $2,500,000 loan guaranty. As additional consideration, Kenny Construction received an option to put back to Artra the 49,980 shares of Artra common stock received as compensation for its $2,500,000 Artra loan guaranty at a price of $15.00 per share. The put option was subject to increase at the rate of $2.25 per share per annum ($21.188 at December 26, 1996). The put option was exercisable on the later of the date the Kenny Construction note was repaid or the date Artra's obligations to its bank lender were fully paid. During the first quarter of 1996, the $2,500,000 note and related accrued interest were paid in full, principally with the proceeds from additional short-term borrowings.

         In December 1997, Kenny Construction exercised all of its put options and Artra repurchased 72,984 shares of Artra common stock for cash of $2,379,000.

Edward A. Celano

         In May 1996, Artra borrowed $100,000 from Edward A. Celano, then a private investor, evidenced by an unsecured short-term note, due August 7, 1996, and renewed to February 6, 1997, bearing interest at 10%. The proceeds of the loan were used for working capital. At Artra's annual meeting of shareholders, held August 29, 1996, Mr. Celano was elected to Artra's board of directors. Effective January 17, 1997, Mr. Celano exercised his conversion rights and received 18,182 shares of Artra common stock as payment of the principal balance of his note.

Howard Conant

         In August 1996, Artra borrowed $500,000 from Howard Conant, then a private investor, evidenced by a short-term note, due December 23, 1996, bearing interest at 10%. The loan was collateralized by 125,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2001, to purchase 25,000 shares of Artra common stock at a price of $5.00 per share. The proceeds of the loan were used for working capital. At Artra's annual meeting of shareholders, held August 29, 1996, Mr. Conant was elected to Artra's board of directors. In December 1996, the loan was extended until April 23, 1997 and Mr. Conant received, as additional compensation, a warrant, expiring in 2001, to purchase 25,000 shares of Artra common stock at a price of $5.875 per share.

         In January 1997, Artra borrowed an additional $300,000 from Mr. Conant evidenced by a short-term note, due December 23, 1997, bearing interest at 8%. The loan was collateralized by 100,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation for the loan, Mr. Conant received a warrant, expiring in 2002, to purchase 25,000 shares of Artra common stock at a price of $5.75 per share.

         In March 1997, Artra borrowed an additional $1,000,000 from Mr. Conant evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. The loan was collateralized by 585,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary. As additional compensation, Mr. Conant received an option to purchase 25,000 shares of Comforce common stock owned by Artra's Fill-Mor subsidiary at a price of $4.00 per share, with the right to put the option back to Artra on or before May 30, 1997 for a total put price of $50,000. In May 1997, Mr. Conant exercised his rights and put the Comforce option back to Artra for $50,000. The proceeds from this loan were used in part to repay an Artra/Fill-Mor $2,500,000 bank term loan.

         In April 1997, Artra borrowed $5,000,000 from Mr. Conant evidenced by a note, due April 20, 1998, bearing interest at 10%. As additional compensation, Mr. Conant received a warrant to purchase 333,333 shares of Artra common stock at a price of $5.00 per share. Mr. Conant had the right to put this warrant back to Artra at any time during the period of April 21, 1998 to April 20, 2000, for a total purchase price of $1,000,000. In May 1998, Mr. Conant sold the warrant to an unrelated third party who put the warrant back to Artra for a total purchase price of $1,000,000. The proceeds from this loan were used to repay Mr. Conant's outstanding borrowings of $1,800,000 and to pay down other Artra debt obligations.

         In June 1997, Artra borrowed an additional $1,000,000 from Mr. Conant, due December 10, 1997, bearing interest at 12%. As additional compensation, Mr. Conant received a warrant to purchase 40,000 shares of Artra common stock at a price of $5.00 per share. Mr. Conant had the right to put this warrant back to Artra at any time during the period of December 10, 1997 to June 10, 1998, for a total purchase price of $80,000, and Mr. Conant put the warrant back to Artra for $80,000 in 1998. The proceeds from this loan were used to pay down other Artra debt obligations. In July 1997, borrowings from Mr. Conant were reduced to $3,000,000 with proceeds advanced to Artra from a Bagcraft term loan as discussed above. In December 1997, borrowings from Mr. Conant were reduced to $2,000,000 with proceeds from other short-term borrowings. The borrowings from Mr. Conant were collateralized by 490,000 shares of Comforce common stock by Artra's Fill-Mor subsidiary.

         In August 1998 Artra borrowed an additional $500,000 from Mr. Conant, due December 20, 1998, bearing interest at 15%. As additional compensation, the lender received a warrant to purchase 20,000 shares of Artra common stock at a price of $3.9375 per share. The proceeds from this loan were used to pay down other Artra debt obligations.

         In November 1998, all borrowings from Mr. Conant were repaid with proceeds from the sale of the business assets of Bagcraft.

         Neither Mr. Celano nor Mr. Conant became directors by virtue of any of the provisions of these loan transactions. Each of them were invited by the Artra board of directors to serve as directors because of the board's desire to add two outside directors as suggested by the New York Stock Exchange.

Don G. Haidl

         In September 1990, Mr. Haidl, the beneficial owner of 9.39% of the outstanding shares of Entrade common stock, and two unaffiliated persons agreed to lease a portion of the premises located at 13005 East Temple Avenue, City of Industry, California, to Asset Liquidation Group, a subsidiary of Nationwide. Pursuant to the lease agreement, Nationwide is obligated to, among other things, pay the mortgagee of the premises $11,715.44 per month until the end of the original term of the lease agreement and pay Mr. Haidl and each of the other two property owners $4,497.14 per month for the first five years of the original term of the lease agreement, $5,500 per month for the remaining two years of the original term of the lease agreement, and $7,000 per month for each year of any option period.

                  INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth, as of January 31, 2000, the amount and percentage of Entrade common stock owned by (a) each person who is known by Entrade to own beneficially more than 5% of the outstanding shares of Entrade common stock, (b) each director, (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of Entrade as a group.

                                                  Number of Shares       Percent
Name of Beneficial Owner                         Beneficially Owned     of Class
------------------------                         ------------------     --------

5% Holders:

WorldWide(1)                                          1,800,000           11.44%

Don Haidl(2)                                          1,477,523            9.39%

Directors and Executive Officers:

John Harvey(3)                                        793,034              4.96%

Peter R. Harvey(4)                                    654,804              4.11%

Gerard M. Kenny(5)                                    107,080               *

Maynard K. Louis(6)                                   80,160                *

Edward A. Celano(7)                                   36,872                *

Howard R. Conant(8)                                   324,000              2.06%

Robert L. Johnson(9)                                  21,139                *

Robert D. Kohn(10)                                    666,667              4.07%

Mark F. Santacrose(11)                                222,500              1.40%

Corey Schlossmann (12)                                385,731              2.42%

John K. Tull(13)                                      40,587                *

All directors and officers as a group
(18 persons)(14)                                      3,915,791           22.09%

*        Less than 1% of the outstanding shares.

(1) WorldWide's business address is 521 Fellowship Road, Suite 130, Mount Laurel, New Jersey 08054.

(2) Mr. Haidl's business address is 13005 East Temple Avenue, City of Industries, California 91746. The shares of Entrade common stock owed by Mr. Haidl consist of 477,523 shares held directly by him and 1,000,000 shares held for the benefit of Mr. Haidl by Capital Direct Trust.

(3) The shares of Entrade common stock beneficially owned by Mr. Harvey consist of 518,122 shares held directly by him or in the Harvey family trust (with respect to which he holds voting and investment power), 5,632 shares held by Mr. Harvey's wife, 7,452 shares held in his 401(k) plan, 47,500 shares issuable under an option which expires December 19, 2000 at an exercise price of $3.65 per share, 131,000 shares issuable under an option which expires October 4, 2006 at an exercise price of $5.25 per share, 35,000 shares issuable under an option which expires January 6, 2009 at an exercise price of $4.75 per share and an aggregate of 48,378 shares issuable under warrants expiring at various dates in 2000 and 2001 at exercise prices of $4.25 per share to $6.25 per share received in 1995 and 1996 as additional compensation for 1995 and 1996 short-term loans.

(4) The shares of Entrade common stock beneficially owned by Mr. Harvey consist of 461,377 shares held directly by him, 600 shares owned by his wife and children, 634 shares held in his 401(k) plan, 7,193 shares held in his individual retirement account, 20,000 shares issuable under an option which expires September 19, 2001 at an exercise price of $3.65 per share, 15,000 shares issuable under an option which expires January 8, 2003 at an exercise price of $3.75 per share and 150,000 shares issuable under an option which expires January 6, 2009 at an exercise price of $4.75 per share.

(5) The shares of Entrade common stock beneficially owned by Mr. Kenny consist of 2,668 shares held by Kenny Construction Company, 89,412 shares held by Clinton Industries, 12,500 shares issuable under an option which expires May 28, 2008 at an exercise price of $3.125 per share and 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share. Mr. Kenny is Executive Vice President, Director and beneficial owner of 16.66% of the issued and outstanding stock of Kenny Construction Company. He is also the General Partner and a 14.28% beneficial owner of Clinton Industries, a limited partnership. See "Related Party Transactions -- Gerard M. Kenny."

(6) The shares of Entrade common stock beneficially owned by Mr. Louis consist of 43,160 shares held directly by him, 12,500 shares issuable under an option which expires May 28, 2008 at an exercise price of $3.125 per share, 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share and a warrant to purchase 22,000 shares of Entrade common stock at a price of $8.00 per share which warrant expires on June 13, 2001.

(7) The shares of Entrade common stock beneficially owned by Mr. Celano consist of 21,872 shares held directly by him, 12,500 shares issuable under an option which expires May 28, 2008 at an exercise price of $3.125 per share and 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share.

(8) Mr. Conant holds 295,000 shares of Entrade common stock directly and 20,000 shares in his individual retirement account. Mr. Conant's wife holds 9,000 shares of Entrade common stock.

(9) The shares of Entrade common stock beneficially owned by Mr. Johnson consist of 6,139 shares held directly by him, 12,500 shares issuable under an option which expires May 28, 2008 at an exercise price of $3.125 per share and 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share.

(10) The shares of Entrade common stock beneficially owned by Mr. Kohn consist of 666,667 shares issuable under an option which expires February 23, 2009 at an exercise price of $2.75 per share.

(11) The shares of Entrade common stock beneficially owned by Mr. Santacrose consist of 10,000 shares owned by him directly, 10,000 shares issuable under an option which expires January 6, 2009 at an exercise price of $4.75 per share, 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share and 200,000 issuable under an option which expires June 28, 2009 at an exercise price of $10 per share.

(12) The shares of Entrade common stock beneficially owned by Mr. Schlossman consist of 128,731 shares held directly by him and 57,000 shares held for the benefit of Mr. Schlossman by Core Capital IV Trust and 200,000 shares issuable under an option which expires October 15, 2009 at an exercise price of $9.00 per share.

(13) The shares of Entrade common stock beneficially owned by Mr. Tull consist of 28,087 shares held directly by him, 10,000 shares issuable under an option which expires January 6, 2009 at an exercise price of $4.75 per share and 2,500 shares issuable under an option which expires February 1, 2009 at an exercise price of $5.375 per share.

(14) The shares of Entrade common stock held by this group include an aggregate of 2,019,649 shares that these persons have the right to purchase under currently exercisable stock options and warrants.




                              SELLING SHAREHOLDERS

         The selling shareholders listed in the table are offering shares of common stock as described in "Plan of Distribution" below.

         The following table sets forth the number of shares and the percentage of outstanding shares beneficially owned by each selling shareholder before and after the offering.

                                                    Shares Beneficially Owned          Shares      Shares to be  Beneficially  Owned
                                                     Before Offering (1)(2)            Offered             After Offering
                                                -------------------------------   ---------------  ---------------------------------
                                                    Number           Percent                           Number            Percent
                                                ---------------  --------------                    ----------------  ---------------

A.T. Kearney (6)................................        48,493               *            48,493                 0                *
D.L. Arends Partnership (5).....................         2,200               *             2,200                 0                *
James Belushi Trust (6).........................         3,500               *             3,500                 0                *
Reed Berkey (7).................................         2,200               *             2,000               200                *
Braden Sutphin Ink Company (2)..................        25,000               *            25,000                 0                *
Katherine Buchanan (8)..........................         4,000               *             4,000                 0                *
Kenneth H. Buchanan (7).........................         6,800               *             4,000             2,800                *
Fred W. Broling (9).............................       214,287            1.36           214,287                 0                *
Richard A. Chaifetz (6).........................        23,625               *            13,625            10,000                *
Woodrow W. Chamberlain (8)......................        25,000               *            10,000            15,000                *
Woodrow and Barbara
   Chamberlain JT (7)...........................        28,330               *            10,000            18,330                *





                                       77


Albert Cohen (10)...............................        10,000               *            10,000                 0                *
Dale and Rayanne Coy JT (7).....................           850               *               500               350                *
Tom Devane (11).................................         4,125               *             4,125                 0                *
David J. Doerge Trust (7).......................        88,427               *             2,000            86,427                *
Elliot Associates, L.P. (6).....................        78,125               *            78,125                 0                *
Energy Trading Company (12).....................       200,000            1.27           200,000                 0                *
Paul Farmer IRA (7).............................         3,500               *             1,000             2,500                *
James and Carol Filler JTWRS (6) ...............        10,000               *            10,000                 0                *
Mary Ann Fitzgerald (7) ........................         2,000               *             1,500               500                *
Flagline & Company (6)..........................        46,000               *            46,000                 0                *
Beata Flatley (8)...............................         6,000               *             6,000                 0                *
Fleetfooted & Company (6) ......................        40,000               *            40,000                 0                *
Flybridge & Company (6).........................        45,000               *            45,000                 0                *
Jon D. Freeman (13).............................         7,000               *             3,000             4,000                *
Leo Gans (9)....................................        72,824               *            72,824                 0                *
1993 GF Partnership (8).........................         8,100               *             2,000             6,100                *
Gilford Securities Incorporated (26) (29).......        49,250               *            49,250                 0                *
Stewart Greenebaum (6) (23).....................       196,000            1.25            20,000           176,000             1.12
Don Haidl (14) (29).............................     1,477,523            9.39         1,477,523                 0                *
John G. Hamm (3) Living Trust (9)...............       102,767               *            18,769            83,998                *
Frank D. Harrison IRA (7).......................         1,000               *             1,000                 0                *
William R. Johnson (7)..........................           500               *               500                 0                *
JDK & Associates (15)...........................       185,731            1.18           185,731                 0                *
John Harvey (4) (16)............................       793,084            4.96           199,813           593,271             3.57
Julie Harvey Valeriote (9) (17).................       150,000               *            43,986           106,014                *
Kathleen Harvey Clapp (9) (17)..................       150,000               *            43,986           106,014                *
Kim Harvey (9) (17).............................       150,000               *            43,986           106,014                *
Lori Harvey (9) (17)............................       150,000               *            43,986           106,014                *
Peter Harvey (4) (9)............................       654,804            4.11            87,152           567,652             3.71
Phyllis Harvey (9) (18).........................         5,632               *             5,632                 0                *
Claire Kovar (8)................................         2,000               *             2,000                 0                *
Kenneth Kwiatt (9) (19).........................        28,714               *            18,769             9,945                *
Maynard Louis (4) (20)..........................        80,160               *            22,000            58,160                *
Lunn Partners Multiple                                   5,625
   Opportunities Portfolio LP (6)...............        15,625               *            15,625                 0                *
Frank Magid (7).................................         1,000               *             1,000                 0                *





                                       78


Maranello Ltd (8)...............................         2,000               *             2,000                 0                *
James C. McGill (7).............................        10,000               *             2,000             8,000                *
Johanna B. McGill (7)...........................           500               *               500                 0                *
Kay McHugh (7)..................................         1,000               *             1,000                 0                *
D. Michael Meyer (7) (8)........................        19,000               *             4,000            15,000                *
Jerry Mickelson IRA (8).........................         5,500               *             1,500             4,000                *
Millenium Capital Corp (27) (29)................        49,125               *            49,125                 0                *
Ted Mooschekian (7).............................         1,000               *             1,000                 0                *
Dr. John H. Muehlstein (8)......................         7,000               *             2,000             5,000                *
Neff Family Trust dated 7/6/92 (6)..............        16,666               *             7,000             9,666                *
Douglas B. Nelson &
   Jessica M. Swift (7) (8).....................        36,200               *             7,000            29,200                *
Lilly L. Nelson (8).............................         6,000               *             1,000             5,000                *
Parisa & Company (6)............................        14,000               *            14,000                 0                *
Park Avenue IOM LTD (7).........................        10,000               *            10,000                 0                *
Thomas D. Philipsborn Declaration
   of Trust (6).................................           500               *               500                 0                *
Marcia Proffitt (7).............................        10,000               *            10,000                 0                *
Ravinia Investors, L.L.C. (7)...................         7,166               *             2,000             5,166                *
Charles Reeder (7)..............................         5,332               *             4,000             1,332                *
William G. Reynolds, Jr. (8)....................         2,500               *               500             2,000                *
Lenore M. Schmick Trust (6).....................        27,832               *             5,500            22,332                *
Corey P. Schlossmann (4) (21)...................       385,731            2.42           185,731                 0                *
Martha T. Seelbach (8)..........................         6,000               *             1,000             5,000                *
William Seelbach (8)............................         1,000               *             1,000                 0                *
Shipp Family Trust (8)..........................         3,000               *             1,000             2,000                *
Shoreline Pacific Equity Ltd. (11)..............         8,000               *             8,000                 0                *
Mary Sievers (8)................................         4,000               *             3,000             1,000                *
Sisyphus & Company (6)..........................        11,250               *            11,250                 0                *
A. E. Staley III Trust (6)......................        10,000               *            10,000                 0                *
Henry M. Staley (6).............................        11,000               *             2,000             9,000                *
Henry M. Staley Trust (6).......................         2,000               *             2,000                 0                *
Anita  M. Stone Family Trust (7)................        31,660               *            20,000            11,660                *
Avery J. Stone Trust (8)........................        19,000               *             8,000            11,000                *
Shepard C. Swift Trust (7)......................         2,000               *             2,000                 0                *
Michael Targoff (22)............................       105,600               *           100,000             5,600                *








                                       79

EB Tarrson (7) (8)..............................        33,000               *            20,000            13,000                *
EB Tarrson CRAT 11-14-91 (8) ...................         8,000               *             8,000                 0                *
EB Tarrson  CRAT 12-21-93 (8)...................         4,000               *             4,000                 0                *
Bud Tarrson Foundation
   for Dental Research (7)......................         4,000               *             4,000                 0                *
Ronald E. Tarrson (7) (8).......................        25,000               *            20,000             5,000                *
Sari Tarrson Residuary Trust (7)................         2,000               *             2,000                 0                *
Westgate International, L.P. (6)................        78,125               *            78,125                 0                *
Elizabeth Joan White (7)........................         1,000               *             1,000                 0                *
Robert D. White (7).............................         1,000               *             1,000                 0                *
Thomas L. Whitney (7)...........................         4,000               *             4,000                 0                *
Diane Wilson (8)................................         1,750               *               500             1,250                *
WorldWide Web NetworX
   Corporation (24).............................     1,800,000            11.5         1,800,000                 0                *
D. R. Zaccone (25)..............................        87,466               *            87,466                 0                *

_______________________________
*        Less than one percent.

(1) The ownership percentages are calculated based on the assumption that all shares issuable to the Selling Shareholder upon the exercise of options or warrants by such shareholder (but only such shareholder) have been issued.

(2) The ownership percentages are calculated based on the assumption that all shares issuable to the Selling Shareholder upon the exercise of options or warrants by such shareholder (but only such shareholder) have been issued. Unless otherwise indicated in the notes to this table, all shares shown as beneficially owned by the named individual are owned of record by such person.

(3) Executive officer of Entrade. See "Information regarding Executive Officers" and "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

(4) Director of Entrade. See "Information regarding Executive Officers" and "Information Regarding Beneficial Ownership of Principal Shareholders and Management."

(5) The shares being offered for sale consist of shares of common stock issuable upon the exercise of a warrant at an exercise price of $8.00 per share, which expires May 8, 2001. The warrant was issued as additional consideration for a short-term loan.

(6) Consists of shares of common stock directly owned of record by such person.

(7) The shares being offered for sale consist of shares of common stock issuable upon the exercise of a warrant at an exercise price of $3.00 per share, which expires thirty days after the effective date of this registration statement. The warrants were issued as additional consideration for short-term loans.





                                       80

(8) The shares being offered for sale consist of shares of common stock issuable upon the exercise of a warrant at an exercise price of $3.00 per share, which expires April 30, 2000. The warrants were issued as additional consideration for short-term loans.

(9) The shares being offered for sale consist of shares of common stock issued in exchange for shares of BCA Holdings Inc. Series A preferred stock and Series B preferred stock, as approved by the Company's board of directors in October 1999. BCA Holdings Inc., a wholly_owned subsidiary of the Company's Artra Group Incorporated subsidiary, was the parent of the former Bagcraft Corporation of America subsidiary.

(10) The shares being offered for sale consist of shares of common stock issued to the person of record as a finders fee in conjunction with the acquisition of the Nationwide subsidiary.

(11) The shares being offered for sale consist of shares of common stock issuable upon the exercise of warrants at exercise prices of $32.00 to $55.65 per share, which expire January 5, 2003. The warrantholder acted as a finder in conjunction with certain of the private placements of shares of its common stock entered into in December 1999 and January 2000.

(12) The shares being offered for sale consist of shares of common stock issued to Energy Trading Company in conjunction with the February 1999 acquisition by Entrade of software and other assets necessary for the conduct of entrade.com's e-commerce business.

(13) The shares being offered for sale consist of shares of common stock issuable upon the exercise of a warrant at an exercise price of $3.00 per share, which expires October 21, 2000. The warrant was issued as additional consideration for a short-term loan.

(14) Mr. Haidl acquired 1,413,000 shares of stock in conjunction with the company's acquisition of Nationwide, 1,000,000 of which he designated to be issued to Capital Direct Trust 1999, a trust for his benefit. Pursuant to the terms of a Promissory Note issued in conjunction with such acquisition on October 15, 1999, which was extended to January 5, 2000, Mr. Haidl converted the interest due on the note to 221,521 shares of stock of the company at a conversion rate of $17 per share. Mr. Haidl has since transferred to JDK & Associates, which acted as an advisor to the shareholders of Nationwide in conjunction with its acquisition by the company, 157,000 of the shares of stock that he originally received at the closing, and directed that 28,731 shares of the shares otherwise issuable to him with respect to the interest accrued on the Promissory Note be issued to JDK & Associates.

(15) JDK & Associates acted as an advisor to the shareholders of Nationwide in conjunction with its acquisition by the company. See footnote (14) with respect to Don Haidl, above.

(16) The shares being offered for sale by Mr. Harvey consist of 151,435** shares held directly by him or in the Harvey family trust (with respect to which he holds voting and investment power) and an aggregate of 48,378 shares issuable under the following warrants issued as additional consideration for short-term loans:

                         Number of       Exercise Price    Expiration Date
                           Shares            per Share        of Warrant
                        ----------         ----------         ----------

                           7,800                 4.750          04-28-00
                           8,426                 4.250          07-27-00
                           4,019                 4.625          09-30-00
                           4,019                 4.875          10-31-00
                           4,019                 4.375          11-30-00
                           8,038                 6.125          12-31-00
                           4,019                 6.125          02-29-01
                           4,019                 6.250          03-31-01
                           4,019                 6.000          04-30-01


                           ** Consists of 133,768 shares acquired in exchange for shares of BCA Holdings Inc. Series A preferred stock and Series B preferred stock (see footnote 9), 6,000 shares received upon exercise of a warrant at a price of $4.75 per share and 11,667 shares received upon exercise of a warrant at a price of $3.75 per share. The warrants were issued as additional consideration for short-term loans.




                                       81


(17) Julie Harvey Valeriote, Kathleen Harvey Clapp, Kim Harvey and Lori Harvey are the daughters of the Company's Chairman of the Board, John Harvey. Mr. Harvey disclaims beneficial ownership in these shares.

(18) Phyllis Harvey is the wife of the Company's Chairman of the Board, John Harvey. The 5,632 shares offered for sale by Mrs. Harvey are included in the total number of shares beneficially owned by John Harvey.

(19) Mr. Kwiatt is a first cousin of John Harvey, the Company's Chairman of the Board and Peter Harvey, the Company's Vice Chairman. Mr. Kwiatt is a partner in the law firm of Kwiatt & Ruben, which provides legal services to the Company from time to time.

(20) The shares being offered for sale consist of shares of common stock issuable upon the exercise of a warrant at an exercise price of $8.00 per share, which expires June 13, 2001. The warrant was issued as additional consideration for a short-term loan.

(21) Mr. Schlossmann is a director of the company and is the Chief Executive Officer of Nationwide. Mr. Schlossmann is Mr. Haidl's designee as a director of the company. Mr. Schlossmann acquired 157,000 shares of common stock in conjunction with the company's acquisition of Nationwide, 57,000 of which he transferred to Core Capital IV Trust, a trust for his benefit. Pursuant to a the terms of a Promissory Note issued in conjunction with such acquisition on October 15, 1999, which was extended to January 5, 2000, Mr. Schlossman converted the principal and interest due on the note to 28,731 shares of stock of the company at a conversion rate of $17 per share.

(22) The shares being offered for sale consist of 100,000 shares of common stock originally issued to Jeffrey Newman as a finders fee for the Entrade transaction, subsequently transferred to Mr. Targoff.

(23) The shares being offered for sale by Mr. Greenebaum are registered in Mr. Greenebaum's name. The other shares beneficially owned are registered in street name for the benefit of Mr. Greenebaum and his wife as joint tenants.

(24) The shares being offered for sale by WorldWide Web NetworX Corporation consist of shares of Entrade Inc. owned prior to the consummation of the merger of Artra into Entrade's merger subsidiary.

(25) The shares being offered for sale by Mr. Zaccone consists of 87,466 shares issuable to Mr. Zaccone upon the exercise of warrants at prices of $4.00 to $7.75 per share, expiring between December 17, 2002 and October 26, 2003. The warrants were issued as additional compensation for short-term loans.

(26) The shares being offered for sale consist of 35,000 shares received as a finders fee in conjunction with the acquisition of the Nationwide subsidiary and warrants to purchase 4,250 shares at a price of $32.00 per share which expire January 5, 2003. The warrantholder acted as a finder in conjunction with certain of the private placements of shares of its common stock entered into in December 1999 and January 2000.



                                       82


(27) The shares being offered for sale consist of 35,000 shares received as a finders fee in conjunction with the acquisition of the Nationwide subsidiary and warrants to purchase 4,125 shares at a price of $32.00 per share which expire January 5, 2003. The warrantholder acted as a finder in conjunction with certain of the private placements of shares of its common stock entered into in December 1999 and January 2000.


(28) The shares being offered by Braden Sutphin Ink consist of 25,000 shares issuable to Braden Sutphin upon the exercise of a warrant at a purchase price per share of $37.75, which expires three months after the effective date of this registration statement. The warrant was issued in conjunction with Braden Sutphin's agreement to become a supplier to printeralliance.com.

(29) The shares being offeed for sale by Mr. Haidl include 20,000 shares that are subject to options that he has issued to Gilford Securities and Millenium Capital, each of which has the option to acquire 10,000 shares. The shares being offered for sale by each of Gilford Securities and Millenium Capital include 10,000 shares that each of them has the right to acquire pursuant to the options.




                              PLAN OF DISTRIBUTION

         The shares covered by this Prospectus may be offered and sold from time to time by the selling shareholders. Entrade believes that each selling shareholder will act independently in making decisions regarding the timing, manner and size of each sale.

         The selling shareholders or their pledgees, donees, transferees or other successors in interest may sell all, a portion or none of the shares registered in this registration statement. Any sales may be in one or more transactions on the New York Stock Exchange at prices prevailing at the times of the sales or in private sales of the securities at prices related to the prevailing market prices or at negotiated prices. The sales may involve:

          o a block transaction in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

          o ordinary brokerage transactions in which the broker solicits purchasers;

          o an exchange distribution in accordance with the rules of the National Association of Securities Dealers;

          o    privately negotiated transactions;

          o    short sales;

          o broker-dealers agreeing with a selling shareholder to sell a specified number of such shares at a stipulated price per share;

          o    a combination of any of these methods; and

          o    any other method permitted pursuant to applicable law.

         Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions.

         The selling shareholders and any broker-dealers that participate in the distribution of the shares may be deemed to be underwriters and any commissions received by them and any profit on the resale shares purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act.

         The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge the shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may offer and sell the pledged shares.

         We are paying all registration expenses in connection with the registration of the shares other than fees and expenses of the selling shareholders' counsel, if any, underwriting discounts and commissions, brokerage commissions, non-accountable expense allowances attributable to the sale of the selling shareholders' shares and the selling shareholders' other out of pocket expenses.

         We cannot assure you that the selling shareholders will sell any of the shares. We will receive no proceeds from any sales of the shares by the selling shareholders.

         We have filed this registration statement with the Commission pursuant to our obligations under the merger agreement with respect to the shares held by WorldWide and Energy Trading Company, under the Nationwide purchase agreement, under the subscription agreements with our recent investors, and under various outstanding warrants.

         The selling shareholders have advised us that they or their pledgees, donees, transferees or other successors in interest may sell all or a portion of the securities covered by this prospectus pursuant to Rule 144.

                      DESCRIPTION OF ENTRADE CAPITAL STOCK

General

         The summary of the terms of the stock of Entrade set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws of Entrade and the provisions of Pennsylvania law.

Authorized Capital Stock

         The total number of shares of all classes of stock that Entrade has authority to issue is 44,000,000 shares, of which 40,000,000 shares are shares of common stock, without par value, and 4,000,000 shares are shares of preferred stock, $1,000 par value per share. At February 7, 2000, 15,732,606 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

         The additional shares of authorized stock available for issuance by Entrade might be issued at times and under circumstances that would have a dilutive effect on earnings per share and on the equity ownership of the holders of Entrade common stock. The ability of the Entrade board of directors to issue additional shares of stock could enhance the Entrade board of directors' ability to negotiate on behalf of the shareholders in a takeover situation and also could be used by the Entrade board of directors to make a change in control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

Common Stock

         Holders of Entrade common stock are entitled to one vote per share on all matters voted on generally by the shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of Entrade preferred stock, the holders of shares of Entrade common stock possess all voting power. The Articles of Incorporation of Entrade provide that the shareholders of Entrade do not have the right to cumulate their votes for the election of directors. Thus, the holders of more than one-half of the outstanding shares of Entrade common stock will be able to elect all the directors of Entrade then standing for election and holders of the remaining shares will not be able to elect any director.

         Subject to any preferential rights of any series of Entrade preferred stock, holders of shares of Entrade common stock are entitled to receive dividends on these shares out of assets legally available for distribution when, as and if authorized and declared by the Entrade board of directors and to share ratably in the assets of Entrade legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up.

         Holders of Entrade common stock have no preemptive or subscription rights and there are no conversion rights or redemption or sinking fund provisions with respect to those shares. The rights, preferences and privileges of holders of Entrade common stock will be subject to the rights of the holders of any series of Entrade preferred stock that Entrade may issue in the future.

Preferred Stock

         The Entrade board of directors is authorized to issue the 4,000,000 authorized shares of Entrade preferred stock from time to time in one or more series. The Entrade board of directors, without further approval of the holders of Entrade common stock, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each authorized series of Entrade preferred stock. The Entrade board of directors could authorize the issuance of shares of Entrade preferred stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Entrade common stock might believe to be in their best interests or in which those holders might receive a premium for their shares of stock over the then market price of those shares. As of the date hereof, no shares of Entrade preferred stock are outstanding.

Transfer Agent

         The transfer agent and registrar for the Entrade common stock is ChaseMellon Shareholder Services, LLC.

Anti-Takeover Provisions

         Charter Anti-Takeover Provisions

         The Articles of Incorporation of Entrade provide that in the event that the holders of the stock of Entrade outstanding and entitled to vote at a meeting with respect to a particular matter are entitled to vote on:

          o a proposal that Entrade enter into a merger or consolidation with any person, or that Entrade sell, lease or exchange substantially all of its assets and property to any person, and the person and his or its affiliates, singly or in the aggregate, own or control, directly or indirectly, five percent or more of the voting stock of Entrade; or

          o a proposal to reclassify securities, recapitalize or any other transaction, except redemptions permitted by the terms of the security to be redeemed or repurchased by Entrade of its securities for cancellation or for its treasury, designed to decrease the number of holders of the voting stock of Entrade remaining after any person has acquired five percent of the voting stock of Entrade, the affirmative vote of the holders of shares of the voting stock of Entrade representing at least 80% of the votes entitled to be cast at a meeting of the shareholders is required for the approval of the proposal; provided, however, that these requirements do not apply to any described merger, consolidation or sale of assets and property:

          o that has been approved by a resolution duly adopted by a majority of the Entrade directors in office, although less than a quorum, and the affirmative vote of the holders of shares of voting stock of Entrade representing at least a majority of the votes entitled to be cast at a meeting of shareholders called for that purpose; or

          o between Entrade and another corporation, 50% or more of the voting stock of which is owned by Entrade, if Entrade is the survivor or purchaser.

         Any amendment to this anti-takeover provision requires either:

          o the affirmative vote of the holders of shares of the voting stock of Entrade representing at least 80% of the votes entitled to be cast at a meeting of the shareholders; or

          o the affirmative vote of at least 80% of the Entrade directors in office, although less than a quorum, and the affirmative vote of the holders of shares of the voting stock of Entrade representing at least a majority of the votes entitled to be cast at the meeting of shareholders.

         The Articles of Incorporation of Entrade also contain a provision that shareholders do not have cumulative voting rights with respect to election of directors.

         Bylaw Anti-Takeover Provisions

         Entrade's Bylaws require any shareholder who desires to nominate a candidate for election as a director to provide background information in writing concerning the proposed nominee not later than 120 days before the first anniversary of the date of the preceding annual meeting of shareholders.

         Anti-Takeover Provisions under Pennsylvania Law

         Pennsylvania has also enacted laws that may be considered "anti-takeover" in effect. One provision permits directors, in considering the best interests of Entrade, to consider the effects of any action upon its employees, suppliers, customers, shareholders and creditors and the communities in which Entrade maintains facilities. The effect of this provision is to put the considerations of these constituencies on parity with one another, with the result that no one group, including shareholders, is required to be the dominant or controlling concern of directors in determining what is in the best interests of Entrade. This provision applies to all Pennsylvania corporations.

         Other provisions under Pennsylvania law that may be considered anti-takeover in effect include the authorization for the adoption of shareholder rights or "poison pill" plans and the prohibition against shareholders calling a special meeting of shareholders, taking action by less than unanimous written consent or proposing an amendment to the Articles of Incorporation of Entrade.

         Entrade  is  subject  to  additional   anti-takeover  provisions  under
Pennsylvania law. A summary of these anti-takeover provisions is as follows:

         Business Combinations. This provision prohibits any person or group that acquires at least 20% of the voting power of a corporation from effecting a business combination with the corporation, including a merger, an asset sale and recapitalizations described in the statute, for a period of up to five years from the date the person acquired that voting power. The corporation's board of directors may opt out of this provision on a case-by-case basis by approving a particular business combination prior to the date the person or group acquires 20% of the voting power.

         Control-Share Acquisitions. This provision prevents a person or group that crosses the stock ownership thresholds of 20%, 33-1/3% or 50% for the first time from voting shares beneficially owned by the person unless voting power is restored to those shares by a vote of all shareholders and a vote of disinterested shareholders at a shareholders meeting. Also, any business combinations occurring after the restoration of voting power will require the acquiring person to pay severance compensation to Pennsylvania employees of the corporation whose employment is terminated, other than for willful misconduct connected with the work of the employee, within 90 days before or 24 months after the restoration of voting power.

         Disgorgement. This provision requires any person or group that acquires 20% or more of the voting power of a corporation to disgorge to the corporation all profits realized from the sale of equity securities of the corporation within 18 months after acquiring this control status if the person or group purchased equity securities of the corporation within 24 months prior to, or 18 months after, the acquisition of control status.

         The   Articles  of   Incorporation   of  Entrade   provide  that  other
anti-takeover provisions under Pennsylvania law are not applicable to Entrade.

Limitation of Liability

         As permitted by the provisions for indemnification of directors and officers under Pennsylvania law, Entrade's Bylaws provide for indemnification of directors and officers for all expense, liability and loss, including without limitation attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement, reasonably incurred or suffered by the officer or director in any threatened, pending or completed action, suit or proceeding, including without limitation an action, suit or proceeding by or in the right of Entrade, whether civil, criminal, administrative, investigative or through arbitration, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The right to indemnification provided in Entrade's Bylaws includes the right to have the expenses incurred by an officer or director in defending any proceeding paid by Entrade in advance of the final disposition of the proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of the expenses incurred by the officer or director in advance of the final disposition of a proceeding may be made only upon delivery to Entrade of an undertaking, by or on behalf of the officer or director, to repay all amounts so advanced without interest if it is ultimately determined that the officer or director is not entitled to be indemnified under Entrade's Bylaws or otherwise. Indemnification under these provisions continues as to a person who has ceased to be a director or officer of Entrade and inures to the benefit of his or her heirs, executors and administrators.

         Entrade's Bylaws also avail directors of the Pennsylvania law limiting directors' liability for monetary damages for any action taken or any failure to take any action except for those cases where they have breached their fiduciary duty under Pennsylvania law and the breach constitutes self-dealing, willful misconduct or recklessness. This limitation of liability does not apply to the responsibilities or liabilities of a director under any criminal statute or to the liabilities of a director for payment of taxes under local, Pennsylvania or federal law.

Outstanding Warrants

         As of December 31, 1999, Entrade had outstanding warrants to purchase an aggregate of 377,711 shares of Entrade common stock. All of the warrants granted are fully vested and were assumed by Entrade in September 1999.

         Artra granted miscellaneous warrants to purchase an aggregate of 2,734,284 shares of Artra common stock between March 31, 1992 and October 21, 1998. Artra issued these warrants as additional compensation to lenders for short-term loans. As of December 31, 1999, miscellaneous warrants to purchase an aggregate of 180,711 shares of Entrade common stock were outstanding with expiration dates ranging from January 20, 2000 to October 26, 2003 and per share exercise prices ranging from $3.00 to $8.00.

         The remaining warrants to purchase an aggregate of 197,000 shares of Entrade common stock, granted from 1997 to 1998 in connection with the issuance of promissory notes, have expiration dates ranging from April 30, 2000 to thirty days after the effective date of this prospectus and exercise prices ranging from $3.00 to $3.75 per share. The holders of these warrants have the option to sell their unexercised purchase rights under the warrants to Entrade during specified periods for purchase prices ranging from $1.50 to $3.00.

         The holders of the warrants have registration rights as set forth in the warrants. The warrants do not confer upon the holders thereof any voting or other rights of a shareholder of Entrade. Upon notice to the holders of the warrants, Entrade has the right to reduce the exercise price and extend the expiration date of the warrants. Appropriate adjustment to the outstanding warrants and to the number and kind of shares subject to the warrants are provided for in the event of a stock split, reverse stock split, stock dividend, combination or reclassification and other described corporate transactions involving Entrade, including a merger or a sale of substantially all of the assets of Entrade.

                                  LEGAL MATTERS

         The validity of Entrade common stock registered under this prospectus will be passed upon for Entrade by Anthony E. Rothschild, its General Counsel.

                                     EXPERTS

         The financial statements of Artra as of December 31, 1998 and 1997 and for each of the three fiscal years in the period ended December 31, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Entrade as of February 23, 1999 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined financial statements of Nationwide Auction Systems, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         Entrade files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by Entrade at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Entrade's filings with the Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

         Entrade filed a registration statement on Form S-1 to register with the Commission the Entrade common stock to be sold by the selling shareholders. This Prospectus is a part of the registration statement. As allowed by the Commission's rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. This Prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

                          INDEX TO FINANCIAL STATEMENTS
                          ENTRADE INC. AND SUBSIDIARIES


On September 23, 1999, per terms of a merger agreement, Artra became a wholly owned subsidiary of Entrade, with Artra being the surviving corporation for financial reporting purposes. Accordingly, the historical financial statements included in this prospectus for Entrade present the financial condition and results of operations and cashflows for Artra for periods presented prior to the merger.

                                                                                 Page
                                                                                 ----

ENTRADE INC.
------------

Report of Independent Accountants ................................................F-2
Consolidated Balance Sheets as of
         December 31, 1998 and December 31, 1997..................................F-3
Consolidated Statements of Operations
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-5
Consolidated Statements of Changes in Shareholders' Equity (Deficit)
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-6
Consolidated Statements of Cash Flows
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-8
Notes to Consolidated Financial Statements........................................F-10
Condensed Consolidated Balance Sheets as of
         September 30, 1999 and December 31, 1998 (Unaudited).....................F-31
Condensed Consolidated Statements of Operations
         for periods ended September 30, 1999 and
         September  30, 1998 (Unaudited)..........................................F-32
Condensed Consolidated Statement of Changes
         in Shareholders's Equity (Deficit) for the
         periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...........................................F-33
Condensed Consolidated Statements of Cash flows
         for the periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...........................................F-34
Notes to Condensed Consolidated Financial Statements .............................F-35

Report of Independent Accountants.................................................F-44
Consolidated Balance Sheet as of February 23, 1999................................F-45
Notes to Consolidated Balance Sheet...............................................F-46
Consolidated Balance Sheet as of June 30, 1999 (unaudited)........................F-49
Consolidated Statement of Operations for the period
         February 23, 1999 (inception) to June 30, 1999 and the
         three-month period ended June 30, 1999 (unaudited).......................F-50
Consolidated Statement of Cash Flows for the period
         February 23, 1999 (inception) to June 30, 1999
         and the three-month period ended June 30, 1999 (unaudited)...............F-51
Notes to Consolidated Financial Statements........................................F-52


NATIONWIDE AUCTION SYSTEMS
--------------------------
Independent Auditors Report ......................................................F-56
Combined Balance Sheets as of
         December 31, 1998 and December 31, 1997..................................F-57
Combined Statements of Earnings and Retained Earnings
         for each of the three years in the period
         ended December 31, 1998..................................................F-58
Combined Statements of Cash Flows
         for each of the three years in the period
         ended December 31, 1998..................................................F-59
Notes to Combined Financial Statements............................................F-60
Condensed Combined Balance Sheet
         as of September 30, 1999 (Unaudited).....................................F-66
Condensed Combined Statements of Earnings
         for periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...........................................F-67
Condensed Combined Statements of Cash flows
         for the periods ended September 30, 1999 and
         September 30, 1998 (Unaudited)...........................................F-68
Notes to Condensed Combined Financial Statements .................................F-69


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
Entrade Inc. (formerly Artra GROUP Incorporated)
Northfield, Illinois

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Entrade Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our report on the 1997 financial statements, dated March 26, 1998, we expressed an opinion that indicated substantial doubt as to the ability of the Company to continue as a going concern. This was the result of the Company suffering recurring losses and experiencing difficulty in obtaining adequate financing to replace its existing credit arrangements and satisfy liquidity requirements. As described in Note 3, as a result of the disposition of the business assets of Bagcraft Corporation of America, the Company has been able to retire a significant portion of its obligations. Accordingly, our present opinion on the 1997 financial statements as presented herein is different from that expressed in our previous report.


PricewaterhouseCoopers LLP


Chicago, Illinois
February 1, 1999, except as to
Note 17, which is as of September 23, 1999

                          ENTRADE INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                     December 31,   December 31,
                                                          1998           1997
                                                     ------------   ------------


ASSETS
Current assets:
   Cash and equivalents                                  $11,753         $5,991
   Restricted cash and equivalents                         1,045              -
   Receivables, less allowance for
     doubtful accounts of  $275  in 1997                     171         10,004
   Inventories, less valuation allowance
     of  $277  in 1997                                         -         15,749
   Available-for-sale securities                           8,200         12,013
   Other                                                      99            774
                                                     ------------   ------------
               Total current assets                       21,268         44,531
                                                     ------------   ------------


Property, plant and equipment
    Land                                                       -            417
    Buildings                                                  -         12,742
    Machinery and equipment                                    -         35,657
    Construction in progress                                   -            675
                                                     ------------   ------------
                                                               -         49,491
Less accumulated depreciation and amortization                 -         24,397
                                                     ------------   ------------
                                                               -         25,094
                                                     ------------   ------------

Other assets:
   Excess of cost over net assets acquired,
      net of accumulated amortization
      of $2,388 in 1997                                        -          2,729
   Other                                                       -            852
                                                     ------------   ------------
                                                               -          3,581
                                                     ------------   ------------
                                                         $21,268        $73,206
                                                     ============   ============



The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                    December 31,    December 31,
                                                        1998            1997
                                                    ------------    ------------

LIABILITIES
Current liabilities:
   Notes payable, including amounts due to
     related parties  of  $2,000 in 1997               $      -      $   10,726
   Current maturities of long-term debt                       -           4,462
   Accounts payable                                           -           5,841
   Accrued expenses                                         568           8,692
   Income taxes                                           1,854             324
   Common stock put warrants                              1,705           2,966
   Redeemable preferred stock                                 -          11,955
   Liabilities of discontinued operations                10,328               -
                                                    ------------    ------------
               Total current liabilities                 14,455          44,966
                                                    ------------    ------------

Long-term debt                                                -          50,619
Other noncurrent liabilities                                  -           4,675
Commitments and contingencies

Redeemable preferred stock                                2,857           9,110


SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $1,000 par value,
   authorized 4,000,000 shares;
   no shares issued or outstanding                           -               -
Common stock, no par value;
   authorized 40,000,000 shares;
   issued and outstanding 7,864,228 shares
   in 1998 and 8,217,198 shares in 1997                      -               -
Additional paid-in capital                               47,336          48,837
Unrealized appreciation of investments                   10,920          14,733
Receivable from related party,
   including accrued interest                                -          (12,621)
Accumulated deficit                                     (54,300)        (87,113)
                                                    ------------    ------------
                                                          3,956         (36,164)
                                                    ------------    ------------
                                                        $21,268         $73,206
                                                    ============    ============



The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                 Fiscal Year
                                                      --------------------------------
                                                        1998        1997        1996
                                                      --------    --------    --------
Net sales                                             $   --      $   --      $   --
                                                      --------    --------    --------
Costs and expenses:
   Cost of goods sold,
     exclusive of depreciation and amortization           --          --          --
   Selling, general and administrative                   2,660       5,708       2,042
   Depreciation and amortization                          --             7          19
                                                      --------    --------    --------
                                                         2,660       5,715       2,061
                                                      --------    --------    --------
Operating loss                                          (2,660)     (5,715)     (2,061)
                                                      --------    --------    --------
Other income (expense):
   Interest expense                                     (3,392)     (6,178)     (4,201)
   Realized gain on disposal of
     available-for-sale securities                         320       2,531       5,818
   Litigation settlement, net                             --        10,416        --
   Other income (expense), net                              25          12          (1)
                                                      --------    --------    --------
                                                        (3,047)      6,781       1,616
                                                      --------    --------    --------
Earnings (loss) from continuing operations
   before income taxes                                  (5,707)      1,066        (445)
Provision for income taxes                                --          --          --
                                                      --------    --------    --------
Earnings (loss) from continuing operations              (5,707)      1,066        (445)
Earnings (loss) from discontinued operations            38,930        (293)      3,994
                                                      --------    --------    --------
Earnings before extraordinary credit                    33,223         773       3,549
Extraordinary credit, net discharge of indebtedness       --          --         9,424
                                                      --------    --------    --------
Net earnings                                            33,223         773      12,973
Dividends applicable to
  redeemable preferred stock                              (410)       (693)       (621)
Reduction of retained earnings
  applicable to redeemable common stock                   --          (400)       (390)
                                                      --------    --------    --------
Earnings (loss) applicable to common shares           $ 32,813    $   (320)   $ 11,962
                                                      ========    ========    ========

Per share earnings (loss)
  applicable to common shares:
    Basic
       Continuing operations                          ($  0.78)   $   --      ($  0.19)
       Discontinued operations                            4.94       (0.04)       0.53
                                                      --------    --------    --------
       Earnings (loss)
          before extraordinary credit                     4.16       (0.04)       0.34
       Extraordinary credit                               --          --          1.25
                                                      --------    --------    --------
                 Net earnings (loss)                  $   4.16    ($  0.04)   $   1.59
                                                      ========    ========    ========
     Weighted average number of shares
        of common stock outstanding                      7,891       7,970       7,525
                                                      ========    ========    ========
    Diluted
       Continuing operations                          ($  0.78)   $   --      ($  0.19)
       Discontinued operations                            4.94       (0.04)       0.53
                                                      --------    --------    --------
       Earnings (loss) before
          extraordinary credit                            4.16       (0.04)       0.34
       Extraordinary credit                               --          --          1.25
                                                      --------    --------    --------
                 Net earnings (loss)                  $   4.16    ($  0.04)   $   1.59
                                                      ========    ========    ========
     Weighted average number of shares
        of common stock and common
        stock equivalents outstanding                    7,891       7,970       7,525
                                                      ========    ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)


                                                                                 Accumulated              Total
                                                                       Receivable   Other                 Share-
                                              Common Stock  Additional    From    Comphre-               holders'
                                          ------------------  Paid-in   Related    hensive  Accumulated  Equity
                                            Shares   Dollars  Capital    Party      Income   (Deficit)   Deficit)
                                          ---------- -------  --------  --------  ---------  ---------  ----------
Balance at December 28, 1995              7,045,941        -  $43,261   ($4,318)   $21,047   ($98,755)   ($38,765)

Comprehensive income (loss):
 Net earnings                                     -        -        -         -          -     12,973      12,973
 Net increase in unrealized
  appreciation of investments                     -        -        -         -      4,672          -       4,672
                                                                                                         ---------
 Comprehensive income                                                                                      17,645
                                                                                                         ---------
Other changes in shareholders' equity:
 Common stock issued
  to pay liabilities                        245,566        -    1,274         -          -          -       1,274
 Common stock issued as
  additional consideration
  for short-term borrowings                 150,000        -      661         -          -          -         661
 Net increase in receivable
  from related party,
  including accrued interest                      -        -        -    (2,150)         -          -      (2,150)
 Common stock loaned
  by related party                         (100,000)       -     (587)      587          -          -           -
 Repay common stock
  loaned by related party                   100,000        -      587      (587)         -          -           -
 Exercise of stock options
  and warrants                               77,900        -      368         -          -          -         368
 Common stock received as
  consideration for
  short-term note                           (87,500)       -     (608)        -          -          -        (608)
 Reclassification of
  redeemable common stock                   185,231        -      996         -          -          -         996
 Redeemable preferred
  stock dividends                                 -        -        -         -          -       (621)       (621)
 Redeemable common stock accretion                -        -        -         -          -       (390)       (390)
                                                                                                         ---------
 Other changes in shareholders' equity                                                                       (470)
                                                                                                         ---------
                                          ---------- -------  --------  --------  ---------  ---------   ---------
Balance at December 26, 1996              7,617,138        -   45,952    (6,468)    25,719    (86,793)    (21,590)

Comprehensive income (loss):
 Net earnings                                     -        -        -         -          -        773         773
 Net decrease in unrealized
  appreciation of investments                     -        -        -         -    (10,986)         -     (10,986)
                                                                                                        ---------
 Comprehensive (loss)                                                                                     (10,213)
                                                                                                        ---------

Other changes in shareholders' equity:
 Common stock issued
  to pay liabilities                        444,717        -    1,939         -          -          -       1,939
 Net increase in receivable
  from related party,
  including accrued interest                      -        -        -    (6,153)         -          -      (6,153)
 Exercise of stock options
  and warrants                               39,800        -      178         -          -          -         178
 Redeemable common stock
  obligation paid by the issuance
  of additional common shares               115,543        -      679         -          -          -         679
 Purchase of
  redeemable preferred stock                      -        -       89         -          -          -          89
 Redeemable preferred stock dividends             -        -        -         -          -       (693)       (693)
 Redeemable common stock accretion                -        -        -         -          -       (400)       (400)
                                                                                                         ---------
   Other changes in shareholders' equity                                                                   (4,361)
                                                                                                         ---------
                                          ---------- -------  --------  --------  ---------  ---------   ---------
Balance at December 31, 1997               8,217,198        -   48,837   (12,621)    14,733    (87,113)    (36,164)


The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)


                                                                                 Accumulated              Total
                                                                       Receivable   Other                 Share-
                                              Common Stock  Additional    From    Comphre-               holders'
                                          ------------------  Paid-in   Related    hensive  Accumulated  Equity
                                            Shares   Dollars  Capital    Party      Income   (Deficit)   Deficit)
                                          ---------- -------  --------  --------  ---------  ---------  ----------
Balance at December 31, 1997               8,217,198        -   48,837   (12,621)    14,733    (87,113)   (36,164)

Comprehensive income (loss):
 Net earnings                                     -        -                   -          -     33,223     33,223
 Net decrease in unrealized
  appreciation of investments                     -        -         -         -     (3,813)         -     (3,813)
                                                                                                        ----------
   Comprehensive income                                                                                    29,410
                                                                                                        ----------

Other changes in shareholders' equity:
 Repurchase of common stock
  previously  issued to pay
  down short-term notes                    (357,270)       -    (1,518)        -          -          -     (1,518)
 Net decrease in receivable
  from related party,
  including accrued interest                      -        -         -    12,621          -          -     12,621
 Exercise of stock options                    4,300        -        17         -          -          -         17
 Redeemable preferred
  stock dividends                                 -        -         -         -          -       (410)      (410)
                                                                                                        ----------
   Other changes in shareholders' equity                                                                   10,710
                                                                                                        ----------
                                          ---------- -------- --------- --------- ---------- ---------- ----------
Balance at December 31, 1998              7,864,228        -   $47,336        $0    $10,920   ($54,300)    $3,956
                                          ========== ======== ========= ========= ========== ========== ==========



The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)



                                                                                           Fiscal Year
                                                                                 --------------------------------
                                                                                    1998        1997        1996
                                                                                 --------    --------    --------
Cash flows from operating activities:
  Net earnings                                                                   $ 33,223    $    773    $ 12,973
     Adjustments to reconcile net earnings
            to cash flows from operating activities:
        Depreciation of property, plant and equipment                               2,446       4,059       3,622
        Amortization of excess of cost over net assets acquired                       272         305         305
        Decrease  in receivable from related party                                    400       2,816        --
        Extraordinary gain from net discharge of indebtedness                        --          --        (9,424)
        Gain on disposal of discontinued operations                               (35,585)       --          --
        Amortization of other assets, principally financing costs                   1,121       4,754         548
        Inventory valuation reserve                                                    21         172         191
        Gain on sale of property, plant and equipment                                --           (70)         78
        Gain on sale of idle machinery  and equipment                                --          (932)       --
        Litigation settlement, net                                                   --       (10,416)       --
        Gain on sale of COMFORCE common stock                                        (320)     (2,531)     (5,818)
        Minority interest                                                             509       1,109         526
        Other, principally common stock issued as compensation                       --           454         220
    Changes in assets and  liabilities,  net of effects of
       businesses  acquired and discontinued:
         (Increase) decrease in receivables                                           (35)     (1,631)      2,630
         (Increase) decrease in inventories                                        (2,010)        132       1,476
         (Increase) decrease in other current and noncurrent assets                  (456)        517        (169)
         Increase (decrease) in payables and accrued expenses                      (8,771)        321      (5,980)
         Decrease in other current and noncurrent liabilities                      (1,745)       (119)     (4,497)
                                                                                 --------    --------    --------
Net cash flows used by operating activities                                       (10,930)       (287)     (3,319)
                                                                                 --------    --------    --------

Cash flows from investing activities:
   Proceeds from sale of COMFORCE common stock                                        170       1,821       3,717
   Proceeds from sale of Bagcraft assets                                           89,000        --          --
   Increase in restricted cash                                                     (1,045)       --          --
   Net proceeds from litigation settlement                                           --         9,761        --
   Proceeds from sale of property, plant and equipment                               --           537         132
   Additions to property, plant and equipment                                      (2,177)     (3,066)     (2,645)
   (Increase) decrease  in receivable from related party                             --        (8,969)     (1,061)
   Proceeds from collection of notes receivable                                      --          --           342
   Decrease in restricted cash                                                       --          --           552
   Acquistion of AB Specialty, net of deposit                                        --        (1,131)       --
   AB Specialty acquisition deposit                                                  --          --        (1,183)
   Proceeds from sale of  idle machinery and equipment                               --           932        --
                                                                                 --------    --------    --------
Net cash flows from (used by) investing activities                                 85,948        (115)       (146)
                                                                                 --------    --------    --------



The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)




                                                                                              Fiscal Year
                                                                                   -----------------------------------
                                                                                       1998         1997         1996
                                                                                   ---------    ---------    ---------
Cash flows from financing activities:
   Net increase (decrease) in short-term debt                                      ($ 15,451)   ($  1,508)   $     286
   Proceeds from long-term borrowings                                                124,077      146,891      141,896
   Reduction of long-term debt                                                      (175,019)    (133,781)    (140,850)
   Proceeds from exercise of stock options and warrants                                   17          178          369
   Repurchase of common stock previously issued
     to pay down short-term notes                                                     (1,518)        --           --
   Exercise of redeemable common stock put options                                      --         (3,379)        (510)
   Redemption of detachable put warrants                                              (1,440)      (1,728)        --
   Purchase of redeemable preferred stock                                                 78         (426)        --
   Other                                                                                 --           (25)          98
                                                                                   ---------    ---------    ---------
Net cash flows from (used by) financing activities                                   (69,256)       6,222        1,289
                                                                                   ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents                                       5,762        5,820       (2,176)
Cash and equivalents, beginning of year                                                5,991          171        2,347
                                                                                   ---------    ---------    ---------
Cash and equivalents, end of year                                                  $  11,753    $   5,991    $     171
                                                                                   =========    =========    =========



Supplemental cash flow information: Cash paid during the year for:
  Interest                                                                         $   6,087    $   7,058    $   5,320
  Income taxes paid (refunded), net                                                      189          177          157


Supplemental schedule of noncash investing and financing activities:
    Artra/BCA redeemable preferred stock received as payment of
       Peter Harvey advances                                                       $  12,787         --           --
    Issue common stock and redeemable common stock
       to pay down current liabilities                                                  --      $   1,939    $   1,274
    Issue common stock to pay
       redeemable common stock put obligation                                           --            679         --
    Issue common stock as additional consideration
       for short-term borrowings                                                        --           --            661
    COMFORCE common stock given to lenders
       as additional consideration for short-term borrowings                            --            169        1,511
    BCA Holdings redeemable preferred stock issued in exchange for
       Bagcraft redeemable preferred stock                                              --           --          8,135



The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION

Entrade Inc., (hereinafter "Entrade" or the "Company", formerly Artra Group Incorporated, hereinafter "Artra"), is a Pennsylvania corporation incorporated in 1933. Through November 20, 1998, Artra operated in one industry segment as a manufacturer of packaging products principally serving the food industry. The packaging products business was conducted by the Artra's wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), which business was sold on November 20, 1998. Artra does not intend to be deemed an "Investment Company" as defined by the Investment Company Act of 1940 and, accordingly, is actively investigating new business opportunities.

In 1997, Artra changed its fiscal year end to December 31. Artra had operated on a 52/53 week fiscal year ending the last Thursday of December.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Intercompany accounts and transactions are eliminated.

B.    Cash Equivalents/Restricted Cash

Short-term investments with an initial maturity of less than ninety days are considered cash equivalents.

At December 31, 1998, restricted cash represents amounts deposited in escrow accounts to pay certain Bagcraft liabilities retained by Artra. These accounts were established in accordance with provisions of the agreement to sell the assets of the discontinued Bagcraft subsidiary discussed in Note 3.


C.     Financial Instruments

The fair value of cash and cash equivalents is assumed to approximate the carrying value of these assets due to the short duration of these assets. The fair value of the Company's debt was estimated to be the carrying value of these liabilities based upon borrowing rates currently available to the Company for borrowings with similar terms.


D.    Inventories

Inventories reflected in the Company's consolidated financial statements at December 31, 1997 were stated at the lower of cost or market. Cost was determined by the first-in, first-out (FIFO) method.

E.    Property, Plant and Equipment

Property, plant and equipment reflected in the Company's consolidated financial statements at December 31, 1997 were stated at cost. Expenditures for maintenance and repairs were charged to operations as incurred and expenditures for major renovations were capitalized. Depreciation was computed on the basis of estimated useful lives principally by the straight-line method for financial statement purposes and principally by accelerated methods for tax purposes.
Leasehold improvements were amortized over the shorter of the estimated useful life of the asset or the period covered by the lease.

The costs of property retired or otherwise disposed of were applied against the related accumulated depreciation to the extent thereof, and any profit or loss on the disposition was recognized in earnings.

F.    Investments in Equity Securities

Artra's investment in COMFORCE Corporation ("COMFORCE", see Note 5) common stock is classified in current assets as available-for-sale securities and stated at fair value in accordance with the provisions of

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities". Unrealized holding gains and losses are included in a separate component of shareholders' equity (deficit) until realized. The investment in COMFORCE common stock, which represents a significant portion of Artra's assets at December 31, 1998, is subject to liquidity and market price risks.


G.    Intangible Assets

The net assets of a purchased business were recorded at their fair value at the date of acquisition. The excess of purchase price over the fair value of net assets acquired (goodwill) was reflected as intangible assets and amortized on a straight-line basis principally over 40 years.

Effective for the fiscal year ending December 26, 1996 the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ". The pronouncement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use or sale of the asset and its eventual disposition, to the carrying amount of the asset. The adoption of SFAS No. 121 did not have a material impact on the Company's financial statements.

H.   Revenue Recognition

Sales to customers of Artra's discontinued Bagcraft subsidiary were recorded at the time of shipment.

I.   Income Taxes

Income taxes are accounted for as prescribed in SFAS No. 109 - Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, the Company recognizes the amount of income taxes payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.

J.    Use of Estimates In Preparation of Financial Statements

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

K.    Stock-Based Compensation

Effective for the fiscal year ending December 26, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on new fair value accounting rules. The Company did not adopt the new fair value accounting, but instead chose to comply with the disclosure requirements of SFAS No. 123. Accordingly, the adoption of SFAS No. 123 did not have a material impact on the Company's financial statements.

L.     Earnings Per Share

The Company adopted SFAS No. 128, "Earnings Per Share" for the year ended December 31, 1997. The pronouncement,

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

which specifies the computation, presentation, and disclosure requirements for earnings per share, did not have a material impact on the Company's financial statements.

M.     Recently Issued Accounting Pronouncements

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income to present a measure of all changes in equity that result from renegotiated transactions and other economic events of the period other than transactions with owners in their capacity as owners. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes net income. Required changes are reported in the consolidated statement of operations.

During 1997 the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". In February 1998 the FASB issued SFAS No. 132 "Employers' Disclosures about
Pensions and other Postretirement Benefits. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. This standard requires that management identify operating segments based on the way that management disaggregates the entity for making internal operating decisions. SFAS No. 132 standardizes the disclosure requirements for pension and other postretirement benefits.

As a result of the November 1998 sale of the assets of the discontinued Bagcraft subsidiary, Artra exited its only industry segment, a manufacturer of packaging products principally serving the food industry. Accordingly, the guidelines of SFAS No. 131 - Disclosures About Segments of an Enterprise and Related Information are not applicable to the Company's financial statements as of December 31, 1998. The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132 - Employers' Disclosures about Pensions and other Postretirement Benefits.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the balance sheet and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. Management has not determined what impact this standard, when adopted, will have on the Company's financial statements.


3.       CHANGE OF BUSINESS

         Bagcraft

Effective August 26, 1998, Artra and its wholly-owned subsidiary BCA Holdings, Inc. ("BCA", the parent of Bagcraft), agreed to sell the business assets of Bagcraft. Additionally, the buyer agreed to assume certain Bagcraft liabilities. The transaction was completed on November 20, 1998 and Artra received gross consideration of approximately $88,100,000 in cash. The disposition of the Bagcraft business resulted in a net gain of $35,985,000.

A substantial portion of the cash proceeds received from the Bagcraft disposition was used to retire or otherwise settle certain Bagcraft debt obligations, including, but not limited to Bagcraft's credit agreement as discussed in Note 8. After the disposition of certain Bagcraft obligations noted above, Artra received net proceeds of approximately $28,000,000 from the sale of Bagcraft. Approximately $15,200,000 of these net proceeds was used to retire

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Artra debt obligations. Artra plans to use the remainder of the proceeds principally to acquire or participate in new business opportunities.

         AB Specialty

Effective January 2, 1997, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB") for consideration consisting of cash of approximately $2.3 million. The purchased assets consisted principally of plant and equipment of approximately $1.3 million and inventory of approximately $1.1 million. The acquisition of AB, funded through borrowings under Bagcraft's Credit Agreement, was accounted for by the purchase method and, accordingly, the assets and liabilities of AB were included in Artra's financial statements at their estimated fair market value at the date of acquisition. The business and related assets of AB were part of the Bagcraft disposition.


Artra's consolidated financial statements have been reclassified to report separately the results of operations of Bagcraft. The operating results (in thousands) for fiscal years 1996 - 1998 of the discontinued Bagcraft subsidiary and net gain on disposal consist of:



                                                1998         1997        1996
                                             ---------    ---------   ---------
Net sales                                    $ 111,342    $ 125,027   $ 120,699
                                             =========    =========   =========

Earnings from operations before
  minority interest and income taxes         $   3,534    $     797   $   4,672

(Provision) credit for income taxes                (80)          19        (152)

Minority interest                                 (509)      (1,109)       (526)
                                             ---------    ---------   ---------
Earnings (loss) from operations                  2,945         (293)      3,994
                                             ---------    ---------   ---------

Gain on sale of Bagcraft subsidiary             37,505

Provision for income taxes                      (1,520)
                                             ---------
Gain on disposal of business                    35,985
                                             ---------    ---------   ---------
Earnings(loss)from discontinued operations  $   38,930    $    (293)  $   3,994
                                             =========    =========   =========


Per share earnings (loss):
  Earnings (loss) from operations           $      .38   $     (.04) $      .53
  Gain on disposal of business                    4.56            -           -
                                             ---------    ---------   ---------
  Earnings(loss)from
    discontinued operations                 $     4.94   $     (.04) $      .53
                                             =========    =========   =========



Liabilities of discontinued operations at December 31, 1998 of $10,328,000 include BCA/Bagcraft redeemable preferred stock issues (see Note 9), contractual obligations, environmental matters and other future estimated costs for various discontinued operations. Additionally, liabilities of discontinued operations at December 31, 1998 includes an adjustment to the sales price of the Bagcraft business of approximately $900,000.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



4.       INVENTORIES

Inventories of the discontinued Bagcraft at December 31, 1997 (in thousands) consisted of:


                  Raw materials and supplies            $5,901
                  Work in process                          274
                  Finished goods                         9,574
                                                       -------
                                                       $15,749
                                                       =======



5.            INVESTMENT IN COMFORCE CORPORATION

At December 31, 1998 and 1997 Artra's investment in COMFORCE Corporation ("COMFORCE"), 1,525,500 shares, currently a common stock ownership interest of approximately 9%, was classified in Artra's consolidated balance sheet in current assets as "Available-for-sale securities." At December 31, 1998 the gross unrealized gain relating to Artra's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $10,920,000. The investment in COMFORCE common stock, which represents a significant portion of Artra's assets at December 31, 1998, is subject to liquidity and market price risks.

In January 1996, Artra's Board of Directors approved the sale of 200,000 of Artra's COMFORCE common shares to certain officers, directors and key employees of Artra for non-interest bearing notes totaling $400,000. The notes are collateralized by the related COMFORCE common shares. Additionally, the noteholders have the right to put their COMFORCE shares back to Artra in full payment of the balance of their notes. Based upon the preceding factors, Artra had concluded that, for reporting purposes, it had effectively sold options to certain officers, directors and key employees to acquire 200,000 of Artra's COMFORCE common shares. Accordingly, in January 1996 these 200,000 COMFORCE common shares were removed from Artra's portfolio of "Available-for-sale securities" and were classified in Artra's consolidated balance sheet as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain that was deferred and will not be recognized in Artra's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised. During the fourth quarter of 1997, options to acquire 59,500 of these COMFORCE common shares were exercised resulting in a realized gain of $225,000. During 1998, options to acquire 84,750 of these COMFORCE common shares were exercised resulting in a realized gain of $320,000. At December 31, 1998, options to acquire 55,750 COMFORCE common shares remained unexercised and were classified in Artra's consolidated balance sheet as other receivables with an aggregate value of $112,000, based upon the value of proceeds to be received upon future exercise of the options.

During 1997 Artra sold 219,203 COMFORCE common shares in the market, with the net proceeds of approximately $1,700,000 used for working capital. During 1997 a lender received 25,000 COMFORCE common shares held by Artra as additional consideration for a short-term loan. The disposition of these 244,703 COMFORCE common shares resulted in realized gains of $2,306,000 during the year ended December 31, 1997, with cost determined by average cost.

During 1996 Artra sold 193,000 COMFORCE common shares in the market, with the net proceeds of approximately $3,700,000 used for working capital. During 1996 certain lenders received 105,000 COMFORCE common shares held by Artra as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 COMFORCE common shares in settlement of Artra's obligation. The disposition of these 331,333 COMFORCE common shares resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



6.       EXTRAORDINARY GAIN

         Artra Debt Restructuring

In February 1996, a bank agreed to discharge all amounts under its Artra notes ($12,063,000 plus accrued interest and fees) and certain obligations of Artra's president, Peter R. Harvey for consideration consisting of Artra's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $3,000,000 note payable to the bank (the "Harvey Note"). The bank assigned Artra a $2,150,000 interest in the Harvey Note, subordinated to the bank's $850,000 interest in the Harvey Note. Artra then discharged $2,150,000 of Mr. Harvey's prior advances in exchange for its $2,150,000 interest in Mr. Harvey's $3,000,000 note payable to the bank. The amount of the $5,050,000 cash payment to the bank applicable to Peter R. Harvey ($1,089,000) was charged to amounts due from Peter R. Harvey. Artra recognized a gain on the discharge of this indebtedness of $9,424,000 ($1.25 per share) in the first quarter of 1996. The cash payment due the bank was funded principally with proceeds received from the Bagcraft subsidiary in conjunction with the issuance of BCA (the parent of Bagcraft) preferred stock along with proceeds received from a short-term loan agreement with an unaffiliated company that was subsequently repaid. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of Artra common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by Artra (with a then fair market value of $200,000).


The extraordinary gain resulting from the discharge of bank debt is calculated (in thousands) as follows. No income tax expense is reflected in Artra's financial statements resulting from the extraordinary credit due to the utilization of tax loss carryforwards, except for Federal alternative minimum tax:




     Amounts due the bank:
       Artra notes                                               $  12,063
       Accrued interest                                              2,656
                                                                  --------
                                                                    14,719
     Cash payment to  the bank                       $   5,050
     Less amount applicable to
       Peter R. Harvey indebtedness                     (1,089)
                                                      --------
                                                                    (3,961)
                                                                  --------
     Bank debt discharged                                           10,758
     Less fair market value of Artra
       common stock issued as consideration
       for a loan used in part to fund
       the discharge of bank debt                                     (661)
     Less fair market value of COMFORCE
       common stock issued as  consideration
       for a loan used in part to fund
       the discharge of bank debt                                     (200)
     Other fees and expenses                                          (273)
                                                                  --------
     Extraordinary gain before income taxes                          9,624
     Income tax provision                                             (200)
                                                                  --------
              Net extraordinary gain                             $   9,424
                                                                  ========



7.       NOTES PAYABLE

Notes payable at December 31, 1997 (in thousands) consisted of:

   Artra  12% promissory notes - 1997 private placements            $12,850
   Amounts due to related parties, interest at10%                     2,000
   Other, interest from 10% to 12%                                      601
                                                                    -------
                                                                     15,451
   Less Artra 12% promissory notes refinanced in January 1998        (4,725)
                                                                    -------
                                                                    $10,726
                                                                    =======

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



         Promissory Notes

         1998 Private Placement

In January  1998,  Artra  completed a private  placement  of  $5,975,000  of 12%
promissory notes due January 14, 1999. As additional consideration the noteholders received warrants to purchase an aggregate of 119,500 Artra common shares at a price of $3.00 per share. The warrants expire January 14, 2000. The warrantholders have the right to put these warrants back to Artra at any time during a six-month period commencing in January 1999 and ending in July 1999, at a price of $1.50 per share. The cost of this obligation ($179,250 if all warrants are put back to Artra) was accrued in Artra's financial statements as a charge to interest expense. The proceeds from the private placement were used principally to pay down other debt obligations. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.


         1997 Private Placements

In December 1997, Artra completed private placements of $5,375,000 of 12% promissory notes due in December 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 107,500 Artra common shares at a price of $3.00 per share. The warrants expire in November and December 1999. The warrantholders have the right to put these warrants back to Artra at any time during a period commencing in December 1998 and ending in May 1999, at a price of $1.50 per share. The cost of this obligation ($161,250 if all warrants are put back to Artra) was accrued in Artra's financial statements as a charge to interest expense. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

In July 1997, Artra completed private placements of $7,475,000 of 12% promissory notes due in January 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 199,311 Artra common shares at a price of $3.75 per share. The warrants expire in August 1999. The warrantholders have the right to put these warrants back to Artra at any time during a period commencing in January 1998 and ending in August 1999, at a price of $3.00 per share. The cost of this obligation ($598,000 if all warrants are put back to Artra) was amortized in Artra's financial statements as a charge to interest expense over the period July 1997 (the date of the private placement) through January 1998 (the scheduled maturity date of the notes). The proceeds from the July 1997 private placement were advanced to Peter R. Harvey. See discussion and disposition of Mr. Harvey's advances in Note 16.

The July 1997 private placement notes were repaid and /or refinanced with proceeds of the January 1998 private placement of 12% notes and with proceeds from the litigation settlement discussed in Note 11 to the consolidated financial statements.


         Amounts Due To Related Parties

At December 26, 1996, Artra had outstanding borrowings of $500,000 from an outside director of Artra evidenced by a short-term note bearing interest at 10%. As additional compensation for the loan and a December 1996 extension, the director received five year warrants to purchase an aggregate of 50,000 Artra common shares at a prices ranging from $5.00 to $5.875 per share. The proceeds of the loan were used for working capital.

In January 1997, Artra borrowed an additional $300,000 from this director evidenced by a short-term note, due December 23, 1997, bearing interest at 8%. As additional compensation for the loan, the director received a warrant, expiring in 2002, to purchase 25,000 Artra common shares at a price of $5.75 per share.

In March 1997, Artra borrowed an additional $1,000,000 from this director evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. As additional compensation, the lender received an option to purchase 25,000 shares

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



of COMFORCE common stock, owned by Artra's Fill-Mor subsidiary, at a price of $4.00 per share. The proceeds from this loan were used in part to repay certain Artra debt obligations.

In April 1997, Artra borrowed $5,000,000 from the above director evidenced by a note, due April 20, 1998, bearing interest at 10%. The proceeds from this loan were used to repay $1,800,000 of prior borrowings from this director and pay down other Artra debt obligations. As additional compensation, the director received a warrant to purchase 333,333 Artra common shares at a price of $5.00 per share. In May 1998, the director exercised the option and put the warrant back to Artra for a total purchased price of $1,000,000. The cost of this obligation was amortized in Artra's financial statements as a charge to interest expense over the period April 1997 (the date of the loan) through April 1998 (the date the warrantholder first had the right to put the warrant back to Artra).

In June 1997, Artra borrowed an additional $1,000,000 from the above director evidenced by a note, due December 10, 1997, bearing interest at 12%. As additional compensation, the director received a warrant to purchase 40,000 Artra common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to Artra at any time during the period December 10, 1997 to June 10, 1999, for a total purchase price of $80,000. The cost of this obligation was amortized in Artra's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to Artra). The proceeds from this loan were used to pay down other Artra debt obligations.

In July 1997, borrowings from this lender were reduced to $3,000,000 with proceeds advanced to Artra from a Bagcraft term loan. In December 1997 borrowings from this lender were reduced to $2,000,000 with proceeds from other short-term borrowings.

In April 1998, the $2,000,000 in outstanding borrowings from the above director was extended by a demand note bearing interest at 10%. As additional compensation, the director received a warrant to purchase 50,000 Artra common shares at a price of $3.25 per share.

In August 1998, Artra borrowed an additional $500,000 from the above director evidenced by a note, due December 20, 1998, bearing interest at 15%. As additional compensation, the director received a warrant to purchase 20,000 Artra common shares at a price of $3.94 per share.

The borrowings from this director were collateralized by a secondary interest in all of the common stock of BCA (the parent of Bagcraft).

In November 1998, the borrowings from this director were repaid with proceeds received from the sale of the discontinued Bagcraft subsidiary.


         Other

At December 31, 1997, Artra also had outstanding short-term borrowings from other unrelated parties aggregating $601,000, with interest rates varying between 10 % and 12%.

In April 1998 Artra and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $1,000,000, with interest at 8.5%. Borrowings under the loan agreement were collateralized by 490,000 shares of COMFORCE common stock owned by Artra's Fill-Mor subsidiary. The proceeds of the loan were used for working capital. This loan was repaid in December 1998 with proceeds received from the sale of the discontinued Bagcraft subsidiary.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In October 1997 a lender agreed to accept 357,270 Artra common shares in payment of the principal amount of approximately $1,500,000 due on certain demand notes. In January 1998 the lender returned the 357,270 Artra common shares to the Company for cash consideration of approximately $1,500,000.

The weighted average interest rate on all short-term borrowings at December 31, 1997 was 11.5%.


8.       LONG-TERM DEBT

     Long-term debt at December 31, 1997 (in thousands) consisted of:

Bagcraft:
    Credit Agreement:
        Term Loan A, interest at the lender's index rate plus .25%    $ 20,000

        Term Loan B, interest at the lender's index rate plus .75%       5,000

        Term Loan C, interest at the lender's index rate plus 1%         7,500

        Revolving credit loan, interest at the lender's indexrate        9,313

        Unamortized discount                                            (1,425)

    City of Baxter Springs, Kansas loan agreements,
         interest at varying rates                                       9,968
                                                                       -------
                                                                        50,356
Artra 12% promissory notes refinanced in January 1998                    4,725
                                                                       -------
                                                                        55,081
    Current scheduled maturities                                        (4,462)
                                                                       -------
                                                                       $50,619
                                                                       =======

         Bagcraft

At December 31, 1997, the discontinued Bagcraft subsidiary had outstanding borrowings under its credit agreement ("Credit Agreement") totaling $40,388,000. The Credit Agreement, amended and restated February 27, 1998, provided for a revolving loan agreement and three term loans. Amounts due under the Credit Agreement were repaid with proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

In March 1994 Bagcraft and the City of Baxter Springs, Kansas completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package funded by a combination of Federal, state and local funds, consisted of certain loan agreements payable by Bagcraft directly to the City of Baxter Springs. At December 31, 1997, the outstanding borrowings under these loans totaled $9,968,000. Obligations due under these loans were assumed by the buyer of the assets of the discontinued Bagcraft subsidiary.

                           ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



         Artra

As discussed in Note 7, $7,475,000 of Artra 12% promissory notes due in January 1998 were repaid and /or refinanced principally with proceeds of a January 1998 private placement of 12% notes payable in January 1999. Private placement notes in the principal amount of $4,725,000 refinanced by the January 1998 private placement notes were classified as long-term debt at December 31, 1997.


9.       REDEEMABLE PREFERRED STOCK

                                                                      December 31,   December 31,
                                                                           1998          1997
                                                                           ----          ----

     Currently payable:
         BCA Holdings preferred stock, Series B,
           $1.00 par value, 6% cumulative,
           including accumulated dividends;
           redeemable on demand with a liquidation preference
           of $1,000 per share; authorized 8,135 shares;
           issued and outstanding 1,675.79 shares in 1998
           and 7,847.79 shares in 1997                                  $    *           9,831

         Bagcraft redeemable preferred stock originally issued
           to a related party, $.01 par value, 13.5% cumulative;
           including accumulated dividends; redeemable on demand
           with a liquidation preference equal to $100 per share;
           issued 8,650 shares                                               *         $ 2,124


                                                                         -------       -------
                                                                         $   -         $11,955
                                                                         =======       =======

     Noncurrent:
         Artra redeemable preferred stock, Series A,
           $1,000 par value, 6% cumulative payment-in-kind,
           including accumulated dividends,  net of
           unamortized discount of $239 in 1998 and $859 in 1997;
           redeemable March 1, 2000 at $1,000 per share
           plus accrued dividends;
           authorized 2,000,000 shares all series;
           issued and outstanding 1,849.34 shares in
           1998 and 3,583.62 shares in 1997                              $ 2,857       $ 4,799

         BCA Holdings preferred stock, Series A,
           $1.00 par  value, 6% cumulative,
           including accumulated dividends;
           liquidation preference of $1,000 per share;
           10,000 shares authorized; issued and outstanding
           1,672.15 shares in 1998 and 3,456.18 shares in 1997               *           4,311
                                                                         -------       -------
                                                                         $ 2,857       $ 9,110
                                                                         =======       =======

--------------------------------

* Included in liabilities of discontinued operations at December 31, 1998, see discussion below.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


In March 1990, Artra issued 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000 as partial consideration for the acquisition of the discontinued Bagcraft subsidiary.

In August and September 1997 Artra repurchased 166.38 shares of Artra Series A redeemable preferred stock with a carrying value of $209,000 for cash of $120,000. The redeemable preferred stock purchase resulted in a gain of $89,000, which was reflected in the Company's consolidated financial statements as a credit to additional paid-in capital. The Series A Preferred Stock accrues dividends at the rate of 6% per annum and is redeemable by Artra on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $1,246,000 ($674 per share) and $2,074,000 ($579 per share) were accrued at December 31, 1998 and December 31, 1997, respectively.


         BCA Holdings/ Bagcraft

During 1992 and 1993, in exchange for cash consideration of $3,675,000, a former related party received 3,675 shares of BCA Series A preferred stock (6% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share). At December 31, 1998, liabilities of discontinued operations included 1,672.18 BCA Series A redeemable preferred shares. Accumulated dividends were $514,000 ($307 per share) and $854,000 ($247 per share) at December 31, 1998 and December 31, 1997, respectively.

Effective February 15, 1996, BCA, Bagcraft and a former related party entered into an agreement to exchange certain preferred stock between the Companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock (13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share) to the former related party in exchange for 41,350 shares of Bagcraft redeemable preferred stock. At December 31, 1998, liabilities of discontinued operations included 1,675.79 BCA Series B redeemable preferred shares. Accumulated dividends were $650,000 ($388 per share) and $1,984,000 ($253 per share) at December 31, 1998 and December 31, 1997, respectively.


Both the BCA Series A preferred stock and the BCA Series B preferred stock are redeemable at the option of the issuer for an amount equal to face value plus accumulated dividends. The BCA Series B preferred stock was redeemable on June 1, 1997.


At December 31, 1998, liabilities of discontinued operations included 8,650 shares of Bagcraft 13.5% cumulative, redeemable preferred stock (liquidation preference equal to $100 per share). Accumulated dividends of $1,315,000 Accumulated dividends were $1,315,000 ($152 per share) and ($145 per share) were accrued at December 31, 1998 and December 31, 1997, respectively.

As discussed in Note 16, effective January 31, 1998, Peter R. Harvey exchanged certain Artra/BCA preferred stock to retire advances from Artra totaling $12,787,000.


10.      STOCK OPTIONS AND WARRANTS

         Stock Option Plans

In August, 1996, Artra's shareholders approved a stock option plan (the "1996 Plan") for certain officers, key employees and others who render services to the Company or its subsidiaries. The 1996 Plan reserves 2,000,000 shares of the Company's common stock for the granting of options on or before August 29, 2006. Options granted under the Plan shall be in the form of incentive stock options ("ISOs"), as defined under the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options which do not qualify under the Code ("NSOs"), or both, at the discretion of the Company. The purchase price of options granted under the 1996 Plan shall be not less than fair market value at the date of grant for ISOs, not less than 110% of fair market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company and the fair market value per share on the date of grant in the case of NSOs. Effective October 4, 1996, Artra issued certain officers and key employees of Artra options to purchase 532,750 shares of Artra common stock at $5.25 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant.

In August 1996, Artra's shareholders also approved a 1996 Disinterested Directors Stock Option Plan (the "1996 Director Plan") for directors of the Company who are not employees or officers. The 1996 Director Plan reserves 200,000 shares of

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Artra's common stock for the granting of NSOs on or before August 29, 2006 at a price equal to fair market value per share on the date of grant. In May 1998 the Company issued its outside directors options to purchase an aggregate of 62,500 Artra common shares at $3.75 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant.

In July 1985, Artra's shareholders approved a stock option plan (the "1985 Plan") for certain officers and key employees of the Company and its subsidiaries. The 1985 Plan, as amended, reserved 1,000,000 shares of the Company's common stock and authorized the granting of options on or before February 1, 1995. The purchase price of such options granted under the 1985 Plan was not less than the market value at the date of grant for ISOs and not less than 110% of the market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company.

Effective for the fiscal year ending December 26, 1996, Artra had adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". In 1998 and 1996 all stock options were granted at an exercise price equal to fair market value at the date of grant and, accordingly, no compensation expense has been recognized in connection with Artra's stock option plans. Had compensation cost for Artra's stock option plan been determined based on the fair value on the date of grant for awards in 1998 and 1996 consistent with the provisions of SFAS No. 123, Artra's earnings applicable to common shares would have been reduced to the pro forma amounts indicated below:


                                           Year Ended December 31, 1998  Year Ended December 26, 1996
                                           ----------------------------  ----------------------------
                                              As Reported    Pro forma    As Reported    Pro forma
                                               ----------    ----------    ----------    ----------
                                                      (in thousands, except per share data)

Earnings (loss) applicable to common shares:
    Continuing operations                      $   (6,117)   $   (6,216)   $   (1,456)   $   (2,906)
    Discontinued operations                        38,930        38,930         3,994         3,994
                                               ----------    ----------    ----------    ----------
    Earnings before
     extraordinary credit                          32,813        32,714         2,538         1,088
    Extraordinary credit                             --            --           9,424         9,424
                                               ----------    ----------    ----------    ----------

         Net earnings                          $   32,813    $   32,714    $   11,962    $   10,512
                                               ==========    ==========    ==========    ==========


Earnings (loss) per share:
    Basic
      Continuing operations                    $     (.78)   $     (.79)   $     (.19)   $     (.39)
      Discontinued operations                        4.94          4.94           .53           .53
                                               ----------    ----------    ----------    ----------
      Earnings before
         extraordinary credit                        4.16          4.15           .34           .14
      Extraordinary credit                           --            --            1.25          1.25
                                               ----------    ----------    ----------    ----------
         Net earnings                          $     4.16    $     4.15    $     1.59    $     1.39
                                               ==========    ==========    ==========    ==========


    Diluted
      Continuing operations                    $     (.78)   $     (.79)   $     (.19)   $     (.39)
      Discontinued operations                        4.94          4.94           .53           .53
                                               ----------    ----------    ----------    ----------
      Earnings before
         extraordinary credit                        4.16          4.15           .34           .14
      Extraordinary credit                           --            --            1.25          1.25
                                               ----------    ----------    ----------    ----------
         Net earnings                          $     4.16    $     4.15    $     1.59    $     1.39
                                               ==========    ==========    ==========    ==========

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



The fair value of stock options granted in 1998 and 1996 was estimated using the
Black-Scholes   option  pricing  model  with  the  following   weighted  average
assumptions:


                                                      1998           1996
                                                      ----           ----

           Expected life (years)                        5              5
           Interest rate                               5.0%           6.5%
           Volatility                                 50.0%          50.0%
           Dividend yield                               -              -


Information regarding all stock option plans for the three years in the period ended December 31, 1998 is as follows:

                                                 1998          1997           1996
                                             ----------    ----------    -----------
Options outstanding at beginning of year        913,050       917,850        431,500
Options granted                                  62,500          --          532,750
Options exercised                                (4,300)       (4,800)       (40,400)
Options canceled                                   --            --           (6,000)
                                             ----------    ----------    -----------

Options outstanding at end of year              971,250       913,050        917,850
                                             ==========    ==========    ===========

Options exercisable at end of year              971,250       913,050        917,850
                                             ==========    ==========    ===========

Options available for grant at end of year    1,604,750     1,667,250      1,667,250
                                             ==========    ==========    ===========


Weighted average option prices:
    Outstanding at beginning of year         $   4.61        $   4.61      $    3.89
    Options granted                          $  3.125            --        $    5.25
    Options exercised                        $   3.70        $   3.70      $    5.01
    Options canceled                             --              --        $   10.00
    Outstanding at end of year               $   4.52        $   4.61      $    4.61
    Exercisable at end of year               $   4.52        $   4.61      $    4.61


Significant option groups outstanding at December 31, 1998 and related weighted average price and remaining life information are as follows:


                        Options           Options        Exercise    Remaining
     Grant Date       Outstanding       Exercisable        Price    Life (Years)
     ----------       -----------       -----------        -----    ------------

      05-27-98             62,500            62,500        $3.125        9

      10-04-96            532,750           532,750        $5.25         7

      01-08-93           143,500            143,500        $3.75         4

      06-22-92              6,000             6,000        $5.25         3

      09-19-91             51,667            51,667        $3.65         2

      12-19-90            174,833           174,833        $3.65         1

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Effective January 6, 1999, Artra issued certain officers and key employees of Artra options to purchase 413,250 shares of Artra common stock at $4.75 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant. Additionally, effective January 6, 1999, Artra issued its outside directors options to purchase an aggregate of 20,000 Artra common shares at $4.75 per share, the fair market value on the date of grant, to certain outside directors. The options vested immediately and expire ten years from the date of grant. These outside directors were not board members at the time of the May 1998 disinterested director option grants.


         Warrants

Information regarding warrants to purchase shares of Artra's common stock for the three years in the period ended December 31, 1998 is as follows:

                                                1998          1997          1996
                                            ----------    ----------    ----------
Warrants outstanding at beginning of year    2,592,350     1,711,032     1,148,549
Warrants granted                               192,500     1,196,894       632,583
Warrants exercised                                --         (35,000)      (37,500)
Warrants put back                             (500,000)     (114,000)         --
Warrants expired                              (214,850)     (166,576)      (32,600)
                                            ----------    ----------    ----------
Warrants outstanding at end of year          2,070,000     2,592,350     1,711,032
                                            ==========    ==========    ==========


                                                $3.00         $3.50         $3.50
Exercise prices per share                         to            to            to
                                                $8.00         $8.00         $9.875


The warrants, exercisable from the date of issue, expire at various dates through 2003. These warrants were issued principally as additional compensation for various short-terms loans. At December 31, 1998, warrantholders had the right to put warrants to purchase 833,144 shares of Artra common stock back to Artra for total consideration of $1,705,000. During 1998 warrants to purchase 500,000 shares of Artra common stock at prices ranging from $3.75 per share to $5.00 per share were put back to Artra for total consideration of $1,440,000. During 1997 warrants to purchase 114,000 shares of Artra common stock at prices ranging from $5.00 per share to $6.00 per share were put back to Artra for total consideration of $228,000.


11.      COMMITMENTS AND CONTINGENCIES

Rental expense from continuing operations was $138,000, $134,000 and $134,000 in fiscal years 1998, 1997 and 1996, respectively. Effective December 1995, John Harvey, Artra's Chairman of the board of directors purchased the building in which the Company leases office for its corporate headquarters. The lease expired in December 1998 and has been extended on a month-to-month basis. Rental expense for this lease was $126,000 annually for fiscal years 1998, 1997 and 1996.


Artra and its subsidiaries are the defendants in various business-related litigation and environmental matters. Capital expenditures for ongoing environmental compliance measures are recorded in the consolidated balance sheets and related expenses are included in the normal operating expenses of conducting business. Artra is involved with environmental compliance and remediation activities at some of its former sites and at a number of third-party sites. The Company accrues for certain environmental remediation-related activities for which commitments or clean-up plans have been developed or for which costs or minimum costs can be reasonably estimated. All accrued amounts are recorded on an undiscounted basis. At December 31, 1998 and December 31, 1997, Artra had accrued current liabilities of $1,500,000 and
$1,800,000, respectively, for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on Artra's financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



The discontinued Bagcraft subsidiary's Chicago facility has been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and is required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. In May 1998 Bagcraft paid $170,000 to formally extinguish this claim.

In April 1994, the EPA notified the Company that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of Artra. In 1985, Harvel was merged into Artra's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of Artra. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued Artra for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. Artra has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. Artra GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against Artra and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of Artra from 1969 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. Artra has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. Artra also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and Artra cannot determine what, if any, its liability may be in this matter.

Artra was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. Artra's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by Artra. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process. Artra entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, Artra defaulted on its payment obligation. Artra is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by Artra, was not intended to release Artra from liability for costs associated with other phases of the clean-up at this site. Artra is presently unable determine what, if any, additional liability it may incur in this matter.

In recent years, the Company has been a party to certain product liability claims relating to the former Synkoloid subsidiary. The Company's product liability insurance has covered all such claims settled to date. As of December 31, 1998, Artra anticipates that its product liability insurance is adequate to cover any additional pending claims.

Several cases have arisen from Artra's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and Artra GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that Artra (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site,

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



and that Artra had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site.

Artra and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. Artra is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

In 1986, in a case titled People of the State of Illinois v. NL Industries, Inc., Artra GROUP Incorporated, et al., the Cook County State's attorney filed suit seeking response costs in excess of $2,000,000 and treble punitive damages for costs expended by IEPA in remediating contamination at the Dutch Boy site, alleging that all former owners contributed to the contamination. In 1989, the Circuit Court dismissed the action, holding that the state had failed to exhaust its administrative procedures. In 1992, this holding was reversed by the Illinois Supreme Court. In 1996, the Illinois Appellate Court affirmed the District Court's decision to dismiss the case based on lack of due diligence on the part of the State of Illinois. The State of Illinois has filed a Petition for Rehearing which was granted. Artra is presently unable to determine Artra's liability, if any, in connection with this case.

On November 17, 1995, the EPA issued letters to Artra, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. Artra is presently unable to determine its liability, if any, in connection with this case.


12.      INCOME TAXES

The provision (credit) for income taxes (in thousands) is included in the statements of operations as follows:


                                       1998       1997       1996
                                    -------    -------    -------

         Continuing operations      $  --      $  --      $  --
         Extraordinary credit          --         --          200
         Discontinued  operations     1,600        (19)       152
                                    -------    -------    -------
                                    $ 1,600    $   (19)   $   352
                                    =======    =======    =======


A summary of the provision (credit) for income taxes (in thousands) is as follows:


                                      1998       1997       1996
                                    -------    -------    -------

         Current:
             Federal                $   700    $  --      $   200
             State                      900        (19)       152
                                    -------    -------    -------

                                    $ 1,600    $   (19)   $   352
                                    =======    =======    =======


Due to the utilization of tax loss carryforwards, no Federal income tax expense is reflected in the Company's financial statements resulting from the 1998 earnings from discontinued operations or the 1996 extraordinary credit, except for Federal alternative minimum tax. The 1996 extraordinary credit represents a net gain from discharge of indebtedness.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



12.      INCOME TAXES, continued

In 1998, 1997 and 1996, the effective tax rates from operations, including discontinued operations were 4.5%, (1.0)% and 2.5%, respectively, as compared to the statutory Federal rate, which are reconciled (in thousands) as follows:


                                                   1998      1997        1996
                                                --------   --------    --------

  Provision (credit) for income taxes
    using statutory rate                        $ 12,013   $    633    $  4,709
  State and local taxes,
    net of Federal benefit                           900        (19)        152
  Current year tax loss not utilized                --       (1,680)       --
  Deferred finance fee                              --          919         127
  Amortization of goodwill                          --          104         104
  Previously unrecognized benefit
    from utilizing tax loss carryforwards        (12,035)      --        (4,767)
  Alternative minimum tax                            700       --          --
  Other                                               22         24          27
                                                --------   --------    --------
                                                $  1,600   $    (19)   $    352
                                                ========   ========    ========

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



12.      INCOME TAXES, continued

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liabilities and deferred tax assets at December 31, 1998 and December 31, 1997 and their approximate tax effects (in thousands) are as follows:

                                                                1998                       1997
                                                    --------------------------   ------------------------
                                                     Temporary        Tax        Temporary        Tax
                                                     Difference    Difference    Difference    Difference

         Investment in COMFORCE Corporation           $ 36,000      $ 14,000      $ 36,000      $ 14,000
         Accrued personnel costs                          --            --           1,200           500
         Restructuring reserve                            --            --             600           200
         Environmental reserve                            --            --             300           100
         Other                                           2,500         1,000         3,400         1,300
         Capital loss carryforward                        --            --           3,500         1,400
         Net operating loss                             10,200         4,000        40,000        15,600
                                                                    --------                    --------
                   Total deferred tax assets                          19,000                      33,100
                                                                    --------                    --------

         Inventories                                      --            --          (1,900)         (700)

         Accumulated depreciation                         --            --          (5,100)       (2,000)

         Other                                            (800)         (300)         (800)         (300)
                                                                    --------                    --------
                   Total deferred tax liabilities                       (300)                      3,000
                                                                    --------                    --------
                   Valuation allowance                               (18,700)                    (30,100)
                                                                    --------                    --------
                   Net deferred tax asset                           $   --                      $   --
                                                                    ========                    ========


Artra has recorded a valuation allowance with respect to the future tax benefits and the net operating loss reflected in deferred tax assets as a result of the uncertainty of their ultimate realization.

At December 31, 1998, Artra and its subsidiaries had Federal income tax loss carryforwards of approximately $2,400,000 expiring principally in 2010 - 2012, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, Artra is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation that would prevent it from utilizing a substantial portion of its Federal income tax loss carryforwards.

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



13.      EMPLOYEE BENEFIT PLANS

Artra maintains a defined contribution 401 (k) plan covering substantially all employees. Both employee and employer contributions are generally determined as a percentage of the covered employee's annual compensation. The total expense charged to operations relating to this plan amounted to $45,000, $38,000 and $28,000 in 1998, 1997 and 1996, respectively.

Artra typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132 - Employers' Disclosures about Pensions and Other Postretirement Benefits.


14.      EARNINGS PER SHARE

The Company adopted SFAS No. 128, "Earnings per Share," for the year ended December 31, 1998. Adoption of this pronouncement, which was applied to prior periods presented, did not have a material impact on Artra's financial statements.

Basic earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock outstanding during each period.

Diluted earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, during each period.

Earnings (loss) per share for each of the three fiscal years in the period ended December 31, 1998 was computed as follows (in thousands, except per share amounts):


                                                    Year Ended                Year Ended                  Year Ended
                                                December 31, 1998         December 31, 1997            December 26, 1996
                                               ---------------------     ---------------------      ------------------------
                                                 Basic       Diluted       Basic       Diluted         Basic       Diluted
                                               --------      --------    --------      --------      --------      --------
   AVERAGE SHARES OUTSTANDING:
     Weighted average shares outstanding          7,891         7,891       7,970         7,970         7,525         7,525
     Common stock equivalents
         (options/warrants)                        --            --          --            --            --            --
                                               --------      --------    --------      --------      --------      --------
                                                  7,891         7,891       7,970         7,970         7,525         7,525
                                               ========      ========    ========      ========      ========      ========

   EARNINGS (LOSS):
     Earnings (loss) from
       continuing operations                   $ (5,707)     $ (5,707)   $  1,066      $  1,066      $   (445)     $   (445)
     Dividends applicable to
        redeemable preferred stock                 (410)         (410)       (693)         (693)         (621)         (621)
     Redeemable common stock accretion             --            --          (400)         (400)         (390)         (390)
                                               --------      --------    --------      --------      --------      --------
     Loss from continuing operations
        applicable to common shareholders        (6,117)       (6,117)        (27)          (27)       (1,456)       (1,456)
     Earnings (loss) from
       discontinued operations                   38,930        38,930        (293)         (293)        3,994         3,994
                                               --------      --------    --------      --------      --------      --------
     Earnings (loss) before
       extraordinary credit                      32,813        32,813        (320)         (320)        2,538         2,538
     Extraordinary credit                          --            --          --            --           9,424         9,424
                                               --------      --------    --------      --------      --------      --------

     Net earnings (loss)                       $ 32,813      $ 32,813    $   (320)     $   (320)     $ 11,962      $ 11,962
                                               ========      ========    ========      ========      ========      ========


                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



14.      EARNINGS PER SHARE, continued


                                             Year Ended            Year Ended          Year Ended
                                          December 31, 1998     December 31, 1997    December 26, 1996
                                         --------------------  ------------------   -------------------
                                         Basic       Diluted   Basic     Diluted   Basic      Diluted

   PER SHARE AMOUNTS:
     Loss from continuing operations
        applicable to common shares      $   (.78)  $   (.78)  $  --     $  --     $   (.19)  $   (.19)
     Earnings (loss) from
        discontinued  operations             4.94       4.94      (.04)     (.04)       .53        .53
                                         --------   --------   -------   -------   --------   --------

     Earnings (loss) before
        extraordinary credit                 4.16       4.16      (.04)     (.04)       .34        .34
     Extraordinary credit                   --         --         --        --         1.25       1.25
                                         --------   --------   -------   -------   --------   --------

     Net earnings (loss) applicable
        to common shares                 $   4.16   $   4.16   $  (.04)  $  (.04)  $   1.59   $   1.59
                                         ========   ========   =======   =======   ========   ========




15.           LITIGATION

In November, 1993, Artra filed suit in the Circuit Court of the Eighteenth Judicial Circuit for the state of Illinois against Salomon Brothers, Inc., Salomon Brothers Holding Company, Inc., Charles K. Bobrinskoy, Michael J. Zimmerman (collectively, "Salomon Defendants"), D.P. Kelly & Associates, L.P., ("DPK"), Donald P. Kelly ("Kelly Defendants" along with DPK), James F. Massey and William Rifkind relating to the acquisition of Envirodyne Industries, Inc. in 1989 by Emerald Acquisition Corp.

Effective December 31, 1997, the above parties reached a settlement agreement and all pending litigation was dismissed. Artra recognized a gain from the settlement agreement of $10,416,000 ($1.31 per share), net of related legal fees and other expenses.

Artra and its subsidiaries are the defendants in various other business-related litigation and environmental matters (see Note 11). Management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.


16.      RELATED PARTY TRANSACTIONS

At December 31, 1997, advances to Peter R. Harvey, Artra's president, classified in the consolidated balance sheet as a reduction of common shareholders' equity, (in thousands) consisted of:

             Total advances, including accrued interest            $18,226

             Less interest for the period January 1,
             1993 to date, accrued and fully reserved               (2,789)
                                                                   -------
                                                                    15,437
             Less compensation/expense reimbursement                (2,816)
                                                                   -------
                   Net advances                                    $12,621
                                                                   =======

                          ENTRADE INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Artra had total advances due from its president, Peter R. Harvey, of which $18,226,000, including accrued interest, remained outstanding at December 31, 1997. These advances provided for interest at varying rate from 10.5% to 12%. This receivable from Peter R. Harvey had been classified as a reduction of common shareholders' equity.

Commencing January 1, 1993 to date, interest on the advances to Peter R. Harvey had been accrued and fully reserved.


In March 1998, Artra's Board of Directors ratified a proposal to settle Mr. Harvey's advances as follows:

          Effective December 31, 1997, Mr. Harvey's net advances from Artra were offset by $2,816,000 ($5,605,000 net of interest accrued and reserved for the period 1993 - 1997) to $12,621,000. This offset of Mr. Harvey's advances represented a combination of compensation for prior year guarantees of Artra obligations to private and institutional lenders, compensation in excess of the nominal amounts Mr. Harvey received for the years 1995 - 1997 and reimbursement for expenses incurred to defend Artra against certain litigation.

          Effective January 31, 1998, Mr. Harvey's remaining advances totaling $12,787,000 were paid with consideration consisting of the following Artra/BCA preferred stock held by Mr. Harvey:


                                                                  Face Value
                                                                     Plus
                               Security                        Accrued Dividends
   ------------------------------------------------------      -----------------
   Artra redeemable preferred stock, 1,734.28 shares             $   2,751,000
   BCA Holdings Series A preferred stock, 1,784.029 shares           2,234,000
   BCA Holdings Series B preferred stock,  6,172 shares              7,802,000
                                                                 -------------
                                                                 $  12,787,000
                                                                 =============

For a discussion of certain other related party debt obligations see Note 7.


17.      MERGER TRANSACTION

Pursuant to a plan of merger, on September 23, 1999 Artra became a wholly owned subsidiary of Entrade, and the common shareholders of Artra became the common shareholders of Entrade. Under the terms of the merger agreement, the Artra common shareholders received one share of Entrade no par common stock in exchange for each share of Artra no par common stock. All stock options and warrants issued by Artra and outstanding on the closing date of the merger were converted on a one for one basis into Entrade stock options and warrants. For financial reporting purposes, the transaction has been treated as a recapitalization of Artra with Artra as the acquirer. All stockholders equity and share information has been restated to reflect this recapitalization.

                          ENTRADE INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Unaudited in thousands, except share data)


                                                  September 30,    December 31,
                                                       1999            1998
                                                     --------        --------

               ASSETS
Current assets:
   Cash and equivalents                              $ 11,019        $ 11,753
   Restricted cash and equivalents                        100           1,045
   Available-for-sale securities                        3,337           8,200
   Other                                                  729             270
                                                     --------        --------
               Total current assets                    15,185          21,268
                                                     --------        --------

Property, plant and equipment                             391            --
Less accumulated depreciation and amortization           --              --
                                                     --------        --------
                                                          391            --
                                                     --------        --------

Other assets:
   Intangibles, net                                    10,027            --
   Investment in AsseTrade.com                          3,523            --
   Other                                                  289            --
                                                     --------        --------
                                                       13,839            --
                                                     --------        --------

                                                     $ 29,415        $ 21,268
                                                     ========        ========


              LIABILITIES
Current liabilities:
   Accounts payable                                  $    105            --
   Accrued expenses                                       774        $    568
   Income taxes                                         1,108           1,854
   Common stock put warrants                              340           1,705
   Liabilities of discontinued operations               8,312          10,328
                                                     --------        --------
               Total current liabilities               10,639          14,455
                                                     --------        --------

Commitments and contingencies

Redeemable preferred stock                               --             2,857


              SHAREHOLDERS' EQUITY
Preferred stock, $1,000 par value,
   authorized 4,000,000 shares;
   no shares issued or outstanding                       --              --
Common stock, no par value;
   authorized 40,000,000 shares;
   issued and outstanding 12,287,317 shares
   in 1999  and 7,864,228  shares in 1998                --              --
Additional paid-in capital                             76,369          47,336
Deferred stock compensation                            (2,804)           --
Unrealized appreciation of investments                  6,057          10,920
Accumulated deficit                                   (60,846)        (54,300)
                                                     --------        --------
                                                       18,776           3,956
                                                     --------        --------
                                                     $ 29,415        $ 21,268
                                                     ========        ========


The accompanying notes are an integral part of the consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited in thousands, except per share data)



                                                             Three Months Ended     Nine Months Ended
                                                                September 30,          September 30,
                                                             -------------------    -------------------
                                                               1999        1998*      1999        1998*
                                                             -------     -------    -------     -------
Net sales                                                    $  --       $  --      $  --       $  --
                                                             -------     -------    -------     -------

Costs and expenses:
   Cost of goods sold,
      exclusive of depreciation and amortization                --          --         --          --
   Selling, general and administrative                         2,042         539      6,570       1,691
                                                             -------     -------    -------     -------
                                                               2,042         539      6,570       1,691
                                                             -------     -------    -------     -------

Operating loss                                                (2,042)       (539)    (6,570)     (1,691)
                                                             -------     -------    -------     -------

Other income (expense):
   Interest income (expense), net                                109        (807)       316      (2,794)
   Realized gain on disposal of
      available-for-sale securities                             --          --         --           320
   Other income (expense), net                                  --            (1)      --           (75)
                                                             -------     -------    -------     -------
                                                                 109        (808)       316      (2,549)
                                                             -------     -------    -------     -------

Loss from continuing operations before income taxes           (1,933)     (1,347)    (6,254)     (4,240)
Provision for income taxes                                      --          --         --          --
                                                             -------     -------    -------     -------
Loss from continuing operations                               (1,933)     (1,347)    (6,254)     (4,240)
Earnings from discontinued operations                           --         1,158       --         1,968
                                                             -------     -------    -------     -------
Net loss                                                      (1,933)       (189)    (6,254)     (2,272)
Dividends applicable to and loss on
   redemption of redeemable preferred stock                   (6,873)        (95)    (7,067)       (314)
                                                             -------     -------    -------     -------
Loss applicable to common shares                             ($8,806)    ($  284)  ($13,321)    ($2,586)
                                                             =======     =======    =======     =======

Earnings (loss) per share applicable to common shares:
    Basic
       Continuing operations                                 ($ 0.97)    ($ 0.19)   ($ 1.51)    ($ 0.58)
       Discontinued operations                                  --          0.15       --          0.25
                                                             -------     -------    -------     -------
                 Net loss                                    ($ 0.97)    ($ 0.04)   ($ 1.51)    ($ 0.33)
                                                             =======     =======    =======     =======

     Weighted average number of shares
          of common stock outstanding                          9,766       7,864      8,850       7,899
                                                             =======     =======    =======     =======

    Diluted
       Continuing operations                                 ($ 0.97)    ($ 0.19)   ($ 1.51)    ($ 0.58)
       Discontinued operations                                  --          0.15       --          0.25
                                                             -------     -------    -------     -------
                 Net loss                                    ($ 0.97)    ($ 0.04)   ($ 1.51)    ($ 0.33)
                                                             =======     =======    =======     =======

     Weighted average number of shares of common stock
            and common stock equivalents outstanding           9,766       7,864      8,850       7,899
                                                             =======     =======    =======     =======



The accompanying notes are an integral part of the condensed consolidated financial statements.

---------------------------
* As reclassified for discontinued operations.

                          ENTRADE INC. AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   (Unaudited in thousands, except share data)


                                                                            Accumulated
                                 Common Stock       Additional   Deferred       Other                         Total
                              -------------------    Paid-in      Stock    Comprehensive  Accumulated   Shareholders'
                                Shares    Dollars     Capital  Compensation    Income       (Deficit)       Equity
                              ---------- --------   ---------  ----------- ------------  -----------      ----------
Balance at
   December 31, 1998           7,864,228        -     $47,336                   $10,920     ($54,300)         $3,956
                                                                                                          -----------

Comprehensive income (loss):
 Net loss                              -        -           -                         -       (6,254)         (6,254)
 Net decrease in
  unrealized appreciation
  of investments                       -        -           -                    (4,863)           -          (4,863)
                                                                                                         -----------
 Comprehensive income (loss)                                                                                 (11,117)
                                                                                                         -----------

Other changes in
    shareholders' equity:
 Exercise of warrants
  to purchase common stock     1,662,289        -       7,327                         -            -           7,327
 Exercise of options to
  purchase common stock           52,397        -         205                         -            -             205
 Common stock issued
  as consideration for
  Entrade assets acquired      2,100,000        -      11,513                         -            -          11,513
 Common stock issued in
  exchange for Artra
  Series A preferred stock       608,403        -       9,924                         -            -           9,924
 Loss on redemption of
   redeemable preferred stock          -        -      (6,775)            -           -            -          (6,775)
 Stock options issued
   and deferred
   stock-based compensation            -        -       4,900       (4,900)           -            -               -
 Compensation
   expense recognized                  -        -           -        2,096            -            -           2,096
 Outstanding stock options             -        -         575            -            -            -             575
 Eliminate put liability
  for warrants exercised               -        -       1,364            -            -            -           1,364
 Redeemable preferred
  stock dividends                      -        -           -            -            -         (292)           (292)
                                                                                                          ----------
   Other changes in
     shareholders' equity                                                                                     25,937
                                                                                                          ----------

                              ---------- --------  ----------- ----------- ------------  -----------      ----------
Balance at
   September 30, 1999         12,287,317        -     $76,369      ($2,804)      $6,057     ($60,846)        $18,776
                              ========== ========  =========== =========== ============  ===========      ==========


The accompanying notes are an integral part of the condensed consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)




                                                                          Nine Months Ended
                                                                     ----------------------------
                                                                     September 30,  September 30,
                                                                           1999         1998
                                                                        ---------    ---------


Net cash flows from (used by) operating activities                      ($  4,824)   $   1,015
                                                                        ---------    ---------

Cash flows from investing activities:
   Purchase of Entrade assets, net of cash acquired                        (4,099)        --
   Decrease in restricted cash                                                945         --
   Additions to property, plant and equipment                                --         (1,951)
   Proceeds from sale of COMFORCE common stock                               --            170
   Other                                                                     (288)        --
                                                                        ---------    ---------
Net cash flows used by investing activities                                (3,442)      (1,781)
                                                                        ---------    ---------

Cash flows from financing activities:
   Proceeds from exercise of stock options and warrants                     7,532           17
   Net decrease in short-term debt                                           --           (118)
   Proceeds from long-term borrowings                                        --        105,839
   Reduction of long-term debt                                               --       (107,817)
   Repurchase of common stock previously issued
      to pay down short-term notes                                           --         (1,518)
   Redemption of detachable put warrants                                     --         (1,420)
   Other                                                                     --            (48)
                                                                        ---------    ---------
Net cash flows from (used by) financing activities                          7,532       (5,065)
                                                                        ---------    ---------

Decrease in cash and cash equivalents                                        (734)      (5,831)
Cash and equivalents, beginning of period                                  11,753        5,991
                                                                        ---------    ---------
Cash and equivalents, end of period                                     $  11,019    $     160
                                                                        =========    =========



Supplemental schedule of noncash
  investing and financing activities:
    Issue Entrade common stock as
      consideration for Entrade assets acquired                         $  11,513         --
    Exchange Entrade common stock for
      Artra redeemable preferred stock                                      9,924         --
    Artra/BCA redeemable preferred stock
       received as payment of
       Peter Harvey advances                                                 --      $  12,787






The accompanying notes are an integral part of the condensed consolidated financial statements.

                          ENTRADE INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION


Prior to September 23, 1999, the Registrant operated as Artra Group Incorporated ("Artra"), a Pennsylvania corporation incorporated in 1933. Through November 20, 1998, Artra operated in one industry segment as a manufacturer of packaging products principally serving the food industry. The packaging products business was conducted by Artra's wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), which business was sold on November 20, 1998.

As discussed in Note 2, on February 23, 1999, Artra entered into an agreement with Entrade Inc. ("Entrade" or the "Company"), formerly NA Acquisition Corp., and WorldWide Web NetworX Corporation ("WorldWide") providing for the merger of a wholly owned subsidiary of Entrade with and into Artra. Entrade owns all of the outstanding capital stock of entrade.com, Inc. ("entrade.com") and 25% of the Class A Common Stock of asseTrade.com, Inc. ("asseTrade.com").

On September 22, 1999 Artra's shareholders approved the transaction and on September 23, 1999, the merger (the "Merger") was completed. As a result of the Merger, Artra became a wholly-owned subsidiary of Entrade, and Entrade's common stock became listed and commenced trading on the New York Stock Exchange under the symbol "ETA" on September 24, 1999.

These condensed consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all the disclosures required in the Company's annual report on Form 10-K. Accordingly, the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying consolidated financial statements. The condensed consolidated balance sheet as of December 31, 1998 was derived from the audited consolidated financial statements in the Company's annual report on Form 10-K.

In the opinion of the Company, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position as of September 30, 1999, and the results of operations and changes in cash flows for the three and nine month periods ended September 30, 1999 and September 30, 1998. Reported interim results of operations are based in part on estimates that may be subject to year-end adjustments. In addition, these quarterly results of operations are not necessarily indicative of those expected for the year.


2.       CHANGE OF BUSINESS

         Entrade Inc.

On February 23, 1999, Artra entered into an Agreement and Plan of Merger (the "Merger Agreement") with Entrade, WorldWide, and WWWX Merger Subsidiary, Inc. ("Merger Sub"), a wholly-owned subsidiary of Entrade. Terms of the acquisition agreement require the Merger Sub to merge into Artra (the "Merger"), with Artra being the surviving corporation for financial reporting purposes.

On September 22, 1999 Artra's shareholders approved the transaction and on September 23, 1999, the Merger was completed. As a result of the Merger, Artra became a wholly owned subsidiary of Entrade, and the common shareholders of Artra became the common shareholders of Entrade. Under the terms of the merger agreement, the Artra common shareholders received one share of Entrade no par common stock in exchange for each share of Artra no par common stock. Additionally, holders of Artra Series A preferred stock received 329 shares of Entrade common stock for each share of Artra Series A preferred stock. All stock options and warrants issued by Artra and outstanding on the closing date of the merger were converted on a one for one basis into Entrade stock options and warrants. For financial reporting purposes, the transaction has been treated as a recapitalization of Artra with Artra as the acquirer. All stockholders equity and share information has been restated to reflect this recapitalization. Entrade's common stock became listed and commenced trading on the New York Stock Exchange under the symbol "ETA" on September 24, 1999.

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Entrade owns all of the outstanding capital stock of entrade.com and 25% of the Class A Common Stock of asseTrade.com.

entrade.com is an Internet business-to-business electronic commerce ("e-commerce") company seeking to provide asset disposition solutions for the utility and large industrial manufacturing sectors. asseTrade.com proposes to develop and implement comprehensive asset/inventory recovery, disposal, remarketing and management solutions for corporate clients through advanced Internet electronic business applications, including on-line auctions.

In connection with the execution of the Merger Agreement, on February 23, 1999, Entrade acquired certain software and intellectual property and 25% of the shares of Class A Voting Common Stock of asseTrade.com (collectively, the "Purchased Assets") from WorldWide, in exchange for 1,800,000 shares of Entrade common stock, $800,000 in cash and a note for $500,000, paid upon the consummation of the Merger. On February 16, 1999, Entrade had agreed with Energy Trading Company, a wholly owned subsidiary of Peco Energy Company, to issue to Energy Trading Company 200,000 shares of Entrade common stock, and to pay Energy Trading Company $100,000, paid upon the consummation of the Merger, in exchange for certain retained rights Energy Trading Company held in the Purchased Assets. Entrade also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, Artra agreed to loan Entrade up to $2,000,000 and advance an additional $250,000 to fund the $800,000 cash payment to WorldWide and to provide funding for entrade.com until the consummation of the merger. Under the Merger Agreement, Artra also agreed to guaranty the $4,000,000 funding for entrade.com.

In August 1999, WorldWide agreed to loan Entrade up to $500,000 to fund Entrade's operations for the period from the date of the loan to the closing date under the Merger Agreement. Borrowings totaling $405,000 were repaid to WorldWide prior to closing the Merger.

The acquisition has been accounted for as a purchase. The operating results of Entrade have been included in the Company's consolidated financial statements since the effective date of acquisition. However, Entrade losses for the period from February 23, 1999 until the effective date of the merger in September 1999 have been reflected in the Company's consolidated financial statements as the economic risks of ownership were assumed by Artra effective February 23, 1999. The amount of the purchase price allocated to intangible assets acquired of approximately $10 million is being amortized over 5 years.

The following unaudited pro forma information (in thousands, except per share amounts) presents a summary of the results of operations of the Company as if a merger of Artra with a subsidiary of Entrade and the exchange of Artra common stock and Artra preferred stock for Entrade common stock had been approved by Artra's shareholders and was effective as of January 1, 1999. Entrade had no operations and no revenues related to the assets acquired. asseTrade.com had no operations and no revenues when the 25% voting interest was acquired by Entrade. Accordingly, no pro forma information is presented for the nine months ended September 30, 1998 as in the opinion of management this information would not be meaningful.



                                                               Nine Months
                                                                  Ended
                                                              September 30,
                                                                  1999
                                                                --------

        Net sales                                               $    595
                                                                ========

        Net loss                                                $ (7,757)
                                                                ========

        Basic and diluted net loss per common share             $  (1.38)
                                                                ========

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



These unaudited pro forma results include certain adjustments, such as additional amortization expense primarily related to intangible assets. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on January 1, 1999, or of future results of operations.

In September 1999, asseTrade.com entered into an agreement with an investor providing for an initial purchase of shares of asseTrade.com Series A Preferred Stock. Upon completion of the transaction, subject to certain performance criteria on the part of asseTrade.com, the investor may purchase additional shares of asseTrade.com Series A Preferred Stock. Upon completion of the transaction and assuming the conversion of the asseTrade.com Series A Preferred Stock, the investor would hold a 31.1% interest in the Class A Common Stock of asseTrade.com and Entrade's interest in the Class A Common Stock would be approximately 17.5%, or 14.65% on a fully diluted basis.


         Bagcraft

Effective August 26, 1998, Artra and its wholly-owned BCA Holdings, Inc. ("BCA") subsidiary, the parent of Bagcraft, agreed to sell the business assets of Bagcraft. Additionally, the buyer agreed to assume certain Bagcraft liabilities. The disposition of the Bagcraft business resulted in a net gain of $35,985,000.

The Company's 1998 consolidated financial statements have been reclassified to report separately the results of operations of Bagcraft. The operating results (in thousands) for the nine months ended September 30, 1998 of Artra's discontinued Bagcraft subsidiary consist of:


         Net sales                                              $   94,717
                                                                ==========

         Earnings from operations before
           income taxes and minority interest                   $    2,425
         Provision for income taxes                                    (46)
         Minority interest                                            (411)
                                                                ----------
         Earnings from discontinued operations                  $    1,968
                                                                ==========

         Earnings per share from discontinued operations        $      .25
                                                                ==========


Liabilities of discontinued operations at September 30, 1999 and December 31, 1998 of $8,312,000 and $10,328,000, respectively, include BCA/Bagcraft redeemable preferred stock issues (see Note 4), contractual obligations, environmental matters and other future estimated costs for various discontinued operations.


3.            INVESTMENT IN COMFORCE CORPORATION

At September 30, 1999 the Company's investment in COMFORCE Corporation ("COMFORCE"), 1,525,500 shares, currently a common stock ownership interest of approximately 9%, was classified in the Company's condensed consolidated balance sheet in current assets as "Available-for-sale securities." At September 30, 1999 the gross unrealized gain relating to the Company's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $6,057,000. The investment in COMFORCE common stock, which represents a significant portion of the Company's assets at September 30, 1999 and December 31, 1998, is subject to liquidity and market price risks.

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In January 1996, Artra's Board of Directors approved the sale of 200,000 of Artra's COMFORCE common shares to certain officers, directors and key employees of Artra for non-interest bearing notes totaling $400,000. The notes are collateralized by the related COMFORCE common shares. Additionally, the noteholders have the right to put their COMFORCE shares back to Artra in full payment of the balance of their notes.

Based upon the preceding factors, Artra's had concluded that, for reporting purposes, it had effectively granted options to certain officers, directors and key employees to acquire 200,000 of Artra's COMFORCE common shares. Accordingly, in January 1996 these 200,000 COMFORCE common shares were removed from the Company's portfolio of "Available-for-sale securities" and were classified in Artra's condensed consolidated balance sheet as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain that was deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised.

During the three and nine months ended September 30, 1998, options to acquire 70,750 and 84,750 of these COMFORCE common shares were exercised resulting in realized gains of $267,000 and $320,000, respectively. At September 30, 1999, options to acquire 55,750 COMFORCE common shares remained unexercised and were classified in the Company's condensed consolidated balance sheet as other current assets with an aggregate value of $112,000, based upon the value of proceeds to be received upon future exercise of the options.


4.       REDEEMABLE PREFERRED STOCK

         Artra

In March 1990, Artra issued 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000 as partial consideration for the acquisition of the discontinued Bagcraft subsidiary.

At  December  31,  1998,  1,849.34  shares  of  Series A  Preferred  Stock  were outstanding with a carrying value of $2,857,000, including accumulated dividends, net of unamortized discount of $239,000. The Series A Preferred Stock accrued dividends at the rate of 6% per annum and was redeemable by Artra on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $1,246,000 ($674 per share) were accrued at December 31, 1998.

Under the terms of the Artra/Entrade merger, as discussed in Note 2, holders of Artra Series A preferred stock received 329 shares of Entrade common stock (an aggregate of 608,403 Entrade common shares) for each share of Artra Series A preferred stock. The Entrade common stock issued, valued at $9,924,000 (based upon the closing market price of Entrade common stock on the New York Stock Exchange on September 23, 1999 of $16-5/16), exceeded the carrying value of the Artra Series A preferred stock of $3,149,000, resulting in a loss on redemption of redeemable preferred stock of $6,775,000. This loss was reflected in the Company's condensed consolidated financial statements as a direct charge to retained earnings.


         BCA Holdings/ Bagcraft

During 1992 and 1993, in exchange for cash consideration of $3,675,000, a former related party received 3,675 shares of BCA Series A preferred stock (6% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share). At September 30, 1999 and December 31, 1998, liabilities of discontinued operations included 1,036.39 and 1,672.18 BCA Series A redeemable preferred shares with accumulated dividends of $318,000 ($307 per share) and $514,000 ($307 per share), respectively.

Effective February 15, 1996, BCA, Bagcraft and a former related party entered into an agreement to exchange certain preferred stock between the companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock (13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share) to

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



the former related party in exchange for 41,350 shares of Bagcraft redeemable preferred stock. At September 30, 1999 and December 31, 1998, liabilities of discontinued operations included 1,675.79 BCA Series B redeemable preferred shares with accumulated dividends of $650,000 ($388 per share).

Both the BCA Series A preferred stock and the BCA Series B preferred stock are redeemable at the option of the issuer for an amount equal to face value plus accumulated dividends. The BCA Series B preferred stock was redeemable on June 1, 1997.

In October 1999, the Company's board of directors approved an offer to exchange an aggregate of up to 727,225 shares of Entrade common stock for the BCA Series A preferred stock and the BCA Series B preferred stock. The offer expires on November 22, 1999.

At September 30, 1999 and December 31, 1998, liabilities of discontinued operations included 8,650 shares of Bagcraft 13.5% cumulative, redeemable preferred stock (liquidation preference equal to $100 per share). Accumulated dividends of $1,315,000 were accrued at September 30, 1999 and December 31, 1998 ($152 per share).


5.       INCOME TAXES

No income tax benefit was recognized in connection with the Company's 1999 and 1998 pre-tax losses due to the Company's tax loss carryforwards and the uncertainty of future taxable income.

At December 31, 1998, Artra and its subsidiaries had Federal income tax loss carryforwards of approximately $2,400,000 expiring principally in 2010 - 2012, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, upon exercise of stock options and warrants, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation on its ability to utilize its Federal income tax loss carryforwards.


6.       EARNINGS PER SHARE

Basic earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and loss on redemption of redeemable preferred stock, by the weighted average number of shares of common stock outstanding during each period.

Diluted earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and loss on redemption of redeemable preferred stock, by the weighted average number of shares of common stock and common stock equivalents (stock options and warrants), unless anti-dilutive, during each period. For the three months ended September 30, 1999 and 1998, common stock equivalents totaled 1,271,000 and 119,000 shares, respectively. For the nine months ended September 30, 1999 and 1998, common stock equivalents totaled 1,156,000 and 57,000 shares, respectively.

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Earnings (loss) per share for the three and nine months ended September 30, 1999 and 1998 was computed as follows (in thousands, except per share amounts):

                                                             Three Months Ended    Three Months Ended
                                                             September 30, 1999    September 30, 1998
                                                             ------------------    ------------------
                                                              Basic     Diluted     Basic     Diluted
                                                             -------    -------    -------    -------

AVERAGE SHARES OUTSTANDING:
  Weighted average shares outstanding                          9,766      9,766      7,864      7,864
  Common stock equivalents  (options/warrants)                  --         --         --         --
                                                             -------    -------    -------    -------
                                                               9,766      9,766      7,864      7,864
                                                             =======    =======    =======    =======

EARNINGS (LOSS):
  Loss from continuing operations                            $(1,933)   $(1,933)   $(1,347)   $(1,347)
  Dividends applicable to and
     loss on redemption of
     redeemable preferred stock                               (6,873)    (6,873)       (95)       (95)
                                                             -------    -------    -------    -------
  Loss from continuing operations
     applicable to common shareholders                        (8,806)    (8,806)    (1,442)    (1,442)
  Earnings  from discontinued operations                        --         --        1,158      1,158
                                                             -------    -------    -------    -------
  Net loss                                                   $(8,806)   $(8,806)   $  (284)   $  (284)
                                                             =======    =======    =======    =======

PER SHARE AMOUNTS:
  Loss from continuing operations
     applicable to common shares                             $  (.97)   $  (.97)   $  (.19)   $  (.19)
 Earnings from discontinued operations                          --         --          .15        .15
                                                             -------    -------    -------    -------
  Net loss applicable  to common shares                      $  (.97)   $  (.97)   $  (.04)   $  (.04)
                                                             =======    =======    =======    =======


                                                              Nine Months Ended     Nine Months Ended
                                                              September 30, 1999    September 30, 1998
                                                             ------------------    ------------------
                                                              Basic     Diluted     Basic     Diluted
                                                             -------    -------    -------    -------
AVERAGE SHARES OUTSTANDING:
  Weighted average shares outstanding                         8,850      8,850      7,899      7,899
  Common stock equivalents  (options/warrants)                  --         --         --         --
                                                             -------    -------    -------    -------
                                                               8,850      8,850      7,899      7,899
                                                             =======    =======    =======    =======

EARNINGS (LOSS):
  Loss from continuing operations                           $ (6,254)   $(6,254)   $(4,240)   $(4,240)
  Dividends applicable to and
     loss on redemption of
     redeemable preferred stock                               (7,067)    (7,067)      (314)      (314)
                                                             -------    -------    -------    -------
  Loss from continuing operations
     applicable to common shareholders                       (13,321)   (13,321)    (4,554)    (4,554)
  Earnings  from discontinued operations                        --         --        1,968      1,968
                                                             -------    -------    -------    -------
  Net loss                                                  $(13,321)  $(13,321)  $(2,586)   $(2,586)
                                                             =======    =======    =======    =======


PER SHARE AMOUNTS:
  Loss from continuing operations
     applicable to common shares                             $ (1.51)   $ (1.51)   $  (.58)   $  (.58)
  Earnings from discontinued operations                         --          --         .25        .25
                                                             -------    -------    -------    -------
  Net loss applicable  to common shares                       $(1.51)   $ (1.51)   $  (.33)   $  (.33)
                                                             =======    =======    =======    =======


                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)



7.       LITIGATION

Artra and its subsidiaries are the defendants in various business-related litigation and environmental matters. At September 30, 1999 and December 31, 1998, the Company had accrued current liabilities of $1,500,000 for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.

Artra's discontinued Bagcraft subsidiary's Chicago facility has been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and was required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. In May 1998 Bagcraft paid $170,000 to formally extinguish this claim.

In April 1994, the EPA notified Artra that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of Artra. In 1985, Harvel was merged into Artra's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of Artra. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued Artra for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. Artra has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. Artra GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against Artra and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of Artra from 1969 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. Artra has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. Artra also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and Artra cannot determine what, if any, its liability may be in this matter.

Artra was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. Artra's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by Artra. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process. Artra entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, Artra defaulted on its payment obligation. Artra is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by Artra, was not intended to release Artra from liability for costs associated with other phases of the clean-up at this site. Artra is presently unable determine what, if any, additional liability it may incur in this matter.

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


Since 1983, Artra has been a party to product liability asbestos claims relating to the manufacture of products by The Synkoloid Company, a former operating subsidiary. As of September 1998, Artra 's primary insurance carriers had paid approximately $13 million in claims related to Synkoloid products, at which point the primary carriers asserted that primary insurance coverage had been exhausted. Since that date, some of Artra's excess insurance carriers have assumed the defense and indemnity costs related to the defense and settlement of all Synkoloid product liability claims under a temporary agreement.

From September 1998 through October 31, 1999, these carriers had paid approximately $11.0 million to settle claims. Artra believes that the remaining excess coverage totals approximately $200 million. Under the temporary agreement, these carriers could either individually or collectively cease making indemnity or defense payments at any time or refuse to renew the temporary agreement, which was scheduled to expire on August 16, 1999. The parties are continuing to operate under the terms of the temporary agreement.

While Artra is currently negotiating a permanent agreement with these carriers, there is no assurance that any permanent agreement will be reached or that the carriers will continue to make payments on the same terms as under the temporary agreement. If the terms of the new agreement are less favorable or the temporary agreement expires without the execution of a new agreement, Artra could become obligated to assume a percentage of the indemnity payments and defense costs.
Artra is not able to quantify the potential costs of claims that remain outstanding or unasserted. If claims exceed the insurance coverage, Artra's financial position could be materially and adversely affected and Artra's ability to fund its operations would be impaired.

Several cases have arisen from Artra's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and Artra GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that Artra (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site, and that Artra had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site. In August 1999 Artra paid $107,000 to settle this claim.


8.       OTHER INFORMATION

On June 28, 1999, Artra's board of directors entered into a three-year employment agreement with Mark F. Santacrose, under which, Mr. Santacrose agreed to become the President and Chief Executive Officer of the Company. In connection with such employment, Mr. Santacrose received an option to purchase 200,000 shares of the Company's common stock at an exercise price of $10.00 per share (exercisable immediately) and 100,000 shares of the Company's common stock at an exercise price of $12.875 per share (exercisable commencing June 28, 2000). The market value of the Company's common stock on the date of grant of the options was $12.875 per share. Accordingly, at June 30, 1999, the Company recognized compensation expense of $575,000 related to these stock options.

On February 23, 1999, Artra entered into three-year employment agreements with four individuals to manage the its entry into the Internet business-to-business e-commerce and on-line auction business. In connection with such employment, the four individuals received nonqualified stock options for the purchase of 1,600,000 shares of the Company's Common Stock at an exercise price of $2.75 per share. The options vest in three equal installments over a period ending February 18, 2001. During the nine months ended September 30, 1999, the Company recognized compensation expense of approximately $2,100,000 related to these stock options.

                          ENTRADE INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


9.       SUBSEQUENT EVENTS

On April 19, 1999, Artra entered into a letter of intent to purchase all of the issued and outstanding common stock of Public Liquidations Systems, Inc. and Asset Liquidation Group, Inc., d/b/a as Nationwide Auction Systems ("Nationwide"). Nationwide, which has operated for over 20 years, is one of the nation's largest volume public auction firms in the disposition of municipality, law enforcement, corporate and utility company surplus property. In addition to vehicles and equipment, Nationwide conducts real property and jewelry auctions. Nationwide conducts the auctions at its facilities or at off-site locations. Nationwide has six facilities located in California, Missouri, Delaware and Georgia.

On October 19, 1999, Entrade completed the acquisition of all of the outstanding capital stock Nationwide for consideration consisting of the following: (a) an aggregate of 1,570,000 shares of Entrade common stock; (b) promissory notes (the "Notes") in the aggregate principal amount of $4,800,000, maturing on November 29, 1999; (c) an aggregate of $6,000,000 cash; and (d) promissory notes (the "Term Notes") in the aggregate principal amount of $14,000,000, maturing October 1, 2001. The Notes and the Term Notes bear interest at an annual rate of 8%. Entrade paid the cash portion of the purchase price with its existing cash assets. Entrade also issued 80,000 shares of Entrade common stock in payment of fees to its agent in connection with the closing of the transaction.

Entrade is required to prepay the Notes prior to their maturity date in the event that it receives in excess of $4,800,000 in debt or equity financing or does not receive a commitment for such financing by November 15, 1999. In the event Entrade is required to prepay the Notes or pay the Notes at maturity, as the case may be, Entrade intends to pay the Notes by delivering shares of Entrade Common Stock (the "Note Shares") at the rate of the lower of (a) $17 per share or (b) 85% of the average closing price of Entrade Common Stock on the New York Stock Exchange on the last five trading days ending on the applicable due date of the Notes.

Entrade also entered into an employment agreement with an individual to serve as an executive officer of Nationwide. The initial term of the employment agreement is three years. The term will automatically be extended on each anniversary of the agreement commencing the third anniversary for one year unless either party gives notice that it does not wish to extend the employment term not later than 90 days preceding such anniversary date. In connection with such employment, this individual was issued a nonqualified stock option for the purchase of 200,000 shares of Entrade Common Stock at an exercise price of $9.00 per share. The Option became exercisable in full on the date of the closing of the Nationwide acquisition. As of the closing date of the Nationwide acquisition, this individual was appointed as a director of Entrade.

Effective October 4, 1999, Entrade acquired all of the Series A Preferred Stock of printeralliance.com for cash of $500,000. The cash payment was funded by Entrade's existing cash assets. A privately-owned e-commerce company, printeralliance.com. was formed in 1999 to establish a buying group of independent commercial printers. printeralliance.com.'s buying group concept will offer independent commercial printers cost savings, equipment and other services as a result of the leveraged buying power of the group. The preferred shares acquired by Entrade are convertible into a 61% common stock ownership interest in printeralliance.com.

In October 1999, the Company's board of directors adopted the 1999 Nonqualified Stock Option Plan For Non-Executive Officer Employees (the "1999 Plan"). The 1999 Plan reserves 1,000,000 shares of the Company's common stock for the granting of options. The Company subsequently issued options to purchase 636,500 shares of its common stock for prices ranging from $9.00 to $15.75 per share.

Report of Independent Accountants



To the Board of Directors and Shareholders of Entrade Inc.


In our opinion, the accompanying consolidated balance sheet presents fairly, in all material respects, the financial position of Entrade Inc. (formerly NA Acquisition Corp.) and subsidiary at February 23, 1999 (inception), in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICEWATERCOOPERS LLP


May 13, 1999, except as to
Note 6, which is as of September 23, 1999

Entrade Inc. and subsidiary

Consolidated Balance Sheet
as of February 23, 1999



                                ASSETS

Cash                                                               $  600,000
                                                                   ----------

             Total current assets                                     600,000
                                                                   ----------

Investment in asseTrade                                             3,500,000

Intangible asset                                                    3,156,224
                                                                   ----------

             Total assets                                          $7,256,224
                                                                   ==========


                 LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                                   $  100,000

Promissory note payable                                               500,000

Loan payable                                                        1,400,000
                                                                   ----------

             Total current liabilities                              2,000,000

Shareholders' equity:
   Preferred stock, $1,000 par value, 4,000,000 shares
        authorized, no shares issued or outstanding                      --

   Common stock, no par value, 40,000,000 shares authorized,
        2,000,000 issued and outstanding                            5,256,224
                                                                   ----------

             Total liabilities and shareholders' equity            $7,256,224
                                                                   ==========





The accompanying notes are integral part of this balance sheet.

Entrade Inc. and subsidiary

Notes to Consolidated Balance Sheet


  1.   Formation of the Company and Acquisitions


       Entrade Inc., formerly NA Acquisition Corp., ("Entrade" or "the Company"), a Pennsylvania corporation, was incorporated in February of 1999 as a 90% owned subsidiary of WorldWide Web NetworX Corporation ("WWWX"). Entrade, through its wholly owned subsidiary, entrade.com, Inc. ("entrade.com") intends to operate as a business-to-business internet electronic commerce ("e-commerce") service provider. Entrade is currently a development stage company and expects to exit its development stage during the second half of 1999.


       Upon incorporation, Entrade acquired from WWWX all of the assets of BarterOne LLC. In addition, the Company also acquired from WWWX a 25% interest in asseTrade.com, Inc. ("asseTrade"), a company that intends to provide business to business internet e-commerce services. WWWX had acquired all of the membership interests in BarterOne LLC in January and February of 1999, under separate agreements with Global Trade Group, Ltd. and Energy Trading Company, a subsidiary of PECO Energy Corporation. Following those acquisitions, BarterOne LLC was dissolved and WWWX took direct title to its assets.

       BarterOne LLC had been formed in December 1996 by Energy Trading Company and Global Trade Group, Ltd., to develop software and related products and services that would enable users, primarily in the electric and gas utility industry, to effect barter transactions via an e-commerce system. Energy Trading Company provided the initial capital and executive support, while Global Trade Group, Ltd. provided software development.

       In October 1998, Positive Asset Remarketing, Inc. (an affiliate of Global Trade Group) forged an alliance with a joint venture entity, Butcher Fox LLC, formed by Henry Butcher USA, Inc. ("Butcher") and Michael Fox International, Inc. ("Fox"), to provide BarterOne LLC's on-line technologies and business methodologies to the Butcher and Fox industrial clients. In December 1998, these parties formed asseTrade. Positive Asset Remarketing, Inc. transferred a 25% voting interest in asseTrade to WWWX in January 1999.

       Entrade purchased BarterOne LLC and the 25% interest in asseTrade (collectively the "acquired assets") from WWWX in exchange for 2,000,000 shares of Entrade common stock, of which 200,000 were received by Energy Trading Company pursuant to a tri-party agreement between WWWX, Energy Trading Company and Entrade, $800,000 in cash and a note for $500,000. As WWWX and Entrade are under common control, Entrade recorded the value of the net assets and interest acquired in these transactions at WWWX's carrying value. The amount of purchase price paid to WWWX by Entrade in excess of WWWX's carrying value for the assets of entrade and interest in asseTrade has been recorded by Entrade as a reduction in common stock.

Entrade Inc. and subsidiary

  1.   Formation of the Company and Acquisitions, continued

       Proposed Merger

       Entrade, WWWX, and WWWX Merger Subsidiary, Inc. a wholly owned subsidiary of Entrade ("Merger Sub"), have entered into an agreement to merge ("the merger agreement") the Merger Sub into Artra Group Incorporated, a publicly traded Pennsylvania corporation ("Artra"). The agreement is subject to Artra shareholder approval. Entrade and WWWX have provided for certain changes in capital structure of Entrade if the merger is not consummated. The merger agreement provides that all shares of Artra common stock shall be converted into shares of Entrade common stock on a one for one basis and that Artra will guarantee funding of at least $4,000,000 for the working capital needs of Entrade. In addition, each share of the outstanding redeemable preferred stock of Artra shall be exchanged for 329 shares of Entrade common stock. Concurrently with the merger closing, Entrade is required to make a cash payment to Energy Trading Company ("ETCO") in the amount of $100,000. If for any reason, the merger is not consummated on or before September 30, 1999, then Entrade is required to issue to ETCO sufficient additional shares of its common stock so that ETCO will hold a 33 1/3% interest in all of the issued and outstanding capital stock of Entrade. In such event, WWWX and Entrade will amend the articles of incorporation and by-laws of Entrade so that ETCO will have all of the same protections as a minority shareholder of Entrade as were accorded to Global Trade Group, Ltd. under the terms of a prior operating agreement for BarterOne LLC. Any dilution of ownership of Entrade shall be on a pari passu basis.

       Upon the completion of the proposed merger Artra will continue as the surviving corporation. Artra will be a wholly owned subsidiary of Entrade.


  2.   Summary of Significant Accounting Policies

       Cash and Cash Equivalents

       Cash and equivalents represent cash and short-term, highly liquid investments with original maturities three months or less.


       Principles of Consolidation

       The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, entrade.com Intercompany transactions and accounts have been eliminated in consolidation.


       Use of Estimates

       The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.


       Intangible Asset

       The intangible asset represents the excess of purchase price over the fair value of net assets acquired (goodwill) which will be amortized over a period of five years on a straight line basis. The Company reviews intangibles for impairment by comparing future cash flows (undiscounted and without interest) expected to result from the use of the assets and their eventual disposition, to the carrying amount of the assets.

Entrade Inc. and subsidiary

  2.   Summary of Significant Accounting Policies, continued

       Equity interest

       The Company has a 25% interest in asseTrade.com. This investment has been recorded based upon the fair value of the consideration paid for the investment by WWWX. The Company periodically reviews the carrying value of this investment for impairment. Upon commencement of operations of asseTrade, Entrade will reflect 25% of asseTrade results on an equity basis.


       Financial Instruments

       The fair value of cash and cash equivalents is assumed to approximate the carrying value of these assets due to the short duration of these assets.


  3.   Loan Agreement

       In February 1999 the Company entered into a loan agreement with Artra under which the Company may borrow up to a maximum of $2,000,000. The proceeds of the loan are to be used for the following purposes: (a) $800,000 to fund the cash purchase price for the assets acquired from WWWX and (b) the balance to fund the working capital needs of entrade.com. The initial loan of $1,400,000 can be increased by three additional $200,000 increments subject to certain conditions related to timing of closing under the merger agreement. Advances under the merger agreement are collateralized by a perfected first priority lien and security interest in all of the assets of the Company. The loan bears interest at the applicable Federal rate, which accrues monthly and is added to the principal balance. The entire outstanding principal balance of the loan is due and payable in one lump sum on the date that is the earlier of the closing date, as defined in the merger agreement, or the date on which the merger agreement is otherwise terminated and the merger abandoned. If the merger agreement terminates solely because the Artra shareholders have not approved the merger agreement, all obligations of the Company to repay the amounts loaned by Artra under the loan agreement will terminate and the loans will be forgiven as a "break-up" fee equal to the aggregate amount of the loan as defined in the loan agreement. At February 23, 1999 the balance due on the loan was $1,400,000.


  4.   Promissory Note

       As part of the purchase of the assets of entrade.com from WWWX, the Company entered into a non-interest-bearing promissory note with WWWX in the amount of $500,000. The principal amount of the note is payable on the earlier of the closing date of the merger, as defined in the merger agreement, or the date on which the merger agreement is otherwise terminated and the merger abandoned.


  5.   Related Party Transactions

       Certain shareholders of WWWX, the parent company of Entrade, and certain officers of Entrade and entrade.com have, or have had, a direct or beneficial ownership interest in BarterOne LLC, asseTrade, Global Trade Group Ltd, and Positive Asset Remarketing, Inc.

       Certain officers of Entrade and entrade.com have entered into employment agreements with Artra.


  6.   Subsequent Event

       Pursuant to a plan of merger, on September 23, 1999 Artra became a wholly owned subsidiary of Entrade, and the common shareholders of Artra became the common shareholders of Entrade. Under the terms of the merger agreement, the Artra common shareholders received one share of Entrade no par common stock in exchange for each share of Artra no par common stock. All stock options and warrants issued by Artra and outstanding on the closing date of the merger were converted on a one for one basis into Entrade stock options and warrants. For financial reporting purposes, the transaction has been treated as a recapitalization of Artra with Artra as the acquirer. All stockholders equity and share information has been restated to reflect this recapitalization.

Entrade Inc. and subsidiary

Consolidated Balance Sheet
as of June 30, 1999
(Unaudited in Thousands)




CURRENT ASSETS
   Cash                                                           $   176
   Other                                                               65
                                                                  -------
      Total current assets                                            241
                                                                  -------

Property,plant and equipment, net                                     304

Intangibles, net                                                    3,510

Investment in asseTrade.com                                         3,500

                                                                  -------
                  TOTAL ASSETS                                    $ 7,555
                                                                  =======


CURRENT LIABILITIES
   Accrued liabilities                                                 12

   Accounts payable, including amounts due related parties            383

   Note payable                                                       500

   Due to Artra                                                     2,100

                                                                  -------
                                                                    2,995
                                                                  -------


Shareholders' Equity
   Preferred stock, $1,000 par value, 4,000,000 shares
        authorized, no shares issued or outstanding                   --

   Common stock, no par value, 40,000,000 shares authorized,
        2,000,000 issued and outstanding                            5,256

   Additional paid-in capital                                         604

   Accumulated loss from inception (February 23, 1999)             (1,300)
                                                                  -------
                                                                    4,560
                                                                  -------

                                                                  -------
                  TOTAL LIABILITIES AND EQUITY                    $ 7,555
                                                                  =======




The accompanying notes are an integral part of the consolidated financial statements.

Entrade Inc. and subsidiary

Statement of Operations
For the period February 23, 1999 (inception) to June 30, 1999
(Unaudited in Thousands)





Net sales                                                               $ 111
                                                                      -------

Costs and expenses:
   Selling, general and administrative
     Business development costs                                           290
     Payroll and related costs                                            438
     Other                                                                373
                                                                      -------
                                                                        1,101

   Depreciation and amortization                                          310

                                                                      -------
       Total costs and expenses                                         1,411
                                                                      -------


Loss from operations before income taxes                               (1,300)
Provision for income taxes                                                 -
                                                                      -------
Net loss                                                              $(1,300)
                                                                      =======




Per share loss:
    Basic                                                              ($0.65)
                                                                      =======
     Weighted average number of shares
         of common stock outstanding                                    2,000
                                                                      =======

    Diluted
      Basic                                                            ($0.65)
                                                                      =======
     Weighted average number of shares
         of common stock outstanding                                    2,000
                                                                      =======









The accompanying notes are an integral part of the consolidated financial statements.

Entrade Inc. and subsidiary

Statement of Cash Flows
For the period February 23, 1999 (inception) to June 30, 1999
(Unaudited in thousands)




Net cash flows used by operating activities                   ($  760)
                                                              -------

Cash flows from investing activities:
   Assets purchased from WWWX                                    (800)
   Additions to property, plant and equipment                    (364)
                                                              -------
Net cash flows used by investing activities                    (1,164)
                                                              -------

Cash flows from financing activities:
   Artra loan and advances                                      2,100
                                                              -------
Net cash flows used by financing activities                     2,100
                                                              -------

Increase in cash and cash equivalents                             176
Cash and equivalents, beginning of period                        --
                                                              -------
Cash and equivalents, end of period                           $   176
                                                              =======







The accompanying notes are an integral part of the consolidated financial statements.

Entrade Inc. and subsidiary

Notes to Consolidated Financial Statements


  1.   Formation of the Company and Acquisitions

       Entrade Inc., formerly NA Acquisition Corp., ("Entrade" or "the Company"), a Pennsylvania corporation, was incorporated in February of 1999 as a 90% owned subsidiary of WorldWide Web NetworX Corporation ("WWWX"). Entrade, through its wholly owned subsidiary, entrade.com, Inc. ("entrade.com") intends to operate as a business-to-business internet electronic commerce ("e-commerce") service provider. Entrade is currently a development stage company and expects to exit its development stage during the second half of 1999.

       Upon incorporation, Entrade acquired from WWWX all of the assets of BarterOne LLC. In addition, the Company also acquired from WWWX a 25% interest in asseTrade.com, Inc. ("asseTrade"), a company that intends to provide business to business internet e-commerce services. WWWX had acquired all of the membership interests in BarterOne LLC in January and February of 1999, under separate agreements with Global Trade Group, Ltd. and Energy Trading Company, a subsidiary of PECO Energy Corporation. Following those acquisitions, BarterOne LLC was dissolved and WWWX took direct title to its assets.

       BarterOne LLC had been formed in December 1996 by Energy Trading Company and Global Trade Group, Ltd., to develop software and related products and services that would enable users, primarily in the electric and gas utility industry, to effect barter transactions via an e-commerce system. Energy Trading Company provided the initial capital and executive support, while Global Trade Group, Ltd. provided software development.

       In October 1998, Positive Asset Remarketing, Inc. (an affiliate of Global Trade Group) forged an alliance with a joint venture entity, Butcher Fox LLC, formed by Henry Butcher USA, Inc. ("Butcher") and Michael Fox International, Inc. ("Fox"), to provide BarterOne LLC's on-line technologies and business methodologies to the Butcher and Fox industrial clients. In December 1998, these parties formed asseTrade. Positive Asset Remarketing, Inc. transferred a 25% voting interest in asseTrade to WWWX in January 1999.

       Entrade purchased BarterOne LLC and the 25% interest in asseTrade (collectively the "acquired assets") from WWWX in exchange for 2,000,000 shares of Entrade common stock, of which 200,000 were received by Energy Trading Company pursuant to a tri-party agreement between WWWX, Energy Trading Company and Entrade, $800,000 in cash and a note for $500,000. As WWWX and Entrade are under common control, Entrade recorded the value of the net assets and interest acquired in these transactions at WWWX's carrying value. The amount of purchase price paid to WWWX by Entrade in excess of WWWX's carrying value for the assets of entrade and interest in asseTrade has been recorded by Entrade as a reduction in common stock.

Entrade Inc. and subsidiary

  1.   Formation of the Company and Acquisitions, continued

       Proposed Merger

       Entrade, WWWX, and WWWX Merger Subsidiary, Inc. a wholly owned subsidiary of Entrade ("Merger Sub"), have entered into an agreement to merge ("the merger agreement") the Merger Sub into Artra Group Incorporated, a publicly traded Pennsylvania corporation ("Artra"). The agreement is subject to Artra shareholder approval. Entrade and WWWX have provided for certain changes in capital structure of Entrade if the merger is not consummated. The merger agreement provides that all shares of Artra common stock shall be converted into shares of Entrade common stock on a one for one basis and that Artra will guarantee funding of at least $4,000,000 for the working capital needs of Entrade. In addition, each share of the outstanding redeemable preferred stock of Artra shall be exchanged for 329 shares of Entrade common stock. Concurrently with the merger closing, Entrade is required to make a cash payment to Energy Trading Company ("ETCO") in the amount of $100,000. If for any reason, the merger is not consummated on or before September 30, 1999, then Entrade is required to issue to ETCO sufficient additional shares of its common stock so that ETCO will hold a 33 1/3% interest in all of the issued and outstanding capital stock of Entrade. In such event, WWWX and Entrade will amend the articles of incorporation and by-laws of Entrade so that ETCO will have all of the same protections as a minority shareholder of Entrade as were accorded to Global Trade Group, Ltd. under the terms of a prior operating agreement for BarterOne LLC. Any dilution of ownership of Entrade shall be on a pari passu basis.

       Upon the completion of the proposed merger Artra will continue as the surviving corporation. Artra will be a wholly owned subsidiary of Entrade.


  2.   Loan Agreement

       In February 1999 the Company entered into a loan agreement with Artra under which the Company may borrow up to a maximum of $2,000,000. The proceeds of the loan are to be used for the following purposes: (a) $800,000 to fund the cash purchase price for the assets acquired from WWWX and (b) the balance to fund the working capital needs of entrade.com. The initial loan of $1,400,000 can be increased by three additional $200,000 increments subject to certain conditions related to timing of closing under the merger agreement. Artra subsequently agreed to advance the Company an additional $250,000. Advances under the merger agreement are collateralized by a perfected first priority lien and security interest in all of the assets of the Company. The loan bears interest at the applicable Federal rate, which accrues monthly and is added to the principal balance. The entire outstanding principal balance of the loan is due and payable in one lump sum on the date that is the earlier of the closing date, as defined in the merger agreement, or the date on which the merger agreement is otherwise terminated and the merger abandoned. If the merger agreement terminates solely because the Artra shareholders have not approved the Merger Agreement and the Merger, all obligations of WorldWide and Entrade to repay the amounts loaned to either or both of them by Artra under the loan agreement and an additional $250,000 advanced to Entrade by Artra will terminate and the loans made by Artra to WorldWide and to Entrade under the loan agreement will be forgiven as a "break-up" fee to WorldWide and Entrade equal to the aggregate amount of the loan as defined in the loan agreement and the additional $250,000 advance. At June 30, 1999 the balance due on the loan and the advance was $2,100,000.

       In August 1999, WWWX agreed to loan the Company up to $500,000 to fund its operations for the period from the date of the loan to the closing date under the merger agreement. This amount will be repaid to Worldwide as a condition to closing the merger.

Entrade Inc. and subsidiary

  3.   Promissory Note

       As part of the purchase of the assets of entrade.com from WWWX, the Company entered into a non-interest-bearing promissory note with WWWX in the amount of $500,000. The principal amount of the note is payable on the earlier of the closing date of the merger, as defined in the merger agreement, or the date on which the merger agreement is otherwise terminated and the merger abandoned.


  4.   Related Party Transactions

       Certain shareholders of WWWX, the parent company of Entrade, and certain officers of Entrade and entrade.com have, or have had, a direct or beneficial ownership interest in BarterOne LLC, asseTrade, Global Trade Group Ltd, and Positive Asset Remarketing, Inc.

       Certain officers of Entrade and entrade.com have entered into employment agreements with Artra.


  5.   Earnings Per Share

       The Company reports earnings (loss) per share under the guidelines of SFAS No. 128, "Earnings per Share". Basic earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average number of shares of common stock outstanding during the period.

       Diluted  earnings  (loss) per share is computed by dividing  net earnings
       (loss) by the weighted average number of shares of common stock and common stock equivalents, unless anti-dilutive, during the period. There were no common stock equivalents outstanding during the period.


       Earnings (loss) per share for the period February 23, 1999 (inception) to June 30, 1999 was computed as follows (in thousands, except per share amounts):


                                                         Basic     Diluted
                                                       --------    --------

      AVERAGE  SHARES OUTSTANDING:
        Weighted average shares outstanding               2,000       2,000
        Common stock equivalents                            --          --
                                                       --------    --------

                                                          2,000       2,000
                                                       ========    ========

      EARNINGS (LOSS):
        Net  loss                                      $ (1,300)   $ (1,300)
                                                       ========    ========

      PER SHARE AMOUNTS:
        Net loss                                       $ ($0.65)   $ ($0.65)
                                                       ========    ========

Entrade Inc. and subsidiary

  6.   Subsequent Event

       Pursuant to a plan of merger, on September 23, 1999 Artra became a wholly owned subsidiary of Entrade, and the common shareholders of Artra became the common shareholders of Entrade. Under the terms of the merger agreement, the Artra common shareholders received one share of Entrade no par common stock in exchange for each share of Artra no par common stock. All stock options and warrants issued by Artra and outstanding on the closing date of the merger were converted on a one for one basis into Entrade stock options and warrants. For financial reporting purposes, the transaction has been treated as a recapitalization of Artra with Artra as the acquirer. All stockholders equity and share information has been restated to reflect this recapitalization.

                          Independent Auditors' Report



The Board of Directors
Nationwide Auction Systems:


We have audited the accompanying combined balance sheets of Nationwide Auction Systems (the Company - see note 1(a)) as of December 31, 1998 and 1997 and the related combined statements of earnings and retained earnings and cash flows for each of the years in the three year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Nationwide Auction Systems as of December 31, 1998 and 1997 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.




/S/KPMG LLP


Los Angeles, California
March 5, 1999

                           NATIONWIDE AUCTION SYSTEMS

                             Combined Balance Sheets


                                                                            December 31
                                                                     -----------------------
                      Assets                                            1998         1997
                                                                     ----------   ----------

Current assets:
     Cash and cash equivalents                                       $  986,000    1,773,000
     Accounts receivable                                                594,000      392,000
     Due from affiliates (note 2)                                          --          2,000
     Inventories                                                         24,000       33,000
     Prepaid expenses                                                    17,000       46,000
                                                                     ----------   ----------
                 Total current assets                                 1,621,000    2,246,000
                                                                     ----------   ----------

Property and equipment, at cost (notes 3, 4 and 5):
     Land                                                             2,021,000         --
     Land improvements                                                  754,000         --
     Building                                                           295,000         --
     Leasehold interest                                                 726,000         --
     Office furniture and equipment                                     212,000      196,000
     Leasehold improvements                                           1,028,000      171,000
     Transportation equipment                                           188,000      209,000
                                                                     ----------   ----------
                                                                      5,224,000      576,000
     Less accumulated depreciation and amortization                     315,000      254,000
                                                                     ----------   ----------
                 Net property and equipment                           4,909,000      322,000
                                                                     ----------   ----------
Deposits                                                                 70,000       15,000
                                                                     ----------   ----------

                                                                     $6,600,000    2,583,000
                                                                     ==========   ==========

          Liabilities and Stockholder's Equity

Current liabilities:
     Bank lines of credit (note 4)                                   $  929,000         --
     Current installments of long-term debt (note 5)                    124,000       78,000
     Accounts payable                                                 1,197,000    1,301,000
     Accrued expenses                                                   439,000      131,000
     Income taxes payable                                                10,000       12,000
                                                                     ----------   ----------
                 Total current liabilities                            2,699,000    1,522,000
Long-term debt, excluding current installments (note 5)               2,631,000       20,000
                                                                     ----------   ----------
                 Total liabilities                                    5,330,000    1,542,000
                                                                     ----------   ----------

Stockholder's equity:
     Common stock, no par value
        Authorized 5,000 shares; issued
        and outstanding 2,600 shares                                    150,000      150,000
     Retained earnings                                                1,120,000      891,000
                                                                     ----------   ----------
                 Total stockholder's equity                           1,270,000    1,041,000
Commitments and contingencies (notes 6 and 11)
                                                                     ----------   ----------
                                                                     $6,600,000    2,583,000
                                                                     ==========   ==========

See accompanying notes to combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS

              Combined Statements of Earnings and Retained Earnings


                                                              Year ended December 31
                                                   --------------------------------------------
                                                        1998            1997            1996
                                                   ------------    ------------    ------------

Net revenues (note 2)                              $ 19,624,000      11,604,000      10,017,000
Cost of sales                                        10,671,000       4,224,000       3,561,000
                                                   ------------    ------------    ------------
              Gross profit                            8,953,000       7,380,000       6,456,000
Operating expenses                                    6,507,000       5,100,000       4,816,000
                                                   ------------    ------------    ------------
              Earnings from operations                2,446,000       2,280,000       1,640,000
Interest income                                        (136,000)       (152,000)       (139,000)
Interest expense                                         94,000          21,000          58,000
Other expenses, net (note 7)                              3,000         384,000         894,000
                                                   ------------    ------------    ------------
              Earnings before income taxes            2,485,000       2,027,000         827,000
State income taxes, all current                          39,000          30,000          19,000
                                                   ------------    ------------    ------------
              Net earnings                            2,446,000       1,997,000         808,000
Retained earnings at beginning of year                  891,000       1,135,000         658,000
Distributions to stockholder                         (2,217,000)     (2,241,000)       (331,000)
                                                   ------------    ------------    ------------
Retained earnings at end of year                   $  1,120,000         891,000       1,135,000
                                                   ============    ============    ============


See accompanying notes to combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS

                        Combined Statements of Cash Flows


                                                                                           Year ended December 31
                                                                                 -----------------------------------------
                                                                                     1998           1997           1996
                                                                                 -----------    -----------    -----------
Cash flows from operating activities:
     Net earnings                                                                $ 2,446,000      1,997,000        808,000
                                                                                 -----------    -----------    -----------

     Adjustments to reconcile net earnings to net cash
        provided by operating activities:
           Depreciation and amortization                                              79,000         64,000         56,000
           Loss on disposal of equipment                                               9,000           --             --
           Loss on sale of limited partnership interest                                 --             --          380,000
           Loss on sale of note receivable                                              --          399,000        390,000
           Loss on disposal of investment in athletic club                              --             --          150,000
           Changes in assets and liabilities:
              (Increase) decrease in:
                 Accounts receivable                                                (202,000)      (226,000)        (2,000)
                 Stockholder advances                                                   --          450,000        (51,000)
                 Income tax refund                                                      --             --          199,000
                 Due from affiliates                                                   2,000        140,000           --
                 Inventories                                                           9,000        145,000        (25,000)
                 Prepaid expenses                                                     29,000        (15,000)       (11,000)
                 Deposits                                                            (55,000)       110,000         21,000
              Increase (decrease) in:
                 Accounts payable and accrued expenses                               204,000     (1,762,000)     1,385,000
                 Due to affiliates                                                      --             --          148,000
                 Income taxes payable                                                 (2,000)         7,000          2,000
                                                                                 -----------    -----------    -----------
                    Total adjustments                                                 73,000       (688,000)     2,642,000
                                                                                 -----------    -----------    -----------
                    Net cash provided by operating activities                      2,519,000      1,309,000      3,450,000
                                                                                 -----------    -----------    -----------
Cash flows from investing activities:
     Purchases of property and equipment                                          (4,711,000)      (115,000)      (666,000)
     Investment in athletic club                                                        --             --         (150,000)
     Proceeds from the sale of property and equipment                                 36,000          9,000         24,000
                                                                                 -----------    -----------    -----------
                    Net cash used in investing activities                         (4,675,000)      (106,000)      (792,000)
                                                                                 -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from note payable                                                    2,735,000           --             --
     Proceeds from line of credit                                                    929,000           --             --
     Repayments of notes payable to bank                                                --             --         (675,000)
     Proceeds from  issuance of long-term debt                                          --             --          119,000
     Principal payments of long-term debt                                            (78,000)       (77,000)       (20,000)
     Distributions to stockholder                                                 (2,217,000)    (1,707,000)      (331,000)
                                                                                 -----------    -----------    -----------
                    Net cash provided by (used in) financing activities            1,369,000     (1,784,000)      (907,000)
                                                                                 -----------    -----------    -----------
                    Net (decrease) increase in cash and cash equivalents            (787,000)      (581,000)     1,751,000
Cash and cash equivalents at beginning of year                                     1,773,000      2,354,000        603,000
                                                                                 -----------    -----------    -----------
Cash and cash equivalents at end of year                                         $   986,000      1,773,000      2,354,000
                                                                                 ===========    ===========    ===========

Supplemental schedule of noncash distributions:
     Distribution of real estate to stockholder                                  $      --         (588,000)          --
     Transfer of real estate related debt to stockholder                                --           54,000           --
                                                                                 ===========    ===========    ===========


See accompanying notes to combined financial statements.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



(1)    Summary of Significant Accounting Principles

       (a)    Background

              Asset Liquidation Group, Inc. and Public Liquidation Systems, Inc. dba Nationwide Auction Systems (the Company) were incorporated in the state of Nevada on September 21, 1988 and September 26, 1990, respectively. The Company's principal line of business is the public auction of vehicles, machinery, equipment, jewelry and other personal property on a consignment basis. Auctions are primarily held at the Company's sites, but are also held at various locations throughout the United States.

              The entities are owned and controlled by common ownership.

              Certain advances to affiliates previously presented as receivables have been accounted for as distributions to the owner in the accompanying 1998 financial statements.

              Additionally, impairment losses previously recorded in 1997 have been restated and recorded in 1996. This has resulted in an increase in other expenses in 1996 and a decrease in other expenses in 1997.

       (b)    Revenue

              Consigned goods are sold at public auctions to the highest bidder on an "as-is, where-is" basis. Gross auction proceeds represent the successful bid price of the merchandise sold. The successful bidder is required to pay a minimum 25% deposit on the day of the auction. The balance must be paid by the end of the next business day, otherwise the deposit is forfeited and the merchandise is reauctioned. The Company remits to the consignor the gross auction proceeds less its consignment fee and any direct costs incurred by the Company which are to be borne by the consignor. Gross proceeds for 1998, 1997 and 1996 totaled $75,110,000, $66,564,000 and
              $56,428,000, respectively.

              The buyer is generally required to pay a buyer's premium, typically a fixed percentage of the successful bid price and a processing fee. The Company's consignment fee, the buyer's premium and the processing fees are recorded as revenues upon payment by the buyer.

       (c)    Cash Equivalents

              For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

       (d)    Inventories

              Inventories, consisting of various merchandise, are stated at the lower of cost (specific-identification method) or estimated realizable value. Inventories are acquired through direct purchases of auctionable merchandise.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       (e)    Asset Impairment

              The Company reviews the carrying value of the Company's long-lived assets if facts and circumstances suggest that it may be impaired. If this review indicates that the long-lived assets will not be recoverable, as determined by an undiscounted cash flow analysis over the remaining amortization period, the carrying value of the Company's long-lived assets would be reduced to its estimated fair market value.

       (f)    Use of Estimates

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

       (g)    Depreciation and Amortization

              Depreciation of property and equipment is computed using the straight-line method and accelerated methods over the estimated useful lives of the related assets ranging from four to five years. Land improvements and the building are depreciated on a straight-line basis over the estimated useful lives of 20 to 40 years. Leasehold improvements are amortized on a straight-line basis over their estimated economic useful life or the life of the lease, whichever is less.

       (h)    Income Taxes

              The Company has elected to be treated as an S Corporation for Federal and California state income tax purposes. Under this election, the stockholder of the corporation is personally liable for Federal and state income taxes and the Company is liable for a minimum California state excise tax of 1.5% of taxable income. Accordingly, the accompanying combined financial statements contain only a provision for the minimum excise tax.

       (i)    Comprehensive Income

              Effective January 1, 1998, the Company adopted Financial Accounting Standards Board Statement No. 130 (SFAS No. 130), Reporting Comprehensive Income. SFAS No. 130 requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Comprehensive income of the Company is the same as net income; accordingly, the adoption of SFAS No. 130 did not affect the Company's financial reporting.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       (j)    Fair Value of Financial Instruments

              The carrying amounts of financial instruments approximate fair value as of December 31, 1998 and 1997. The carrying amounts related to cash and cash equivalents, accounts receivable, due from affiliates and all current liabilities approximate fair value due to the relatively short maturity of such instruments. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently available to the Company for similar debt instruments of comparable maturities by the Company's banker.

       (k)    Recently Issued Accounting Standards

              In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No.131 establishes a standard for the way public business enterprises are to report selected information about operating segments. The determination of an entity's operating segments is based upon a management approach, including the way management organizes the segment within the enterprise for making operating decisions and assessing performance. Management currently reviews financial data at the highest level, the conducting of public auctions. Therefore, under the management approach of SFAS No. 131, there is only one operating segment. Accordingly, SFAS No. 131 did not have a material impact on the combined financial statements.

(2)    Related Party Transactions

       Gross auction proceeds from the sale of consigned goods on behalf of an affiliated company aggregated $3,445,000, $470,000 and $711,000 from which the Company earned commissions, buyers' premiums and fees aggregating $536,000, $70,000 and $54,000 for 1998, 1997 and 1996,
       respectively. The Company has net amounts due from affiliated companies which are related to the Company by virtue of common ownership. Net amounts due from these affiliated companies were $0 and $2,000 at December 31, 1998 and 1997, respectively.

       The Company leases one of its office and yard facilities from an informal partnership in which a partner is also the stockholder of the Company. See note 6.

(3)    Leasehold Interest

       Property and equipment includes a leasehold interest valued at $726,000, the cash consideration paid, representing the Company's right to use certain land, land improvements and a building through May 8, 2031.

(4)    Bank Credit Lines

       The Company has two lines of credit with two different banks for total available borrowings of $3,500,000. The Company's first credit line of $1,000,000 at December 31, 1997 was reduced to $500,000 as of December 31, 1998. Borrowings under this agreement require monthly interest payments at the bank's prime rate. As of December 31, 1998, no amounts are outstanding under this line of credit. The second line of credit was entered into in 1998 and provides for maximum borrowings of $3,000,000. Borrowings of $929,000 are outstanding as of December 31, 1998 and require monthly interest payments at the bank's prime rate plus 1%. The

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



       second credit line includes financial covenants with which the Company is in compliance with as of December 31, 1998. No amounts were outstanding under either line at December 31, 1997. The first credit line expires on June 30, 1999, and the second credit line expires on December 8, 2000. Both credit lines are secured by the assets of the Company and have been personally guaranteed by the stockholder of the Company.

(5)    Long-Term Debt

       Long-term debt is summarized as follows:


                                                            1998         1997
                                                        ----------   ----------

       Note payable, due August 28, 1999,
           with interest at 10.25% per annum,
           secured by property and equipment,
           principal and interest payable
           monthly in equal installments of $2,563      $   20,000       47,000
       Note payable, due January 1, 2009,
           with interest at 8%
           secured by real estate                         2,222,000         --
       Note payable, due January 1, 2004,
           with interest at 8.25%,
           secured by real estate                          513,000         --
       Note payable, repaid February 7, 1998                  --         51,000
                                                        ----------   ----------
                                                         2,755,000       98,000
       Less current installments                           124,000       78,000
                                                        ----------   ----------
                                                        $2,631,000       20,000
                                                        ==========   ==========



       The Company obtained approximately $2,735,000 in notes payable in order to purchase real estate in 1998. The Company has moved its auction facilities to the newly purchased real estate and has vacated its leased auction facilities in Northern California. All long-term debt has also been personally guaranteed by the stockholder of the Company.

       Total principal repayments under all long-term debt agreements are summarized as follows:

                             1999                  $    124,000
                             2000                       124,000
                             2001                       135,000
                             2002                       147,000
                             2003                       159,000
                             Thereafter               2,066,000
                                                     ----------
                                                   $  2,755,000
                                                     ==========

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997



(6)    Commitments

       The Company leases certain equipment and facilities under noncancelable operating leases. Future minimum rental payments required under such operating leases are summarized as follows as of December 31, 1998:

                      Year ending December 31:
                          1999                       $    521,000
                          2000                            469,000
                          2001                            379,000
                          2002                            306,000
                          2003                            252,000
                          Thereafter                      420,000
                                                       ----------
                                                     $  2,347,000
                                                       ==========


       The Company leases one of its office and yard facilities from an informal partnership in which a partner is the stockholder of the Company. Rental payments aggregating $257,000, $249,000 and $249,000 were made by the Company to this partnership for 1998, 1997 and 1996, respectively. Future lease commitments under this agreement and included in the table above approximate $1,700,000.

       Total  rent and  related  expenses  for 1998,  1997 and  1996,  including
       related  party  rents,   aggregated  $652,000,   $627,000  and  $461,000,
       respectively.

(7)    Investments

       In December 1993, the Company purchased through an affiliate Company, by virtue of its common ownership, a 50% interest in a limited partnership. The partnership owns a note secured by a commercial office building and land in downtown Los Angeles. The cost of the Company's interest was $400,000. During the year ended December 31, 1996, the Company determined the value of the investment to be impaired and accepted a $20,000 note receivable as payment for a 25% interest in the limited partnership. A loss of $380,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

       During 1996, the Company invested $150,000 with a group of individuals to pursue a business venture to operate an athletic club. The group was unable to accomplish its objective and the investment was determined to be impaired. A loss of $150,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

                           Nationwide Auction Systems

                     Notes to Combined Financial Statements

                           December 31, 1998 and 1997




(8)    Sale of Note Receivable

       In December 1994, the Company accepted a note receivable for $470,000 which was secured by a deed of trust on approximately 131 acres of vacant land in Douglas County, Nevada. The due date of the note was originally January 2, 1996; however, the borrower has not made any payments. Due to the borrower's lack of performance, the Company sold the original note for $80,000 to an unrelated third party. A loss of $390,000 is included in other expenses (income) in the combined statement of earnings and retained earnings for 1996.

       During 1997, the Company sold certain nonperforming notes receivable from companies which are affiliated by their common ownership by the shareholder of the Company to an unrelated party resulting in a net loss of $399,000 which is included in other expenses (income) in the combined statement of earnings and retained earnings for 1997.

(9)    Profit Sharing Plan

       The Company has a qualified, noncontributory profit sharing plan in effect for certain eligible employees. The plan provides for contributions by the Company in such amounts as the Board of Directors may annually determine. There were no contributions made to the plan for 1998, 1997 and 1996.

(10)   Stockholder's Equity

       During 1997, real estate with a net book value of $585,000 was distributed to the stockholder. Also during 1997, real estate related debt of $54,000 was transferred to the stockholder.

(11)   Contingencies

       The Company is subject to legal proceedings and claims, which arise, in the ordinary course of business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the financial statements of the Company taken as a whole.

                           NATIONWIDE AUCTION SYSTEMS
                        CONDENSED COMBINED BALANCE SHEET
                            as of September 30, 1999
                   (Unaudited in thousands, except share data)




                                     ASSETS
Current assets:
   Cash and equivalents                                               $  811
   Accounts receivable                                                   604
   Due from stockholder                                                  339
   Other                                                                 153
                                                                      ------
               Total current assets                                    1,907


   Proprerty, plant and equipment, net                                 6,531

   Other                                                                  87

                                                                      ------
                                                                      $8,525
                                                                      ======


                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Notes payable                                                      $1,229
   Current maturities of long-term debt                                  187
   Accounts payable                                                    2,809
   Accrued expenses                                                      567
                                                                      ------
               Total current liabilities                               4,792
                                                                      ------

Commitments and contingencies

Long-term debt, less current maturities                                3,199
                                                                      ------

Shareholder's equity
   Common stock, no par value,
       authorized 5,000 shares;
       issued and outstanding 2,600 shares                               150
   Retained earnings                                                     384
                                                                      ------
                                                                         534
                                                                      ------

                                                                      ------
                                                                      $8,525
                                                                      ======



The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                    CONDENSED COMBINED STATEMENTS OF EARNINGS
                            (Unaudited in thousands)




                                                             Nine Months Ended
                                                               September 30,
                                                           --------------------
                                                             1999        1998
                                                           --------    --------

Net revenues                                               $ 12,181    $ 13,849
                                                           --------    --------

Costs and expenses:
   Cost of goods sold,
     exclusive of depreciation and amortization               5,388       8,223
   Selling, general and administrative                        5,030       3,755
   Depreciation and amortization                                151          64
                                                           --------    --------
                                                             10,569      12,042
                                                           --------    --------

Operating income                                              1,612       1,807
                                                           --------    --------

Other income (expense):
   Interest income (expense), net                              (184)         71
   Other income, net                                           --             3
                                                           --------    --------
                                                               (184)         74
                                                           --------    --------

Earnings before income taxes                                  1,428       1,881
Provision for state income taxes, all current                   (21)        (28)
                                                           --------    --------
Net earnings                                               $  1,407    $  1,853
                                                           ========    ========


The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)




                                                              Nine Months Ended
                                                                September 30,
                                                             ------------------
                                                               1999       1998
                                                             -------    -------

Net cash flows provided by (used by) operating activities    $ 2,809    ($1,098)
                                                             -------    -------

Cash flows used for investing activities:
   Purchases of  property, plant and equipment                (1,773)       (77)
   Proceeds from sale of property, plant and equipment          --           45
                                                             -------    -------
Net cash flows used for investing activities                  (1,773)       (32)
                                                             -------    -------

Cash flows from financing activities:
   Proceeds from notes payable                                   763      1,717
   Proceeds from line of credit                                  700       --
   Prinicipal payments of long-term debt                        (531)       (78)
   Distributions to stockholder                               (2,143)    (1,332)
                                                             -------    -------
Net cash flows provided by (used by) financing activities     (1,211)       307
                                                             -------    -------

Decrease in cash and cash equivalents                           (175)      (823)
Cash and equivalents, beginning of period                        986      1,773
                                                             -------    -------
Cash and equivalents, end of period                          $   811    $   950
                                                             =======    =======



The accompanying notes are an integral part of the condensed combined financial statements.

                           NATIONWIDE AUCTION SYSTEMS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS



1.   Acquisition by Entrade Inc.

     Asset Liquidation Group, Inc. and Public Liquidation Systems, Inc. dba Nationwide Auction Systems ("Nationwide" or the "Company") were incorporated in the state of Nevada on September 21, 1988 and September 26, 1990, respectively. The Company's principal line of business is the public auction of vehicles, machinery, equipment, jewelry and other personal property on a consignment basis. Auctions are primarily held at the Companys sites, but are also held at various locations throughout the United States.

     The entities are owned and controlled by common ownership.

     On April 19, 1999, Artra Group Incorporated ("Artra") entered into a letter of intent to purchase all of the issued and outstanding common stock of the Company.

     As a result of a merger agreement, in September 1999 Artra became a wholly-owned subsidiary of Entrade Inc. ("Entrade").

     On October 19, 1999, Entrade completed the acquisition of all of the outstanding capital stock Nationwide for consideration consisting of the following: (a) an aggregate of 1,570,000 shares of Entrade common stock;
     (b) promissory notes (the "Notes") in the aggregate principal amount of $4,800,000, maturing on November 29, 1999; (c) an aggregate of $6,000,000 cash; and (d) promissory notes (the "Term Notes") in the aggregate principal amount of $14,000,000, maturing October 1, 2001. The Notes and the Term Notes bear interest at an annual rate of 8%. Entrade paid the cash portion of the purchase price with its existing cash assets. Entrade also issued 80,000 shares of Entrade common stock in payment of fees to its agent in connection with the closing of the transaction. Entrade intends to pay the $4,800,000 in promissory notes due 11/29/99 by delivering approximately 282,000 shares of its common stock.


2.   Revenue Recognition

     Consigned goods are sold at public auctions to the highest bidder on an "as-is, where-is" basis. Gross auction proceeds represent the successful bid price of the merchandise sold. The successful bidder is required to pay a minimum 25% deposit on the day of the auction. The balance must be paid by the end of the next business day, otherwise the deposit is forfeited and the merchandise is reauctioned. The Company remits to the consignor the gross auction proceeds less its consignment fee and any direct costs incurred by the Company which are to be borne by the consignor. Gross proceeds for the nine months ended September 30, 1999 and 1998 totaled $70,832,000 and $53,850,000, respectively.

     The buyer is generally required to pay a buyer's premium, typically a fixed percentage of the successful bid price and a processing fee. The Company's consignment fee, the buyer's premium and the processing fees are recorded as revenues upon payment by the buyer.


3.   Related Party Transactions

     Gross auction proceeds from the sale of consigned goods on behalf of an affiliated company aggregated $3,031,000 and $5,094,000 from which the Company earned commissions, buyers' premiums and fees aggregating $422,000 and $661,000 for the nine months ended September 30, 1999 and 1998, respectively.

     The Company leases one of its office and yard facilities from an informal partnership in which a partner was the stockholder of the Company at September 30, 1999. Rental payments aggregating $178,000 and $188,000 were made by the Company to this partnership for the nine months ended September 30, 1999 and 1998, respectively.

                           NATIONWIDE AUCTION SYSTEMS
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS


4.   Bank Credit Line

     At September 30, 1999 the Company has a line of credit with a bank that provides for maximum borrowings of $3,000,000. Borrowings of $1,229,000 are outstanding as of September 30, 1999 and require monthly interest payments at the bank's prime rate plus 1%. The credit line includes financial covenants, certain of which the Company was not in compliance with at of September 30, 1999. The Company intends to negotiate with the bank to waive the conditions of noncompliance at September 30, 1999 and to amend its financial covenants.

     The credit line is collateralized by the assets of the Company and, at September 30, 1999 was personally guaranteed by the stockholder of the Company.


5.   Long-Term Debt

     Long-term debt at September 30, 1999 is summarized as follows:

     Note payable, due January 1, 2009,
         with interest at 8% collateralized by real estate            $2,201,000

     Note payable, due January 1, 2004,
         with interest at 8.25%, collateralized by real estate           450,000

     Note payable, due July 15, 2004,
         with interest at 8.45% collateralized by real estate,
         payable in equal monthly installments of $4,189                 423,000

     Obligations under capital leases
           with interest at 11.25%, collateralized by property
           and equipment, payable in monthly in equal
           installments of $7,859                                        312,000
                                                                      ----------
                                                                       3,386,000
       Less current installments                                         187,000
                                                                      ----------
                                                                      $3,199,000
                                                                      ==========


     The Company obtained approximately $2,735,000 in notes payable in order to purchase real estate in 1998. The Company has moved its auction facilities to the newly purchased real estate and has vacated its leased auction facilities in Northern California.

     In June 1999, the Company obtained $425,000 in notes payable in order to finance certain real estate purchased for cash in March 1999. The Company uses this real estate as an auction facility in Atlanta, Georgia.

     As of September 30, 1999, all long-term debt was personally guaranteed by the stockholder of the Company.


6.   Contingencies

     The Company is subject to legal proceedings and claims, which arise, in the ordinary course of business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the financial statements of the Company taken as a whole.

         Entrade has not authorized anyone to give any information that is different from what is contained in this Prospectus. This is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer or solicitation. You should not assume that the information contained in this Prospectus is accurate as of any time after the date of this Prospectus.






                                  Entrade Inc.


                                5,629,584 Shares


                                  Common Stock






                                   PROSPECTUS



                                February 9, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance Distribution

         Set forth below is an estimate of the approximate amount of fees and expenses payable by Entrade Inc. in connection with the issuance and distribution of its common stock pursuant to the prospectus contained in this Registration Statement. Entrade will pay all of these expenses.

                                                   Approximate
                                                      Amount
                                                   -----------

        SEC registration fee                        $56,894.35
        Accountants' fees and expenses               80,000.00
        Legal fees and expenses                      70,000.00
        Printing and engraving expenses               7,000.00
        Miscellaneous expenses                        7,500.00
                                                   -----------
                 Total                             $221,394.35
                                                   ===========





All expenses other than the SEC registration fee are estimated.

Item 14. Indemnification of Directors and Officers.

        Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (i) the director has breached or failed to perform the duties of his office and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

        The Bylaws of Entrade Inc. ("Entrade") provide for (i) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (ii) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of Entrade pursuant to the foregoing provisions, Entrade has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

        In February 1999, Entrade issued 1,800,000 and 200,000 shares of its common stock, no par value, to WorldWide and Energy Trading Company, respectively, in connection with the merger of a wholly owned subsidiary of Entrade into Artra. In exchange for the shares and other consideration delivered to WorldWide, Entrade received software and intellectual property and an ownership interest in asseTrade.com. In exchange for the shares and other consideration delivered to Energy Trading Company, Entrade received rights held by Energy Trading Company in the assets which were acquired in the merger.

        In October 1999, Entrade issued an aggregate of 1,570,00 shares of its common stock in connection with the acquisition of its Nationwide subsidiaries. In January 2000, unsecured promissory notes delivered as consideration for the acquisition of the Nationwide subsidiaries were converted into 278,985 shares of Entrade common stock.

         All of the above securities were sold pursuant to an exemption from registration under Section 4(2) the Securities Act of 1933 , as amended (the "Act").

         Between December 21, 1999 and January 28, 2000, Entrade completed the sale of an aggregate of 422,243 shares of its common stock for an aggregate consideration of $13,960,000 to unaffiliated institutional and individual accredited investors. Net proceeds were $13,412,000. These securities were sold pursuant to an exemption from registration under the Act, pursuant to Regulation D promulgated thereunder.


Item 16. Exhibits and Financial Statement Schedules.

         (a)   Exhibits.

               2.1 Agreement and Plan of Merger dated as of February 23, 1999 among Artra, WorldWide Web NetworX Corporation ("WWWX"), NA Acquisition Corp. ("NAAC") (now known as Entrade Inc.) and WWWX Merger Subsidiary, Inc.; Amendment to Agreement and Plan of Merger dated as of April 30, 1999; Second Amendment to Agreement and Plan of Merger dated as of May 14, 1999. (1)

               3.1      Articles of Incorporation of Entrade.(1)

               3.2      Bylaws of Entrade. (1)

               5.1      Opinion of Anthony E. Rothschild.

               10.1 Acquisition Agreement dated as of February 23, 1999 between WWWX and NAAC. (1)

               10.2 Bill of Sale and Instrument of Assignment of WWWX dated February 23, 1999. (1)

               10.3 Promissory Note dated as of February 23, 1999 in the principal amount of $500,000 issued by NAAC to WWWX. (1)

               10.4 Agreement dated as of February 16, 1999 among Energy Trading Company, WorldWide Web NetworX Corporation and NAAC. (1)

               10.5 Loan Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.6 Promissory Note dated as of February 23, 1999 in the principal amount of $1,400,000 issued by NAAC to Artra.
                        (1)

               10.7 Guaranty dated as of February 23, 1999 made by WWWX in favor of Artra to secure the obligations of NAAC. (1)

               10.8 Pledge Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.9 Security Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.10 Employment Agreement dated as of February 23, 1999 between Artra and Robert D. Kohn. (1)

               10.11 Employment Agreement as of February 23, 1999 between Artra and Benjamin Kafka. (1)

               10.12 Employment Agreement dated as of February 23, 1999 between Artra and Gary Lerman. (1)

               10.13 Employment Agreement dated as of February 23, 1999 between Artra and Mark L.M. Quinn. (1)

               10.14 1999 Non-qualified Stock Option Plan of Artra and form of Non-Qualified Stock Option Agreement. (1)

               10.15    Finders Agreement between Artra and Jeffrey Newman. (1)

               10.16 Agreement dated as of December 11, 1998 among Henry Butcher USA, Inc., Michael Fox International, Inc. Butcher Fox, LLC, Positive Asset Remarketing, Inc. and asseTrade.com, Inc. (1)

               10.17 Software License Agreement dated as of December 11, 1998 between asseTrade.com, Inc. and BarterOne LLC (d/b/a entrade.com). (1)

               10.18 Stock Purchase Agreement dated as of October 15, 1999 among Entrade Inc., Don Haidl, Corey P. Schlossmann, Peggy Haidl, as trustee of the Capital Direct 1999 Trust and the Core Capital IV Trust, Public Liquidation Systems, Inc., and Asset Liquidation Group, Inc. and the Closing Letter dated as of October 15, 1999 among all parties to the Stock Purchase Agreement, without schedules and other exhibits. Entrade agrees to furnish supplementally copies of these schedules and other exhibits omitted to the Commission upon request. (2)

               10.19    Promissory  Note  dated  as of  October  15,  1999  from
                        Entrade to Don Haidl, in the principal amount of $4,320,000. (2)

               10.20 Promissory Note dated as of October 15,, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $480,000. (2)

               10.21    Promissory  Note  dated  as of  October  15,  1999  from
                        Entrade to Don Haidl, in the principal amount of $12,600,000. (2)

               10.22 Promissory Note dated as of October 15, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $1,400,000. (2)

               10.23 Employment Agreement dated as of October 15, 1999 between Entrade and Corey P. Schlossmann. (2)

               10.24 Stock Option Agreement dated as of October 15, 1999 between Entrade Inc. and Corey P. Schlossmann. (2)

               10.25 Stock Restriction and Registration Rights Agreement dated as of October 15, 1999 between Entrade Inc. and the Sellers. (2)

               10.26 Employment Agreement dated November 11, 1999 between Entrade and Mark P. Miller.

               10.27 Employment Agreement dated November 11, 1999 between Entrade and Carrie L. Shea.

               10.28 Employment Agreement dated October 22, 1999 between Entrade and Anthony E. Rothschild.

               10.29 Subscription and Investment Representation Agreement entered into by Flybridge & Company - Sun America Growth Opportunities Fund on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.30 Subscription and Investment Representation Agreement entered into by Parisa Company - Style Select Series Aggressive Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.31 Subscription and Investment Representation Agreement entered into by Fleetfooted & Company - SunAmerica Small Company Growth Fund on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.32 Subscription and Investment Representation Agreement entered into by Flagline & Company - SunAmerica Series Trust Aggressive Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.33 Subscription and Investment Registration Agreement entered into by Sisyphus & Company - Style Select Series Mid-Cap Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.34    Subscription  and  Investment   Registration   Agreement
                        entered into by Stewart Greenebaum on December 23, 1999 and accepted by the Company on December 23, 1999. (3)

               10.35    Subscription  and  Investment   Registration   Agreement
                        entered into by James Filler on December 30, 1999 and accepted by the Company on December 30, 1999. (3)

               10.36 Subscription and Investment Registration Agreement entered into by Elliott Associates, L.P. and Westgate International, L.P. on December 30, 1999 and accepted by the Company on December 30, 1999. (3)

               10.37 Subscription and Investment Registration Agreement entered into by Lunn Partners Multiple Opportunities Portfolio L.P. on January 3, 2000 and accepted by the Company on January 3, 2000. (3)

               10.38 Subscription and Investment Registration Agreement entered into by Dr. Richard A. Chaifetz on January 3, 2000 and accepted by the Company on January 5, 2000. (3)

               10.39    Form of Warrant to Purchase Common Stock. (3)

               10.40 Agreement and Plan of Merger dated as of December 31, 1999 among Entrade, Inc., Positive Asset Remarketing, Inc., a Nevada corporation, Positive Asset Remarketing, Inc., a Massachusetts corporation, Robert D. Kohn, Benjamin Kafka, Mark Quinn, and Entrade Merger Subsidiary, Inc. (3)

               10.41    Subscription  and  Investment   Registration   Agreement
                        entered into by A.T. Kearney on January 28, 2000 and accepted by the Company on January 28, 2000.

               10.42 Warrant to Purchase Common Stock dated as of February 7, 2000 granted to Braden Sutphin Ink Company.

               23.1     Consent of PricewaterhouseCoopers LLP.

               23.2     Consent of KPMG LLP.

               23.3     Consent of Anthony E.  Rothschild  (contained in Exhibit
                        5.1).
__________________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-79175) filed with the Securities and Exchange Commission on May 24, 1999.

(2) Incorporated by reference to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 1999.

(3) Incorporated by reference to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2000.

        (b)      Financial Statement Schedules.

                 None required.

Item 17. Undertakings.

                 (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the  prospectus  any fact or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect
                 to the plan of  distribution  not  previously  disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois on February 9, 2000.


                                 ENTRADE INC.


                                 By:/s/ Mark F. Santacrose
                                        ---------------------------------------
                                          Mark F. Santacrose
                                          President and Chief Executive Officer


        Know all men by these presents, that each person whose signature appears below constitutes and appoints Mark F. Santacrose as such person's true and lawful attorney-in-fact and agent, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                           Date
---------                    -----                           ----

/s/ John Harvey              Director                        February 9, 2000
-------------------------
John Harvey

/s/ Peter R. Harvey          Director                        February 9, 2000
-------------------------
Peter R. Harvey

/s/ Mark F. Santacrose       President, Chief Executive      February 9, 2000
-------------------------    Officer and a Director
Mark F. Santacrose

/s/ John G. Hamm             Executive Vice President,       February 9, 2000
-------------------------    Treasurer and
John G. Hamm                 Chief Financial  Officer

/s/ Lawrence D. Levin        Controller and                  February  9, 2000
-------------------------    Chief Accounting Officer
Lawrence D. Levin

/s/ Gerard M. Kenny          Director                        February 9, 2000
-------------------------
Gerard M. Kenny

/s/ Edward A. Celano         Director                        February 9, 2000
-------------------------
Edward A. Celano

/s/ Howard R. Conant         Director                        February 9, 2000
-------------------------
Howard R. Conant

/s/ Robert D. Kohn           Director                        February 9, 2000
-------------------------
Robert D. Kohn

/s/ Maynard K. Louis         Director                        February 9, 2000
-------------------------
Maynard K. Louis

/s/ Corey F. Schlossmann     Director                        February 9, 2000
-------------------------
Corey F. Schlossmann

/s/ Robert L. Johnson        Director                        February 9, 2000
-------------------------
Robert L. Johnson

/s/ John K. Tull             Director                        February 9, 2000
-------------------------
John K. Tull

                                  EXHIBIT INDEX


               Number   Description
               ------   -----------

               2.1 Agreement and Plan of Merger dated as of February 23, 1999 among Artra, WorldWide Web NetworX Corporation ("WWWX"), NA Acquisition Corp. ("NAAC") (now known as Entrade Inc.) and WWWX Merger Subsidiary, Inc.; Amendment to Agreement and Plan of Merger dated as of April 30, 1999; Second Amendment to Agreement and Plan of Merger dated as of May 14, 1999. (1)

               3.1      Articles of Incorporation of Entrade.(1)

               3.2      Bylaws of Entrade. (1)

               5.1      Opinion of Anthony E. Rothschild.

               10.1 Acquisition Agreement dated as of February 23, 1999 between WWWX and NAAC. (1)

               10.2 Bill of Sale and Instrument of Assignment of WWWX dated February 23, 1999. (1)

               10.3 Promissory Note dated as of February 23, 1999 in the principal amount of $500,000 issued by NAAC to WWWX. (1)

               10.4 Agreement dated as of February 16, 1999 among Energy Trading Company, WorldWide Web NetworX Corporation and NAAC. (1)

               10.5 Loan Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.6 Promissory Note dated as of February 23, 1999 in the principal amount of $1,400,000 issued by NAAC to Artra.
                        (1)

               10.7 Guaranty dated as of February 23, 1999 made by WWWX in favor of Artra to secure the obligations of NAAC. (1)

               10.8 Pledge Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.9 Security Agreement dated as of February 23, 1999 between Artra and NAAC. (1)

               10.10 Employment Agreement dated as of February 23, 1999 between Artra and Robert D. Kohn. (1)

               10.11 Employment Agreement as of February 23, 1999 between Artra and Benjamin Kafka. (1)

               10.12 Employment Agreement dated as of February 23, 1999 between Artra and Gary Lerman. (1)

               10.13 Employment Agreement dated as of February 23, 1999 between Artra and Mark L.M. Quinn. (1)

               10.14 1999 Non-qualified Stock Option Plan of Artra and form of Non-Qualified Stock Option Agreement. (1)

               10.15    Finders Agreement between Artra and Jeffrey Newman. (1)

               10.16 Agreement dated as of December 11, 1998 among Henry Butcher USA, Inc., Michael Fox International, Inc. Butcher Fox, LLC, Positive Asset Remarketing, Inc. and asseTrade.com, Inc. (1)

               10.17 Software License Agreement dated as of December 11, 1998 between asseTrade.com, Inc. and BarterOne LLC (d/b/a entrade.com). (1)

               10.18 Stock Purchase Agreement dated as of October 15, 1999 among Entrade Inc., Don Haidl, Corey P. Schlossmann, Peggy Haidl, as trustee of the Capital Direct 1999 Trust and the Core Capital IV Trust, Public Liquidation Systems, Inc., and Asset Liquidation Group, Inc. and the Closing Letter dated as of October 15, 1999 among all parties to the Stock Purchase Agreement, without schedules and other exhibits. Entrade agrees to furnish supplementally copies of these schedules and other exhibits omitted to the Commission upon request. (2)

               10.19    Promissory  Note  dated  as of  October  15,  1999  from
                        Entrade to Don Haidl, in the principal amount of $4,320,000. (2)

               10.20 Promissory Note dated as of October 15,, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $480,000. (2)

               10.21    Promissory  Note  dated  as of  October  15,  1999  from
                        Entrade to Don Haidl, in the principal amount of $12,600,000. (2)

               10.22 Promissory Note dated as of October 15, 1999 from Entrade to Corey P. Schlossmann, in the principal amount of $1,400,000. (2)

               10.23 Employment Agreement dated as of October 15, 1999 between Entrade and Corey P. Schlossmann. (2)

               10.24 Stock Option Agreement dated as of October 15, 1999 between Entrade Inc. and Corey P. Schlossmann. (2)

               10.25 Stock Restriction and Registration Rights Agreement dated as of October 15, 1999 between Entrade Inc. and the Sellers. (2)

               10.26 Employment Agreement dated November 11, 1999 between Entrade and Mark P. Miller.

               10.27 Employment Agreement dated November 11, 1999 between Entrade and Carrie L. Shea.

               10.28 Employment Agreement dated October 22, 1999 between Entrade and Anthony E. Rothschild.

               10.29 Subscription and Investment Representation Agreement entered into by Flybridge & Company - Sun America Growth Opportunities Fund on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.30 Subscription and Investment Representation Agreement entered into by Parisa Company - Style Select Series Aggressive Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.31 Subscription and Investment Representation Agreement entered into by Fleetfooted & Company - SunAmerica Small Company Growth Fund on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.32 Subscription and Investment Representation Agreement entered into by Flagline & Company - SunAmerica Series Trust Aggressive Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.33 Subscription and Investment Registration Agreement entered into by Sisyphus & Company - Style Select Series Mid-Cap Growth Portfolio on December 20, 1999 and accepted by Entrade on December 21, 1999. (3)

               10.34    Subscription  and  Investment   Registration   Agreement
                        entered into by Stewart Greenebaum on December 23, 1999 and accepted by the Company on December 23, 1999. (3)

               10.35    Subscription  and  Investment   Registration   Agreement
                        entered into by James Filler on December 30, 1999 and accepted by the Company on December 30, 1999. (3)

               10.36 Subscription and Investment Registration Agreement entered into by Elliott Associates, L.P. and Westgate International, L.P. on December 30, 1999 and accepted by the Company on December 30, 1999. (3)

               10.37 Subscription and Investment Registration Agreement entered into by Lunn Partners Multiple Opportunities Portfolio L.P. on January 3, 2000 and accepted by the Company on January 3, 2000. (3)

               10.38 Subscription and Investment Registration Agreement entered into by Dr. Richard A. Chaifetz on January 3, 2000 and accepted by the Company on January 5, 2000. (3)

               10.39    Form of Warrant to Purchase Common Stock. (3)

               10.40 Agreement and Plan of Merger dated as of December 31, 1999 among Entrade, Inc., Positive Asset Remarketing, Inc., a Nevada corporation, Positive Asset Remarketing, Inc., a Massachusetts corporation, Robert D. Kohn, Benjamin Kafka, Mark Quinn, and Entrade Merger Subsidiary, Inc. (3)

               10.41    Subscription  and  Investment   Registration   Agreement
                        entered into by A.T. Kearney on January 28, 2000 and accepted by the Company on January 28, 2000.

               10.42 Warrant to Purchase Common Stock dated as of February 7, 2000 granted to Braden Sutphin Ink Company.

               23.1     Consent of PricewaterhouseCoopers LLP.

               23.2     Consent of KPMG LLP.

               23.3     Consent of Anthony E.  Rothschild  (contained in Exhibit
                        5.1).
__________________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-79175) filed with the Securities and Exchange Commission on May 24, 1999.

(2) Incorporated by reference to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 1999.

(3) Incorporated by reference to the Registrant's Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2000.